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EXHIBIT 10.12

MASTER LEASE AND SECURITY AGREEMENT

Dated as of February 15, 2002

between

SMBC LEASING AND FINANCE, INC.

as Lessor

and

COHERENT, INC.

as Lessee

THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE FOR INCOME TAX PURPOSES. SEE SECTION 30.1

This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by the Lessor immediately following the signature page hereof.

i

ARTICLE XIII MAINTENANCE AND REPAIR; RETURN		19
13.1.	Maintenance and Repair	19
13.2.	Return	19
ARTICLE XIV MODIFICATIONS		19
14.1.	Modifications, Substitutions and Replacements	19
ARTICLE XV WARRANT OF TITLE; EASEMENTS		20
15.1.	Warrant of Title	20
15.2.	Grants and Releases of Easements and Other Rights	20
15.3.	Restrictions on Lessor's Acts	21
ARTICLE XVI PERMITTED CONTESTS		21
16.1.	Permitted Contests	21
ARTICLE XVII INSURANCE		23
17.1.	Public Liability and Workers' Compensation Insurance	23
17.2.	Hazard and Other Insurance	23
17.3.	Insurance Coverage	23
ARTICLE XVIII CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS		25
18.1.	Casualty and Condemnation	25
18.2.	Environmental Matters	27
18.3.	Notice of Environmental Claims	28
ARTICLE XIX TERMINATION OF LEASE		28
19.1.	Mandatory Termination upon Certain Events	28
19.2.	Termination Procedures	28
19.3.	Construction Properties	29
ARTICLE XX EVENTS OF DEFAULT; REMEDIES		29
20.1.	Events of Default	29
20.2.	Remedies	30
20.3.	Operative Document Remedies.	33
20.4.	Waiver of Certain Rights	33
20.5.	Initial Leased Assets	33
ARTICLE XXI ASSIGNMENT		33
21.1.	Assignment	33
ARTICLE XXII PURCHASE PROVISIONS		34
22.1.	Purchase Option	34
22.2.	Acceleration of Purchase Obligation	35
ARTICLE XXIII RENEWAL TERMS		35
23.1.	Renewal	35
ARTICLE XXIV TERMINATION OPTION		36
24.1.	Option to Terminate	36
24.2.	Certain Obligations Continue	39
24.3.	Late Payment	39
ARTICLE XXV PROCEDURES RELATING TO PURCHASE OPTION OR TERMINATION OPTION		39
25.1.	Conveyance Upon Purchase by the Lessee	39
25.2.	Conveyance Upon Termination by the Lessee	40
25.3.	Closing Costs	40
ARTICLE XXVI INDEMNIFICATION		40
26.1.	General Indemnification	40
26.2.	Environmental Indemnity	41
26.3.	Tax Indemnity	42
26.4.	Proceedings in Respect of Claims	43

ARTICLE XXVII ESTOPPEL CERTIFICATES		44
27.1.	Estoppel Certificates	44
ARTICLE XXVIII ACCEPTANCE OF SURRENDER		45
28.1.	Acceptance of Surrender	45
ARTICLE XXIX NO MERGER OF TITLE		45
29.1.	No Merger of Title	45
ARTICLE XXX INTENT OF THE PARTIES		45
30.1.	Ownership of the Leased Assets	45
ARTICLE XXXI PAYMENT OF EXPENSES; YIELD PROTECTION		46
31.1.	Transaction Expenses	46
31.2.	Brokers' Fees and Stamp Taxes	46
31.3.	Funding Losses	46
31.4.	Basis for Determining Reserve Adjusted LIBOR Inadequate or Unfair	47
31.5.	Illegality	47
31.6.	Increased Cost and Reduced Return	47
ARTICLE XXXII OTHER COVENANTS AND AGREEMENTS OF LESSEE		49
32.1.	Information	49
32.2.	Other Covenants	49
32.3.	Consents	50
32.4.	Ground Lease	50
32.5.	Pari Passu Ranking	51
32.6.	Financial Covenants	51
ARTICLE XXXIII MISCELLANEOUS		54
33.1.	Survival; Severability; Etc.	54
33.2.	Amendments and Modifications	54
33.3.	No Waiver	54
33.4.	Notices	54
33.5.	Successors and Assigns	54
33.6.	Headings and Table of Contents	54
33.7.	Counterparts	54
33.8.	GOVERNING LAW; SUBMISSION TO JURISDICTION	54
33.9.	Original Lease	55

33.10.	Limitations on Recourse	55
33.11.	WAIVER OF JURY TRIAL	55
33.12.	Confidentiality	56
SCHEDULES
Schedule I	Notice Information
Schedule II	Existing Liens
ANNEXES
Annex 1	Description of Initial Leased Assets
APPENDIXES
Appendix 1	Definitions and Interpretation
EXHIBITS
Exhibit A	Form of Funding Request
Exhibit B	Form of Responsible Employee's Certificate of Lessee
Exhibit C-1	Form of Lease Supplement for Property other than Construction Property
Exhibit C-2	Form of Lease Supplement for Construction Property
Exhibit D	Form of Compliance Certificate

MASTER LEASE AND SECURITY AGREEMENT

        THIS MASTER LEASE AND SECURITY AGREEMENT (this "Lease"), dated as of February 15, 2002, is entered into between SMBC LEASING AND FINANCE, INC., a Delaware corporation, as the Lessor, and COHERENT, INC., a Delaware corporation, as the Lessee.

W I T N E S S E T H:

        WHEREAS, on or around December 23, 1996, SMBC Leasing and Finance, Inc. f/k/a Sumitomo Bank Leasing and Finance, Inc. (referred to herein as "SBLF") and Lessee entered into a purchase and sale and lease transaction with respect to the assets listed on Annex 1 whereby SBLF financed the purchase of, and acquired, such assets and leased such assets to the Lessee;

        WHEREAS, in connection with such purchase and sale and lease transaction, SBLF and Lessee entered into a Lease dated December 23, 1996 between SBLF, as landlord and the Lessee, as tenant, a Participation Agreement dated as of January 8, 1997 among SBLF, Lessee and the Rent Purchasers party thereto and certain related agreements and instruments (such Lease, Participation Agreement and related agreements and instruments, each as amended or modified and as in effect from time to time, the "Existing Transaction Documents");

        WHEREAS, Lessor and Lessee desire to terminate the Existing Transaction Documents and enter into a new lease arrangement with respect to such assets pursuant to this Lease and Lessor desires to refinance the indebtedness incurred by the Lessor in connection with the Existing Transaction Documents;

        WHEREAS, the Lessor and the Lessee mutually may agree in the future to have the Lessor acquire additional assets to be leased to the Lessee hereunder;

        WHEREAS, such additional assets may, if so agreed by the Lessor and the Lessee, include real property on which improvements are to be constructed, in which case the Lessor will finance the cost of such improvements as provided herein and the Lessee will act as agent of Lessor for the construction of such improvements; and

        WHEREAS, in order to refinance the assets listed on Annex 1, the Lessor has entered into that certain Loan Agreement dated as of the date hereof among Lessor, the lenders parties thereto and SMBC Leasing and Finance, Inc., as agent; and

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1.    Definitions; Interpretation.    Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

ARTICLE II

PURCHASE AND LEASE

        2.1.    Acceptance and Lease of Assets.

          (a)    Properties other than Construction Properties.    Subject to the terms and conditions of this Lease, on the Acquisition Date for each Property other than a Construction Property (i) the Lessor shall purchase a fee interest in such Property (except in the case of the assets listed on Annex 1, which the Lessor previously purchased pursuant to the Existing Transaction Documents) and (ii) the Lessor shall demise and lease to the Lessee hereunder for the Lease Term applicable thereto such Property, and the Lessee hereby agrees to lease from the Lessor for such Lease Term, such Property.

          (b)    Construction Properties.    Subject to the terms and conditions of this Lease, on the Acquisition Date for each Construction Property (i) the Lessor shall purchase a fee interest in the relevant parcel of Land, or the Lessee shall convey a ground leasehold interest in such parcel of Land to the Lessor pursuant to a Ground Lease, and (ii) the Lessor shall demise and lease to the Lessee hereunder for the Lease Term applicable thereto the Lessor's interest in such Land together with any Improvements which then may be located thereon or thereafter may be constructed thereon pursuant to the Construction Agency Agreement or this Lease, and the Lessee hereby agrees to lease from the Lessor for such Lease Term, the Lessor's interest in such Land together with the Lessor's interest in such Improvements.

        2.2.    Acceptance Procedure.    The Lessee hereby agrees that the execution and delivery by the Lessee on each Acquisition Date of an appropriately completed Lease Supplement shall, without further act, constitute the unconditional and irrevocable acceptance by the Lessee of all of the Leased Assets which are the subject of such Lease Supplement for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that all of such Leased Assets shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the applicable Acquisition Date.

        2.3.    Lease Term.    This Lease shall be in full force and effect on the Closing Date. Although each Leased Asset shall be subject to this Lease from the Acquisition Date for such Leased Asset, the Lessee shall not be required to pay Base Rent for any Leased Asset until the Lease Term for such Leased Asset commences. The Lease Term for each Leased Asset shall commence on the Base Date for such Leased Asset and end on the Expiration Date for such Leased Asset. The Lease Term for each Leased Asset is subject to renewal as provided in Article XXIII.

        2.4.    End of Lease Term.    At or before the Expiration Date for each Leased Asset, the Lessee must elect, in accordance with the terms of Article XXII, Article XXIII and Article XXIV hereof in respect of such Leased Asset either (a) if available with respect to such Leased Asset, the Renewal Option, (b) the Termination Option or (c) the Purchase Option. In the event the Lessee shall fail to make any such election for any Leased Asset in accordance with the terms set forth herein, the Lessee shall be deemed automatically and irrevocably to have elected the Purchase Option for such Leased Asset specifying a purchase date of the Expiration Date for such Leased Asset.

        2.5.    Title.    Each Leased Asset is leased to the Lessee without, except as expressly set forth herein, any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, Permitted Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to any Leased Asset other than to the extent resulting from Lessor Liens.

ARTICLE III

FUNDING OF ADVANCES

        3.1.    Lessor Commitment.    Subject to the conditions and terms hereof, the Lessor shall, upon the written request of the Lessee from time to time, make Advances on Funding Dates for the purpose of (i) in the case of any Property other than a Construction Property, financing the acquisition of such Property (or refinancing such Property, in the case of the assets listed on Annex 1) and (ii) in the case of any Construction Property, financing the acquisition, ownership, insurance, construction, renovation and improvement of such Property during the Construction Period applicable thereto. Except in the case of a Construction Property, the Lessor shall not make more than a single Advance in respect of any Leased Asset, on the Acquisition Date with respect to such Leased Asset, unless otherwise agreed by the Lessor with respect to such Leased Asset. In addition, and notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance if, after giving effect thereto, the aggregate amount of Advances (x) with respect to the Leased Asset to be funded thereby would exceed the Lessor Commitment relating thereto or (y) with respect to all Leased Assets would exceed the aggregate of the Lessor Commitment for all Leased Assets. The Lessor's Commitment for each Leased Asset is set forth in the Lease Supplement for such Leased Asset.

        3.2.    Procedures for Advances.

          (a)  With respect to each funding of an Advance, the Lessee shall give the Lessor and the Agent prior written notice not later than 3:00 p.m., New York City time, five (5) Business Days prior to the date of the proposed funding, pursuant to a funding request substantially in the form of Exhibit A (a "Funding Request"), specifying: (i) the proposed funding date (the "Funding Date"), (ii) the amount of the Advance requested, (iii) whether such proposed Funding Date will also be an Acquisition Date, (iv) whether such Advance will bear interest by reference to Reserve Adjusted LIBOR or the Base Rate and the Interest Period therefore and (v) the Leased Asset to which such Advance is being allocated and the allocation of such Advance among the various categories of costs and expenses listed in clause (c) below. With respect to any Funding Request related to the acquisition of a Leased Asset, in addition to the foregoing, the Lessee shall also specify: (i) the Leased Asset to be acquired, (ii) the transferor thereof and (iii), in the case of a Construction Property, whether the Land component thereof is to be acquired through a fee interest or Ground Lease and the Estimated Improvement Costs for such Property.

          (b)  Except as the parties may otherwise agree in writing, each Funding Date requested (i) for any Construction Property shall occur only on the Acquisition Date for such Leased Asset, the last Business Day of the Construction Period for such Construction Property or a Scheduled Payment Date during such Construction Period, and (ii) for any Property other than a Construction Property, shall occur only on the Acquisition Date for such Property as set forth in Section 3.1 above.

          (c)  Advances shall be made solely (i) for Properties other than the Construction Properties, to pay Property Acquisition Costs, (ii) for Construction Properties only, to pay or to reimburse the Construction Agent for Land Acquisition Costs and Property Improvement Costs (including Capitalized Interest, Capitalized Fees and other capitalized costs (including premiums for builder's risk insurance, rent under any Ground Lease and Impositions) relating to such Construction Property during the Construction Period), and (iii) for any Property, to pay, or to reimburse the Lessee for, Transaction Expenses paid or payable by the Lessee in connection with the preparation, execution and delivery of the Operative Documents, any up-front fees payable to the Lenders, the Collateral Agent, the Agent, the Lessor and, during the Construction Period only in respect of a Construction Property, all on-going fees paid or payable by the Lessee to the Lenders, the Collateral Agent, the Agent and the Lessor under the Operative Documents in connection with such Construction Property.

          (d)  All remittances made by the Lessor for the funding of any Advance shall be made through the Agent on the applicable Funding Date in immediately available federal funds by wire transfer to the account or accounts designated by the Lessee.

          (e)  Notwithstanding anything to the contrary contained therein, on each Payment Date during the Construction Period for any Construction Property, the Lessor shall be deemed to have made an Advance in an amount equal to the Capitalized Interest and Capitalized Commitment Fee for such Property calculated as of such date, and the amount of such Advance shall be added to the Lease Balance of such Property on such date.

          (f)    The Advance to be made on the Acquisition Date of the Leased Assets described on Lease Supplement No. 1 and Lease Supplement No. 2 shall initially bear interest by reference to the Base Rate, and three Business Days thereafter, such Advance shall bear interest by reference to Reserve Adjusted LIBOR with an interest period ending on the Monthly Date occurring in May 2002.

        3.3.    Funding Debt Contribution with Loans.    The Lessee and Lessor acknowledge and agree that the Relevant Percentage of each Advance made by Lessor hereunder in respect of the Property described on the Lease Supplement No. 1 and Lease Supplement No. 2 shall be funded with the proceeds of Loans borrowed by the Lessor under the Loan Agreement and that a component of Base Rent is allocable to the Debt Contribution funded with such Loans. Accordingly, provided no Event of Default has occurred and is continuing, Lessor and Lessee further acknowledge and agree that Lessor shall borrow Loans and otherwise exercise rights under Section 2.03, Article III, Section 4.08 and Section 10.10 of the Loan Agreement solely as directed by Lessee in writing.

ARTICLE IV

CONDITIONS PRECEDENT TO
CLOSING DATE, ACQUISITION DATES AND ADVANCES

        4.1.    Closing Date.    The closing date (the "Closing Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied or waived:

          (a)    Master Lease.    This Lease shall have been duly executed and delivered by the parties hereto.

          (b)    Responsible Employee's Certificate of Lessee.    The Lessor shall have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit B, stating that (i) each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing; (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it.

          (c)    Resolutions and Incumbency Certificate of Lessee.    The Lessee shall have delivered to the Lessor (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the State of its incorporation.

          (d)    Opinion of Counsel.    Wilson, Sonsini, Goodrich & Rosati, special counsel to the Lessee, shall have issued to the Lessor, the Agent, the Collateral Agent and the Lenders an opinion in form and scope satisfactory to each such party.

          (e)    Lessor Fee Letter.    The Lessor Fee Letter shall have been duly executed and delivered by the Lessor and the Lessee, and arrangements shall have been established to ensure that the Lessor shall receive that portion of the fees payable thereunder on the Closing Date.

          (f)    Withholding Certificates.    Tax forms and related information properly certifying the absence of withholding tax on payments to the Lessor and the Lenders shall have been provided.

        4.2.    Acquisition Date Conditions.

          (a)    All Assets.    The occurrence of each Acquisition Date with respect to any Leased Asset is subject to the occurrence of the Closing Date and the satisfaction or waiver of the following conditions precedent:

              (i)  Loan Agreement and Security Agreement.    Each of the Loan Agreement and the Security Agreement shall have been duly authorized, executed and delivered by the parties thereto.

            (ii)  Lease Supplement.    The Lease Supplement relating to such Leased Asset shall have been duly executed and delivered by the parties hereto.

            (iii)  Appraisal.    The Lessor shall have received an Appraisal of such Leased Asset in form and substance satisfactory to the Lessor and the Agent and, if such Appraisal shows that the Fair Market Sales Value of such Leased Asset as of the Expiration Date will be less than the Lessor Commitment for such Leased Asset, the Lessor and the Lessee shall have agreed on the Quarterly Amortization for such Leased Asset.

            (iv)  Filings.    The Operative Documents (or memoranda thereof), any supplements thereto and any UCC Financing Statements shall have been fully executed and delivered by the respective parties thereto and held for recording, registration or filing pursuant to escrow arrangements satisfactory to Lessor.

            (v)  Taxes.    All taxes, assessments, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents and the acquisition of such Leased Asset shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor.

            (vi)  Governmental Actions.    All Governmental Actions necessary in connection with the acquisition (or continued ownership, in the case of the assets listed on Annex 1) of such Leased Asset by the Lessor shall have been obtained or made and be in full force and effect.

          (vii)  Requirements of Law.    In the opinion of the Lessor and its counsel, the acquisition (if applicable) and ownership of such Leased Assets as contemplated by the Operative Documents do not and will not violate in any material respect any Requirements of Law and do not and will not subject the Lessor to any material adverse regulatory prohibitions or constraints.

          (viii)  Responsible Employee's Certificate.    The Lessor shall have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit B, dated as of such Acquisition Date.

            (ix)  Insurance.    The Lessor shall have received evidence of insurance with respect to each Leased Asset required to be maintained by Lessee pursuant to the Operative Documents, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

            (x)  Other Conditions.    In addition to the conditions set forth in this Section 4.2, the Lessee shall have satisfied each additional condition, if any, set forth in the Lease Supplement for such Leased Asset.

          (b)    Properties.    In addition to the conditions specified in (a) above, the occurrence of each Acquisition Date with respect to any Leased Asset consisting of Property is subject to the following conditions precedent:

              (i)  Deed or Ground Lease.    The Lessor shall have received a Deed or Ground Lease with respect to the Land constituting a part of such Property.

            (ii)  Mortgages.    Except as the Lessor and the Lessee may otherwise agree, the Lessor shall have received a Mortgage relating to such Property duly executed and delivered by the Lessee and the Collateral Agent shall have received a Mortgage relating to such Property duly executed by the Lender.

            (iii)  Memorandum of Lease.    A memorandum of lease, in a form appropriate for recording in the jurisdiction in which such Property is located, shall have been duly executed and delivered by the Lessor and the Lessee.

            (iv)  Opinion of Counsel.    Counsel to the Lessee in the jurisdiction where such Property is located shall have delivered an opinion as to local law matters in form and substance satisfactory to the Lessor.

            (v)  Environmental Audit.    The Lessor shall have received an Environmental Audit for the Land constituting a part of or underlying such Property in form and substance satisfactory to the Lessor.

            (vi)  Survey.    The Lessee shall have delivered to the Lessor an ALTA/ACSM Land Title Survey of the Land constituting a part of or underlying such Property prepared by an independent, licensed registered public land surveyor and meeting the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and the Accuracy Standards for ALTA/ACSM Land Surveys as adopted by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors in 1999, certified to the Lessor, the Collateral Agent and the Title Company and otherwise in form reasonably acceptable to the Lessor. Such surveyor shall also certify whether any portion of the Land is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency.

          (vii)  Title Insurance.    The Lessor shall have received an ALTA owners or leasehold title insurance policy and a mortgagee's title insurance policy (or an endorsement providing for the issuance thereof) covering such Property in favor of the Lessor and a mortgagee's title insurance policy in favor of the Collateral Agent, each such policy to be dated as of the Acquisition Date and in an amount not less than the Lessor Commitment with respect to such Property and to be reasonably satisfactory to the Lessor with an owner's comprehensive (ALTA 9) endorsement, a 3.0 zoning endorsement and/or other endorsements reasonably requested by the Lessor (if other evidence of zoning compliance of the Property, satisfactory to the Lessor, is unavailable), in each case to the extent available in the State where such Property is located.

          (c)    Construction Properties.    In addition to the conditions specified in (a) and (b) above, the occurrence of the Acquisition Date with respect to each Construction Property is subject to the following conditions precedent:

              (i)  Construction Agency Agreement.    The Construction Agency Agreement shall have been duly executed and delivered by the Lessor and the Construction Agent.

            (ii)  Construction Agency Agreement Supplement.    The Construction Agency Agreement Supplement relating to such Property shall have been duly executed and delivered by the Lessor and the Construction Agent.

            (iii)  Construction Documents.    The Lessor shall have received the Plans and Specifications, the Budget and the Prime Construction Contract relating to such Property, all of which shall be in form and substance satisfactory to the Lessor.

            (iv)  Prime Contractor's Certificate.    The Lessor shall have received a certificate from the Prime Contractor for such Property, in form and scope satisfactory to the Lessor, certifying that (A) such Construction Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee will comply in all material respects with all Requirements of Law and Insurance Requirements, (B) the Plans and Specifications (1) have been prepared in accordance with applicable Requirements of Law, (2) describe all Improvements to be made, constructed or installed on such Construction Property, and (C) upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements on the Construction Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements).

            (v)  Construction Documents Assignment.    The Construction Documents Assignment relating to such Construction Property shall have been duly executed and delivered by the Lessee and Lessor.

            (vi)  Consents.    The Lessor shall have received duly executed consents from each of the Prime Contractor and the Architect regarding the assignment of the Prime Contract and the Plans and Specifications.

          (vii)  Additional Matters.    The Lessor shall have received such other or further documents, agreements or instruments as it may reasonably request.

        4.3.    Conditions Precedent to Each Advance.    The obligations of the Lessor to make an Advance on a Funding Date, including the initial Advance occurring on any Acquisition Date, is subject to satisfaction or waiver of the following conditions precedent:

          (a)    Funding Request.    The Lessor shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee.

          (b)    Accuracy of Representations and Warranties.    On the applicable Funding Date the representations and warranties of the Lessee contained herein and in each of the other Operative Documents to which it is a party shall each be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

          (c)    No Default.    There shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

          (d)    No Event of Construction Agency Termination.    In the case of an Advance relating to a Construction Property, there shall not have occurred and be continuing any Event of Construction Agency Termination, and no Event of Construction Agency Termination will have occurred after giving effect to the making of the Advance requested by such Funding Request.

          (e)    Title Policy Endorsement.    In the case of an Advance relating to a Construction Property, the Lessor shall have received an endorsement to the title policy delivered pursuant to this Lease, dated on or one Business Day before the date of such Advance, (i) indicating that since the date of the preceding Advance relating to such Property there has been no change in the state of title and no additional survey exceptions not theretofore approved by the Lessor and (ii) updating the title policy to the date of such endorsement.

          (f)    Construction Progress.    In the case of an Advance relating to a Construction Property, if requested by Lessor, Lessor shall have received copies of (i) all progress reports delivered under the Construction Documents, (ii) all unpaid invoices, receipted bills, lien waivers and such other reasonably available supporting information as Lessor may reasonably request, (iii) all Governmental Actions required to be obtained on or before the applicable Funding Date in connection with the Construction of the Improvements for such Construction Property and (iv) a certificate from the Lessee as to the amount of any unreimbursed Construction costs incurred by the Construction Agent and outstanding on the applicable Funding Date.

          (g)    Statement of Expenditures.    In the case of an Advance relating to a Construction Property, if requested by Lessor, Lessor shall have received a statement setting forth in reasonable detail (after giving effect to the Advance requested and all prior Advances made in respect of such Construction Property) all remaining amounts to be paid under the Prime Construction Contract and other Construction Documents necessary to effect Substantial Completion.

          (h)    Final Advance.    In the case of the final Advance relating to a Construction Property, the Lessee shall have satisfied each and every condition to Substantial Completion of such Construction Property.

          (i)    No Material Adverse Effect.    In the opinion of the Lessor, no event shall have occurred or condition shall exist which has resulted in a Material Adverse Effect.

ARTICLE V

CONDITIONS TO SUBSTANTIAL COMPLETION

        5.1.    Conditions to Substantial Completion of a Construction Property.    Substantial Completion with respect to a Construction Property shall be deemed to have occurred for purposes of the Operative Documents at such time as the Construction shall have been substantially completed in accordance with the Plans and Specifications and all Requirements of Law and the Lessee shall have caused the Title Company to have delivered to the Lessor an endorsement removing the pending improvements and pending disbursements provisions of its title insurance policy (and providing a final zoning endorsement satisfactory to the Lessor, unless other evidence of zoning compliance satisfactory to the Lessor is provided by Lessee) and, if the Lease Balance for such Construction Property shall exceed the Permitted Lease Balance for such Construction Property, caused an as-built survey of the Construction Property (satisfying the requirements of Section 4.2(b)(vi)) to have been prepared and delivered to the Lessor and the Title Company. In addition, such Construction Property shall be ready for occupancy and operation, as evidenced by certificates of the Architect and the Construction Agent, the Prime Contractor's application for the payment to be made upon substantial completion and the issuance by the appropriate Governmental Authority of certificates of occupancy for all of the Improvements contemplated by the Plans and Specifications together with all other necessary Governmental Actions, all in form and substance reasonably satisfactory to the Lessor.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

        6.1.    Representations of the Lessor.    The Lessor represents and warrants to the Lessee that:

          (a)  The Lessor is not and will not be funding its Advances hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code).

          (b)    Company Power and Authority.    The Lessor has the power and authority to execute, deliver and perform the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (c)    Investment Company Act.    The Lessor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        6.2.    Representations of the Lessee.    The Lessee represents and warrants to the Lessor and each Lender that:

          (a)    Corporate Status.    The Lessee (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions where the failure to do so could reasonably be expected to have a Material Adverse Effect.

          (b)    Corporate Power and Authority.    The Lessee has the corporate power and authority to execute, deliver and perform the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (c)    No Violation.    Neither the execution, delivery and performance by the Lessee of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Lessee of the transactions contemplated therein (i) will result in a violation by the Lessee of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority having jurisdiction over the Lessee or any Leased Asset that could reasonably be expected to result in a Material Adverse Effect, (ii) will result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of, any indenture, loan or credit agreement, note, security agreement or lease or other material agreement to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessee.

          (d)    Financial Condition.    The Financial Statements of the Lessee and its Subsidiaries, which have been delivered to Lessor and the Collateral Agent, (i) are in accordance with the books and records of the Lessee and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP (subject to normal year-end adjustments with respect to unaudited Financial Statements); and (iii) fairly present in all material respects the financial condition and results of operations of the Lessee and its Subsidiaries as of the date thereof and for the period covered thereby (subject to normal year-end adjustments with respect to unaudited Financial Statements). Neither the Lessee nor any of its Subsidiaries has any Contingent Obligations or other outstanding obligations (other than taxes) which are material in the aggregate, except as disclosed or reflected in the Financial Statements delivered to Lessor and the Collateral Agent on or prior to the date hereof or pursuant to Section 32. Since September 30, 2001, no Material Adverse Effect has occurred and no event has occurred or condition exists which is reasonably likely to result in a Material Adverse Effect.

          (e)    Litigation.    There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened (i) that are reasonably likely to be adversely determined and if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or (ii) that question the validity or enforceability of the Operative Documents or the rights to remedies of the parties thereunder.

          (f)    Governmental Actions.    No Governmental Action by any Governmental Authority having jurisdiction over the Lessee or any Leased Asset is required to authorize or is required in connection with the execution, delivery and performance by the Lessee of any Operative Document to which it is a party other than filings or recordings required to be made in connection with the Security Documents.

          (g)    Investment Company Act.    The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (h)    Public Utility Holding Company Act.    The Lessee is not a "holding company" or a "subsidiary company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

          (i)    Provided Information.    The certificates, statements, information and materials which have been provided by the Lessee or any Affiliate of the Lessee to the Lessor in connection with the Operative Documents or any of the transactions contemplated thereby are true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          (j)    Taxes.    All United States Federal income tax returns and all other tax returns which are required to have been filed by Lessee have been or will be filed by or on behalf of the Lessee by the respective due dates, including extensions, and all taxes due with respect to the Lessee shown on such returns or pursuant to any assessment received by the Lessee have been or will be paid or are being contested in good faith by the Lessee by appropriate procedures. The charges, accruals and reserves on the books of the Lessee in respect of taxes or other governmental charges have been made in accordance with GAAP.

          (k)    Compliance with Laws.    The Lessee is in compliance with all Applicable Laws other than those the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

          (l)    Properties.    Each Property (as improved in accordance with the Plans and Specifications for such Property, in the case of a Construction Property) and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws) and Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in accordance with Section 16.1. All water, sewer, electric, gas, waste treatment, telephone and drainage facilities and all other utilities required to service adequately the Improvements on each Property for its intended use are currently available and related services have been established or, in the case of a Construction Property, will be available and established upon the Substantial Completion thereof, pursuant to, and in accordance with, all necessary permits and approvals (including any that may be required under applicable Environmental Laws). All such utilities serving each Property are located in, and vehicular access to the Improvements on such Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of the Lessee's knowledge, threatened with respect to the Lessee, its Affiliates or such Leased Asset, that is reasonably likely to have a material adverse effect on the title to, or the use, operation or value of, such Leased Asset. No fire or other casualty with respect to any Property has occurred which fire or other casualty has had a material adverse effect on the value, condition or utility of such Property. All Governmental Actions, easements and rights-of-way required for (x) the use, operation and occupancy of each Property and (y) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from each Property have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, at or before the time required by all Requirements of Law. Except as otherwise identified on the survey delivered pursuant to Section 4.2(b), no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any Property is located in such an area, then flood insurance has been obtained for such Property in accordance with Section 17.2 and in accordance with the National Flood Insurance Act of 1968, as amended.

          (m)    Construction Properties.    Each Prime Construction Contract for a Construction Property provides for the Construction of the Improvements described on the Plans and Specifications for such Construction Property, upon the Land described in the Deed or Ground Lease for such Construction Property for a fixed price or a guaranteed maximum price on or before the expiration of the Construction Period for such Construction Property, and contains a retainage provision withholding an amount not less than ten percent (10%) of the fixed or guaranteed maximum price to be paid by Construction Agent thereunder until the satisfactory completion of the services to be provided by the Prime Contractor thereunder. All Governmental Actions (including building, demolition and environmental permits), easements and rights-of-way required for the Construction of the Improvements on any Construction Property in accordance with the Plans and Specifications therefor and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, at or before the time required by all Requirements of Law and otherwise in a manner so as not to impede the Substantial Completion of such Construction on or before the expiration of the Construction Period for such Construction Property.

          (n)    Title; Ground Lease.    The Lessor will at all times during the Lease Term have fee simple title to all Land (or a valid leasehold interest, in the case of a Ground Lease), together with all Improvements (if covered by the applicable Lease Supplement), subject only to Permitted Liens. Each Deed, if any, is in form and substance sufficient to convey to the Lessor good and marketable title to the applicable Property subject only to Permitted Liens. Each Ground Lease, if any, is in form and substance sufficient to convey a valid leasehold interest in the applicable Land.

          (o)    Insurance.    The Lessee carries insurance with reputable insurers in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business; provided that Lessee self-insures for workers' compensation insurance and does not carry earthquake insurance.

          (p)    Defaults.    The Lessee is not in default under (and no event has occurred which with the giving of notice or lapse of time would result in a default under) any instrument evidencing any debt or any agreement relating thereto or any mortgage, deed of trust, security agreement, lease, franchise or other agreement to which the Lessee is a party or by which the Lessee or any of its properties or assets is bound or to which it may be subject, except to the extent that any such default could not reasonably be expected to result in a Material Adverse Effect.

          (q)    Use of Advances.    All Advances have been used solely for the purposes set forth in Section 3.2(c) and no part of any Advance has been used directly or indirectly for any other purpose including the purchasing or carrying, or for payment in full or in part of debt that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

          (r)    Solvency.    The Lessee is Solvent.

          (s)    Employee Benefit Plans.

              (i)  Based on the latest valuation of each Employee Benefit Plan subject to Title IV of ERISA that the Lessee or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither the Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement health benefit under any Employee Benefit Plan which is a welfare plan (as defined in Section 3(1) of ERISA), other than liability for continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

            (ii)  Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by the Lessee or any ERISA Affiliate of any material liability, fine or penalty. To the knowledge of Lessee, no Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. To the knowledge of Lessee, neither the Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not otherwise exempt under Section 406 of ERISA or Section 4975 of the Code. The execution and delivery of the Operative Documents and performance by Lessee of the transactions contemplated thereby do not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not otherwise exempt under Section 406 of ERISA or Section 4975 of the Code.

            (iii)  Neither the Lessee nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither the Lessee nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the

    Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          (t)    Environmental Laws.    The Lessee is in compliance with all Environmental Laws in all jurisdictions in which all real property of the Lessee, including all Land, is located, other than those the non-compliance with which would not have a Material Adverse Effect.

          (u)    Absence of Burdensome Restrictions.    No Requirement of Law or Contractual Obligation, in each case that is in effect on the date hereof and applicable to the Lessee or any of its Subsidiaries, is reasonably likely to have a Material Adverse Effect.

          (v)    Obligations.    The obligations of the Lessee hereunder and under the other Operative Documents to which it is a party rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Lessee.

        6.3.    Representations of the Lessee with Respect to Each Advance.    The Lessee represents and warrants to the Lessor as of each Funding Date as follows:

          (a)    Representations.    The representations and warranties of the Lessee set forth in the Operative Documents are true and correct in all material respects on and as of such Funding Date, except to the extent such representations or warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

          (b)    No Default.    There exists no Default or Event of Default and no Default or Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such Funding Date.

          (c)    Improvements.    In the case of a Funding Date for any Construction Property, (i) the Construction of the Improvements to such Construction Property to date, if any, has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications for such Construction Property and in compliance with all material Insurance Requirements and Requirements of Law, (ii) all necessary Governmental Approvals have been obtained for all of such items of Construction completed in respect of such Construction Property, (iii) each item of Construction completed to date and which is the subject of the Advance requested by the Lessee on such Funding Date has been completed in a manner and on or before a date that will not impede or prevent the completion of Construction of the Improvements on or before the Outside Completion Date for such Property, and (iv) after giving effect to the Advance to be made on such Funding Date, on the basis of the actual progress of the Construction on such Funding Date, the unused portion of the Lessor Commitment for such Construction Property is sufficient to pay for all remaining Estimated Improvements Costs set forth in the Budget necessary to achieve Substantial Completion of the Improvements.

          (d)    Liens.    The Lessee has not permitted Liens to be placed against any Leased Asset (other than Permitted Liens).

          (e)    Advance.    The conditions precedent to such Advance set forth in Article IV have been satisfied by the Lessee or waived by the Lessor, with the consent of the Majority Lenders. In the case of an Advance with respect to any Leased Asset other than a Construction Property, the amount of the Advance requested represents amounts owed to third parties in respect of the Property Acquisition Costs of such Leased Asset. In the case of an Advance with respect to a Construction Property, the amount of the Advance requested represents amounts owed to third parties in respect of Land Acquisition Costs or owed or paid by the Construction Agent to third parties in respect of Property Improvements Costs, in each case incurred prior to the date of such Advance and for which neither the Lessee nor the Construction Agent has previously been reimbursed by an Advance, provided that this representation shall not apply to any portion of an Advance made on Substantial Completion which is to be used to pay for open punch list items or other holdbacks. With respect to any portion of an Advance made on Substantial Completion which is to be used to pay for open punch list items or other holdbacks, the Lessee represents that such portion will be used for such purpose to the extent that a contractor is entitled thereto and that neither the Lessee nor the Construction Agent has previously been reimbursed therefor by an Advance.

ARTICLE VII

PAYMENT OF RENT; FEES

        7.1.    Rent.    The Lessee shall pay Base Rent in arrears on each Leased Asset on each Payment Date during the Lease Term for such Leased Asset, on the date required under Section 24.1(i) in connection with the Lessee's exercise of the Termination Option and on any date on which this Lease shall terminate. In addition, if all or any portion of the Lease Balance of any Leased Asset is paid on any date other than a Payment Date, then the Lessee shall also pay Base Rent on such Leased Asset on such date in an amount equal to the accrued Base Rent on the Lease Balance so paid to the date of such payment. Base Rent for each Leased Asset shall be calculated as provided in the Lease Supplement for such Leased Asset.

        7.2.    Payment of Rent.    Subject to the terms of Section 7.7 with respect to withholding taxes only, Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction. Neither the Lessee's inability or failure to take possession of all or any portion of any Leased Asset when delivered by the Lessor, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for such Leased Asset in accordance with the terms of this Lease.

        7.3.    Supplemental Rent.    The Lessee shall pay to the Lessor any and all Supplemental Rent after receipt of an invoice therefor as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Base Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, interest at the applicable Overdue Rate on any amount payable by the Lessee hereunder or under any other Operative Document not paid when due for the period for which the same shall be overdue until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Base Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

        7.4.    Fees.    The Lessee hereby agrees to pay to the Lessor the fees set forth in this Section 7.4. All such fees shall be non-refundable and, to the extent provided in Section 3.2(e), shall be capitalized and included in the Lease Balance.

          (a)    Lessor Fee Letter.    The Lessee shall pay to the Lessor the fees set forth in the Lessor Fee Letter executed or acknowledged by the Lessee, under which certain amounts shall be payable on the Closing Date.

          (b)    Commitment Fees.    The Lessee shall pay to the Lessor commitment fees in respect of each Leased Asset at the times and in the amounts, if any, specified in the Lease Supplement therefor.

          (c)    Upfront Fees.    The Lessee shall pay to the Lessor upfront fees in respect of each Leased Asset at the times and in the amounts, if any, specified in the Lease Supplement therefor.

        7.5.    Method of Payment.    Each payment of Rent or any other amount due hereunder shall be made by the Lessee to the Lessor prior to 2:00 p.m., New York City time, at the Lessor's account at the Collateral Agent in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m., New York City time, on any day shall be deemed received on the next succeeding Business Day.

        7.6.    Payments Free of Withholding.    Subject to the terms of Section 7.7, all payments made by the Lessee under this Lease shall be made free and clear of, and without deduction or withholding for or on account of, all present and future Impositions. If any Impositions are required to be withheld from any amounts payable to Lessor hereunder, the amounts so payable shall be increased to the extent necessary to yield (after payment of all Impositions) interest or any other amounts payable hereunder at the rates or in the amounts specified in this Lease or the other Operative Documents, as applicable. Whenever any Impositions are payable by the Lessee, as promptly as possible thereafter, the Lessee shall send to Lessor a certified copy of an original official receipt received by the Lessee showing payment thereof. The obligations of the Lessee under this Section 7.6 shall survive the payment and performance of the Obligations and the termination of this Lease.

        7.7.    Withholding Certificates.    The Lessor and each assignee of Lessor's rights and interests hereunder shall provide to Lessee original executed copies of such tax forms or related certificates certifying no withholding tax is required to be deducted for United States federal income tax purposes from payments to be made hereunder. The Lessor shall also provide to the Lessee duplicate original copies of all tax certificates received from the Lenders under Section 10.10 of the Loan Agreement. Whenever a lapse of time or a change in circumstance after the initial delivery of the forms or certificates described in this Section 7.7 by Lessor (or its assignee) renders such forms or certificates obsolete or inaccurate, then Lessor (or such assignee, as the case may be) shall promptly deliver to Lessee (i) new original copies of such forms or certificates certifying that no such deduction or withholding is required with respect to payments to be made hereunder or (ii) written notification to the Lessee of its inability as a result of a change in law to deliver such forms or certificates.

ARTICLE VIII

QUIET ENJOYMENT; RIGHT TO INSPECT

        8.1.    Quiet Enjoyment.    Subject to Sections 2.4 and 8.2, and subject to the rights of the Lessor contained herein and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy each Leased Asset for the Lease Term applicable thereto, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the Acquisition Date for such Leased Asset. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Lease.

        8.2.    Right to Inspect.    During the Lease Term with respect to a Leased Asset, the Lessee shall, upon reasonable notice from the Lessor (except that no notice shall be required in the event of an emergency and one Business Day's notice shall be deemed reasonable if an Event of Default has occurred and is continuing), permit the Lessor and its authorized representatives to inspect such Leased Asset during normal business hours. Lessor and its authorized representatives shall comply with all reasonable security measures and the rights of other occupants of the Property and maintain the confidentiality of any confidential information obtained during the course of any inspection and, at the request and expense of the Lessee, shall execute and deliver non-disclosure agreements to such effect as may be reasonably appropriate.

ARTICLE IX

NET LEASE

        9.1.    Net Lease.    This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, deduction, counterclaim, or defense whatsoever with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Leased Asset or any part thereof, or the failure of any Leased Asset to comply with all Requirements of Law, including any inability to occupy or use any Leased Asset by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Asset or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Asset or any part thereof including eviction; (iv) any defect in title to or rights to any Leased Asset or any Lien on such title or rights or on any Leased Asset (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor and any vendor, manufacturer, contractor of or for any portion of any Leased Asset; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease (other than performance by Lessor of its obligations set forth in Section 2.1), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) any restriction, prevention or curtailment of or interference with the construction on or any use of any Leased Asset or any part thereof; or (xi) any other cause or circumstances, similar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been performed, modified or terminated in accordance with an express provision of this Lease.

        9.2.    No Termination or Abatement.    The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor. The Lessee hereby waives all right (i) to terminate or surrender this Lease (except as provided herein) or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, deduction, counterclaim or defense with respect to the payment of any Rent; provided, however, no such payment made by the Lessee shall constitute a waiver of any claims Lessee may have. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

ARTICLE X

SUBLEASES

        10.1.    Subletting.    The Lessee may not, without the consent of the Lessor, sublease any Leased Asset or any portion thereof to any Person, except on the terms expressly provided below, and any such sublease that does not comply with such terms shall be null and void. No sublease or other relinquishment of possession of such Leased Asset shall in any way affect, amend, reduce, discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable (and not as a guarantor or a surety) under this Lease as to such Leased Asset, or portion thereof, so sublet. Any sublease of such Leased Asset shall expressly be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder and shall expressly provide for the surrender of the Leased Asset by the sublessee thereof at the election of Lessor upon the earlier to occur of (i) the termination of this Lease as to such Leased Asset, including any termination caused by or resulting from the exercise by the Lessor of its rights or remedies hereunder or (ii) the Expiration Date for such Leased Asset. No such sublease may provide for use of such Leased Asset by the sublessee in a manner other than as permitted under this Lease or provide for a term which extends beyond the last day of the Base Term for such Leased Asset. Lessee shall give Lessor prompt written notice of any sublease permitted under this Article X, and Lessee shall, within thirty (30) days after execution of any sublease, deliver to the Lessor and the Collateral Agent a fully executed copy of such sublease. The Lessor acknowledges that it has received a copy of the sublease dated April 30, 2001, as amended to the date hereof, between the Lessee and Lumenis Ltd.; provided that such acknowledgment does not constitute an acknowledgment by the Lessor that such sublease complies with this Section 10.1 or a waiver by the Lessor of any rights it may have.

ARTICLE XI

LESSEE ACKNOWLEDGMENTS

        11.1.    Condition of the Leased Assets.    THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH LEASED ASSET "AS IS" WITHOUT, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR AT ANY TIME HEREAFTER. THE LESSOR HAS NOT MADE, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY LEASED ASSET (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED (OTHER THAN EXPRESS COVENANTS OF THE LESSOR UNDER THE OPERATIVE DOCUMENTS), WITH RESPECT TO ANY LEASED ASSET (OR ANY PART THEREOF) OR ANY MODIFICATION THERETO AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY LEASED ASSET, OR ANY PART

THEREOF, TO COMPLY WITH ANY REQUIREMENTS OF LAW. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS AND MAKE ADVANCES FOR THE CONSTRUCTION OF SUCH IMPROVEMENTS ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE CONSTRUCTION AGENCY AGREEMENT, THE CONSTRUCTION AGENT IS OTHERWISE SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS TO ANY CONSTRUCTION PROPERTY.

        11.2.    Risk of Loss.    During the Lease Term for any Leased Asset (or with respect to any Construction Property, from and after the Substantial Completion thereof), subject to Article XVIII hereof, the risk of loss of or decrease in the enjoyment and beneficial use of such Leased Asset as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.

ARTICLE XII

POSSESSION AND USE

        12.1.    Possession and Use.    Each Leased Asset may only be used as described in the applicable Lease Supplement therefor and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Asset is located or operated and in any event not less than the standards applied by the Lessee and its Affiliates for other comparable properties owned or leased by the Lessee and its Affiliates. The Lessee shall not commit or permit any waste of such Leased Asset or any part thereof.

        12.2.    Charges.    The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use, operation, occupancy, maintenance and repair of such Leased Asset as contemplated by this Lease. The Lessee shall pay or cause to be paid all rents and charges for electricity, steam, gas, oil, water, telephone, water, waste treatment, sewer and all other utilities and services used in or on or furnished to each Property through the Expiration Date. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee with respect to any Property and the amount of any credit or refund actually received by the Lessor on account of any such utility charges, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

        12.3.    Impositions.    The Lessee shall pay, or cause to be paid, all Impositions. The Lessee shall be entitled to receive any credit or refund with respect to any Imposition paid by the Lessee with respect to any Leased Asset and the amount of any credit or refund actually received by the Lessor on account of any such Imposition, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

        12.4.    Compliance with Requirements of Law and Insurance Requirements.    Subject to Section 16.1, the Lessee, at its sole cost and expense, shall (i) comply in all material respects with all Requirements of Law and Insurance Requirements relating to each Leased Asset, including the construction, use, operation, occupancy, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXIV, whether or not compliance therewith shall require structural or extraordinary changes in any Improvements or interfere with the use and enjoyment of such Leased Asset, and (ii) procure, maintain and comply in all material respects with all Governmental Actions and other authorizations required for the construction, use, operation, occupancy, maintenance, repair and restoration of the Leased Assets.

ARTICLE XIII

MAINTENANCE AND REPAIR; RETURN

        13.1.    Maintenance and Repair.

          (a)  The Lessee, at its sole cost and expense, shall maintain each Leased Asset in good condition (ordinary wear and tear excepted) and, subject to Article XVIII, make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type and location to such Leased Asset and in no event less than the standards applied by the Lessee and its Affiliates in the operation and maintenance of other comparable properties owned or leased by the Lessee and its Affiliates.

          (b)  The Lessor shall under no circumstances be required to build any improvements on any Property, make any replacements, alterations or renewals of any nature or description to any Leased Asset or make any expenditure whatsoever in connection with this Lease (other than for Advances made in accordance with and pursuant to the terms of this Lease or the Construction Agency Agreement, if applicable). The Lessor shall not be required to maintain, repair or rebuild all or any part of any Leased Asset, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Leased Assets, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term applicable to any Leased Asset (other than to make amounts available to Lessee under and in accordance with Article XVIII).

        13.2.    Return.    Unless the Lessee has purchased such Leased Asset from the Lessor as provided herein, the Lessee shall, upon the expiration or earlier termination of this Lease with respect to a Leased Asset, vacate and surrender such Leased Asset to the Lessor in its then-current condition, subject to the terms of Sections 12.4, 13.1, 14.1, 15.1, 18.1(d), 18.2 and 24.1; provided, that nothing in this Section 13.2 shall obligate the Lessee to remove any Lessor Liens or to repair any damage directly caused by the Lessor or its employees.

ARTICLE XIV

MODIFICATIONS

        14.1.    Modifications, Substitutions and Replacements.    After the date of Substantial Completion for any Construction Property and after the Acquisition Date for any other Leased Asset, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to such Leased Asset or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that: (i) except for any Modification required to be made pursuant to any Requirements of Law (a "Required Modification"), no Modification shall impair the value, utility or useful life of such Leased Asset or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply in all material respects with all Requirements of Law and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of such Leased Asset shall not be adversely affected; (iv) subject to Section 16.1, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Section 13.1(a); and (vi) the Lessee shall be required to obtain the prior written approval of the Lessor, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications) that shall (A) materially affect any structural element of the Improvements to any Property or major building system therein, (B) cost in excess of the Threshold Amount for any Property or (C) materially change the nature of the Improvements to any Property or the amount of usable area therein or the utility thereof for the purposes contemplated by the Lessor and the Lessee as of the date hereof and the date of the Lease Supplement therefor. All Modifications shall remain part of such Leased Asset and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that meet each of the following conditions shall not be subject to this Lease: (x) such Modifications are not Required Modifications, (y) such Modifications were not financed by the Lessor and (z) such Modifications are capable of removal without impairing the value, utility or remaining useful life of the related Leased Asset. The Lessee may place upon each Leased Asset any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Sections 13.1 and 13.2.

ARTICLE XV

WARRANT OF TITLE; EASEMENTS

        15.1.    Warrant of Title.

          (a)  Except as otherwise provided herein and subject to Section 16.1, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, attachment or levy upon any Leased Asset or any Modifications or any Lien, attachment or levy with respect to the Rent, other than Permitted Liens.

          (b)  Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, modification, addition, repair or demolition of or to any Leased Asset or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING ANY LEASED ASSET OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO ANY LEASED ASSET.

        15.2.    Grants and Releases of Easements and Other Rights.    Provided that no Default or Event of Default shall have occurred and be continuing and subject to the provisions of Articles XII, XIII and XIV, the Lessor hereby consents in each instance to the following actions by the Lessee, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property as herein provided and to give effect to the state of title in effect for such Property as set forth in the title policy therefor; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the Construction of Improvements at a Construction Property, the dedication or transfer of unimproved portions of any Land for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting any Property; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value, utility or remaining useful life of any Property, (ii) such grant, release, dedication, transfer or amendment is reasonably necessary in connection with the use, maintenance, alteration or improvement of any Property, (iii) such grant, release, dedication, transfer or amendment will not cause any Property or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Document and all Requirements of Law; (iv) all Governmental Actions required prior to such grant, release, dedication, transfer or amendment have been obtained, and all filings required prior to such action have been made; (v) such grant, release, dedication, transfer or amendment will not result in any down-zoning of any Property or any portion thereof or a material reduction in the maximum density or development rights available to any Property under all Requirements of Law; (vi) the Lessee shall remain obligated under this Lease and under any Operative Document executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for Advances made by it to the Lessor, in each such case in accordance with their terms, as though such grant, release, dedication, transfer or amendment had not been effected; and (vii) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges the Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at any Property other than such items of the foregoing that constitute a portion of the Improvements owned and financed by the Lessor hereunder, and Lessor agrees to execute landlord waiver forms in favor of any purchase money seller, lessor or lender which has financed or provided or may finance or provide in the future such items. Without limiting the effectiveness of the foregoing, provided that no Default or Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver from time to time all documents, instruments and agreements reasonably requested by the Lessee in order to effect any such grant, release, dedication, transfer or amendment permitted under this Section 15.2 in the manner reasonably requested by the Lessee and within the time parameters reasonably requested by the Lessee; provided that in each case, the Lessee could not reasonably effect such grant, release, dedication, transfer or amendment without the execution or participation of the Lessor and provided further, that each such document, instrument or agreement is in form and substance reasonably satisfactory to the Lessor in all respects. The Lessee shall promptly reimburse the Lessor for, or at the Lessor's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by the Lessor in order to comply with the Lessee's requests made in accordance with the terms of this Section 15.2.

        15.3.    Restrictions on Lessor's Acts.    Except where requested by the Lessee pursuant to Section 15.2, the Lessor shall not cause or give its written consent to (a) any land use or zoning change affecting any Property, (b) any changes of street grade, (c) except in connection with an assignment, transfer or sale by Lessor of all of its rights in a Property and the related rights hereunder and under the other Operative Documents, any transfer to any third party of any rights inuring to, or benefits associated with, any Property (including, without limitation, zoning rights, development rights, air space rights, mineral, oil, gas or water rights), or (d) except as otherwise expressly contemplated by the Operative Documents, any mortgage, deed of trust, encumbrances or other title exceptions with respect to any Property. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the Lessor or Lenders are exercising rights against the Lessee, the Lessor (with the consent of the Majority Lenders) may cause or give its written consent to any action or event described in the preceding sentence.

ARTICLE XVI

PERMITTED CONTESTS

        16.1.    Permitted Contests.

          (a)  The Lessee shall not be required to pay any Imposition on any Leased Asset, or to discharge or remove any Lien on any Leased Asset, or to comply or cause any Leased Asset to comply with any Requirements of Law applicable thereto or the occupancy, use or operation thereof, so long as no Event of Default exists under this Lease and, in the reasonable opinion of the Lessee, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor, (i) shall not involve any material danger that any Leased Asset or any Base Rent or any Supplemental Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Base Rent or any Supplemental Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or the Collateral Agent, (iii) will not place the Lessor or any other Indemnitee in any danger of civil liability for which the Lessor or such Indemnitee is not adequately indemnified (the Lessee's obligation under Section 26.1 of this Lease shall be deemed to be adequate indemnification if no Default or Event of Default exists) or to any criminal liability, (iv) if involving Taxes, shall suspend the collection of such Taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Leased Asset is subject and shall not constitute a default thereunder (a "Permitted Contest"). Notwithstanding the foregoing, a proceeding to contest an Imposition after such Imposition has been paid (e.g., a refund claim) shall also constitute a Permitted Contest provided that the conditions set forth in clauses (i), (ii), (iii) and (v) above are satisfied. Such reasonable grounds shall be conclusively established if Lessor receives from Lessee a copy of a letter or other writing from counsel to Lessee which states that Lessee has reasonable grounds to contest. The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest, pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this Section 16.1 and in the event that Applicable Law shall require that Lessor, rather than the Lessee, pursue legal proceedings for such contest, Lessor will initiate and pursue such contest upon the Lessee's request and in accordance with the Lessee's reasonable instructions (including, without limitation, the Lessee's instructions as to the selection of legal counsel and matters of strategy or settlement); provided, however, that (a) Lessor shall not be subject to any liability whatsoever in connection with any such participation, including for the payment of any costs or expenses in connection with any such contest or proceedings, and the Lessee will indemnify, defend and save harmless Lessor from any such costs and expenses (including, without limitation, reasonable attorneys' fees, costs of court, appraisal costs and other out-of-pocket costs), reimbursing Lessor therefor upon demand (or paying such costs and expenses directly when due, all as directed by Lessor) and (b) the substance and nature of any such Permitted Contest and the Lessor's anticipated involvement therein shall be acceptable to Lessor in all respects. Notwithstanding the foregoing provisions of this Section, the Lessee shall have the unconditional right to contest (without prior payment) any Impositions imposed by law upon the Lessee rather than the Lessor or any Leased Asset.

          (b)  In the event the Lessor deems, in its sole discretion, that its interests under this Lease or in any Leased Asset are not adequately protected in connection with a Permitted Contest brought by the Lessee under this Section 16.1, the Lessee shall give such reasonable security, as may be demanded by the Lessor to insure payment of such Imposition, discharge of such Lien and compliance with such Requirements of Law and to prevent any sale or forfeiture of any Leased Asset, any Base Rent or any Supplemental Rent by reason of such nonpayment, nondischarge or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to the Collateral Agent.

          (c)  At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor in writing thereof if the amount in contest exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any Tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

ARTICLE XVII

INSURANCE

        17.1.    Public Liability and Workers' Compensation Insurance.    During the Lease Term for each Property, the Lessee shall procure and carry commercial general liability insurance for claims for bodily injury or death sustained by persons or damage to property while on such Property and such other public liability coverages as are ordinarily procured by Lessee or its Affiliates who own or operate similar properties. Such insurance shall be on terms and in amounts that are materially no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice in the jurisdiction in which such Property is located, but in no case less than $10,000,000 per occurrence with respect to such commercial general liability coverage. The Lessee shall, in connection with the operation of any Property and the making of any Modifications thereto, comply with, and cause any applicable contractor to comply with, all applicable workers' compensation laws.

        17.2.    Hazard and Other Insurance.

          (a)    Insurance.    During the Lease Term for each Property, the Lessee shall keep, or cause to be kept, such Property insured against loss or damage by fire, flood and other risks (excluding earthquake) on terms and in amounts that are no less favorable than insurance covering other similar properties owned by such Lessee or its Affiliates and that are in accordance with normal industry practice; provided that, subject to Section 17.2(b) below, such insurance shall at all times be in an amount not less than the greater of the Lease Balance of such Property or the replacement cost thereof (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation).

          (b)    Amount of Coverage.    In the event the replacement cost of any Leased Asset is less than the Lease Balance for such Leased Asset resulting in the required amount of property damage and hazard coverage equal to the Lease Balance to be unavailable, then for so long as the higher limit of such required coverage is unavailable, the Lessee shall procure and maintain such coverage in an amount not less than the replacement cost for such Leased Asset and the Monthly Amortization for such Leased Asset shall be automatically amended in accordance with the Lease Supplement for such Leased Asset.

        17.3.    Insurance Coverage.

          (a)  The insurance required under Sections 17.1 and 17.2 shall name the Lessor, the Agent, the Collateral Agent and the Lenders as additional insureds with respect to liability coverage (excluding worker's compensation insurance) and name the Collateral Agent as loss payee with respect to property coverage. All such insurance and any deductibles payable under such insurance shall be at the sole cost and expense of Lessee and shall be maintained with respect to each Leased Asset from the Base Date thereof through the Expiration Date therefor. The insurance required under Sections 17.1 and 17.2 shall include a provision for no less than thirty (30) days' advance written notice (or ten (10) days' notice for non-payment of premium) by the insurer to the Lessor and the Collateral Agent in the event of cancellation or reduction of such insurance. All insurance provided to the Lessor and additional insureds shall be considered primary and not excess or contributing with any insurance or self-insurance maintained by the Lessor or additional insureds.

          (b)  The Lessee agrees that the insurance policy or policies required by Sections 17.1 and 17.2, shall include an appropriate clause pursuant to which such policy shall provide that the rights of the Lessor will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. The insurance required to be maintained by the Lessee under Sections 17.1 and 17.2 shall include a clause which provides that it shall not be invalidated or reduced by any act or omission or negligence of Lessee or any other Person having any interest in any Leased Asset. The Lessee and the Lessor each hereby waives any and all rights against the other for loss or damage to or loss of use of its property to the extent of payments made under its property insurance so long as such waiver shall not affect its rights to recover under such insurance.

          (c)  Except as otherwise permitted by clause (d), all such insurance required to be maintained hereunder shall be written by reputable insurance companies licensed to write and issue insurance coverage in the jurisdiction where the Leased Assets are located and otherwise reasonably acceptable to the Lessor. All insurance policies required by Section 17.2 shall include a multi-insured clause in form and substance satisfactory to the Lessor. Without limiting the generality of the foregoing, each insurance company writing the insurance coverages required hereunder shall have a general policyholder rating of "A" or better and a financial rating of "VIII" or better as published in the current A.M. Best Insurance Rating Guide; provided that if any such insurance company's general policyholder rating shall be downgraded below "A" by A.M. Best and, at the time of such downgrade, due to industry-wide changes in the insurance market, it is not commercially practicable, in the Lessor's reasonable judgment, for the Lessee to obtain insurance coverages from an insurance company with an "A" rating, then (i) the Lessor and the Lessee shall negotiate in good faith to determine a new rating or other standard to be used in this provision that is acceptable to the Lessor and the Lessee, so long as the Majority Lenders consent thereto and (ii) during such negotiations, the Lessee shall not be required to obtain insurance coverages from an insurance company with an "A" rating; provided, further that the Lessee shall not be permitted to obtain or maintain insurance coverages from an insurance company with a rating that is lower than "A-" by A.M. Best.

          (d)  The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with respect to a Leased Asset with any insurance required under this Article XVII except that the Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause the Lessee's insurance required under this Article XVII to be subject to a coinsurance exception of any kind. Each policy maintained by Lessee under this Article XVII shall specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor may have in force.

          (e)    Deductibles; Etc.    The insurance required to be obtained and maintained by the Lessee under this Lease may be subject to deductible amounts and self-insured retentions as are consistent with the Lessee's or its Affiliates' practice for other properties similar to the applicable Property owned or leased by the Lessee or its Affiliates, and may be carried under blanket or a combination of primary and umbrella policies maintained by or on behalf of the Lessee so long as such policies otherwise comply with the provisions of this Section 17.3. The Lessee shall be fully responsible for the payment of all such deductibles or self-insured retentions.

          (f)    The Lessee shall pay as they become due all premiums for the insurance required by Section 17.1 and Section 17.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Base Term for any Leased Asset, at the time each of the insurance policies in respect of such Leased Asset is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor and the Collateral Agent certificates of insurance or other similar proof acceptable to Lessor evidencing that all insurance required by this Article XVII with respect to such Asset is being maintained by the Lessee and is in effect.

          (g)  All insurance proceeds in respect of any property damage loss or occurrence for which the proceeds related thereto are (i) less than or equal to the Threshold Amount, in the absence of the occurrence and continuance of an Event of Default, shall be adjusted by and paid to the Lessee for application toward the reconstruction, repair or refurbishment of the applicable Leased Asset and (ii) greater than the Threshold Amount, shall be adjusted jointly by the Lessee, the Lessor and the Collateral Agent (unless an Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor and the Collateral Agent) and held by the Escrow Agent for application in accordance with Article XVIII hereof.

ARTICLE XVIII

CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

        18.1.    Casualty and Condemnation.

          (a)  During the Lease Term for any Leased Asset, subject to the provisions of this Article XVIII and Article XIX, if all or a portion of such Leased Asset is damaged or destroyed in whole or in part by a Casualty, then in the case of a Casualty where the cost of restoration of the affected Leased Asset in the reasonable judgment of the Lessor is (x) less than or equal to the Threshold Amount, any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Lessor or Collateral Agent, shall be paid over to Lessee for the reconstruction, refurbishment and repair of such Leased Asset, (y) greater than the Threshold Amount, any insurance proceeds payable with respect to such Casualty shall be paid to the Collateral Agent and applied in reduction of the Lease Balance for such Leased Asset; provided that if no Event of Default has occurred and is continuing and within 60 days after the occurrence of such event of Casualty, Lessee submits to the Lessor a Responsible Employee's Certificate to the effect that such Leased Asset can be fully restored to the condition required under this Lease within the earlier to occur of the Expiration Date for such Leased Asset and 18 months after the occurrence of such event of Casualty and as to the cost of such restoration (accompanied by an Architect's certificate as to the foregoing matters) together with a statement as to Lessee's affirmative ability to finance such restoration, then upon receipt of such certificate(s) in form and substance reasonably satisfactory to the Lessor, the Lessor shall direct the Collateral Agent to transfer such insurance proceeds to an escrow agent acceptable to Lessor and Lessee (the "Escrow Agent") to be held on such terms and conditions and escrow arrangements, in form and substance satisfactory to the Lessor and the Lessee, pending disbursement to the Lessee of insurance proceeds solely for the purpose of reconstructing, refurbishing and repairing such Leased Asset in the manner contemplated by the Construction Agency Agreement with respect to Construction of the Improvements and subsection 18.1(f) below; provided, however, that if an Event of Default shall have occurred and be continuing, or if any of the foregoing conditions are not satisfied or complied with, such insurance proceeds shall be paid directly to the Collateral Agent for application in reduction of the Lease Balance for such Leased Asset. If, contrary to such provision, any such award, compensation or insurance proceeds are paid to Lessee rather than to the Lessor, the Lessee hereby agrees to hold the same in trust for the benefit of the Lessor and to transfer promptly any such payment to the Lessor.

          (b)  During the Lease Term for any Leased Asset, subject to the provisions of this Article XVIII and Article XIX, if all or any portion of such Leased Asset is the subject of a Condemnation, then the entire amount of any award or compensation paid or payable in respect thereof shall be paid to the Lessor to be applied in reduction of the Lease Balance for such

  Leased Asset. To the extent such Leased Asset is, in the reasonable judgment of the Lessor, capable of being restored to a functional and architectural whole suitable for its continued use and operation in the manner which existed immediately prior to such Condemnation for a restoration cost equal to or less than the aggregate compensation or award paid or payable with respect to such Condemnation and such additional amounts as Lessee agrees to contribute then, so long as no Event of Default has occurred and is continuing, and in the opinion of the Lessor, such restoration can be completed by the end of the Base Term, then such compensation and award shall be made available for the restoration of such Leased Asset on the same terms and escrow arrangements outlined in Sections 18.1(a) and (f). Upon the occurrence and during the continuance of an Event of Default, all such amounts so held in any such escrow arrangement shall be applied in accordance with the terms and in the manner provided in Section 18.1(c). If contrary to the foregoing, any such award or compensation is paid to the Lessee, the Lessee shall hold all such amounts in trust for the Lessor and pay all such amounts over to the Lessor.

          (c)  After the occurrence and during the continuance of an Event of Default, all amounts held by the Lessor or the Escrow Agent hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or turned over to the Lessor or the Escrow Agent shall in the Lessor's sole discretion either be (i) deposited with the Collateral Agent to be held pending disbursement to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (f) of this Section 18.1, or (ii) applied toward the payment of the Lease Balance of the affected Leased Asset.

          (d)  During the Lease Term for any Leased Asset, the Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and such Lessee in and to any such award, compensation or insurance payment.

          (e)  If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of any Leased Asset or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

          (f)    If pursuant to this Section 18.1 or Section 19.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to any Leased Asset, the Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to such Leased Asset caused by such Casualty or Condemnation on or before the earlier to occur of the expiration of the Lease Term for such Leased Asset and 18 months after the date of such Casualty and in any event in conformity with the requirements of Sections 13.1 and 14.1 using the as-built Plans and Specifications for such Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting such Property and all applicable Requirements of Law) so as to restore such Asset (i) in the case of a Casualty, to at least the same condition, operation, function and value as existed immediately prior to such Casualty with such Modification as the Lessee may elect in accordance with Section 14.1 or (ii) in the case of a Condemnation, to a functional and architectural whole suitable for its continued use and operation in the manner which existed immediately prior to such Condemnation. All insurance proceeds held by the Lessor, the Collateral Agent or the Escrow Agent shall be made available to the Lessee on the same terms, and subject to the same conditions, as Advances are made available to the Lessee hereunder. Lessee shall effect the restoration of any Property affected by a Casualty or Condemnation at its sole cost and expense (and, without limitation, if any insurance or condemnation proceeds are insufficient to restore such Property in accordance with the terms of this paragraph, Lessee shall pay any such shortfall). Upon completion of such restoration and repair, Lessee shall furnish the Lessor a

  Responsible Employee's Certificate and an Architect's certificate, in each case confirming that such restoration and repair has been completed pursuant to this Lease.

          (g)  In no event shall a Casualty or Condemnation affect the obligations of the Lessee to pay Rent pursuant to Section 7.1 or to perform its obligations and pay any amounts due on any Expiration Date or pursuant to Articles XXII and XXV, except that any proceeds or awards applied in reduction of the Lease Balance for a Leased Asset shall, pursuant to the terms of the Lease Supplement for such Leased Asset, reduce the amount of Base Rent payable in respect of such Leased Asset.

          (h)  Any Excess Proceeds received by the Lessor or Collateral Agent in respect of a Casualty or Condemnation affecting any Leased Asset shall be turned over to the Lessee upon the full payment of the Lease Balance for such Leased Asset and all other amounts then due and payable by the Lessee hereunder and under any other Operative Document to which the Lessee is a party.

          (i)    Notwithstanding the foregoing, upon the occurrence of any Casualty or Condemnation during the Construction Period for any Property, the provisions of the Construction Agency Agreement and Section 19.3 hereof shall control.

        18.2.    Environmental Matters.    Promptly upon Lessee's knowledge of the existence of an Environmental Violation with respect to any Property, Lessee shall notify the Lessor in writing of such Environmental Violation. If the cost of remediation of such Environmental Violation would not exceed the limits set forth in Section 19.1 and such Environmental Violation is not caused by Lessor or its agents, representatives or invitees, the Lessee will promptly and diligently undertake any response, cleanup, remedial or other action required by Applicable Law of the Lessor or Lessee to remove, cleanup or remediate such Environmental Violation, at Lessee's sole cost and expense. If the cost of such remediation would exceed the limits set forth in Section 19.1, the Lessor may elect to terminate this Lease with respect to such Property pursuant to Section 19.1 or, alternatively, the Lessor may require that the Lessee undertake any response, cleanup, remedial or other action required by Applicable Law of the Lessor or Lessee to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 12.4, at the Lessee's sole cost and expense; provided that if the Lessor elects to terminate this Lease with respect to any Property described in Lease Supplement No. 1 or Lease Supplement No. 2, then the Lessor will terminate this Lease with respect to all of the Leased Assets described in Lease Supplement No. 1 and Lease Supplement No. 2. If the Lessor does not deliver a Termination Notice with respect to such Property pursuant to Section 19.1, then Lessee shall in accordance with Applicable Law undertake such response, cleanup, remedial or other action, and shall, upon completion of such remedial action, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, along with a statement by Lessee that the Environmental Violation has been remedied to the satisfaction of the Governmental Authority exercising jurisdiction, or in compliance in all material respects with applicable Environmental Law. Nothing in this Section shall reduce or limit the obligations of the Lessee under the indemnity provisions hereof. Notwithstanding anything to the contrary in this Section 18.2, in the event an Environmental Violation is caused by Lessor, or its agents (other than the Construction Agent), representatives, or invitees, Lessor shall, in accordance with Applicable Law, promptly undertake such response, cleanup, remedial or other action, and shall, upon completion of such remedial action, cause to be prepared by an environmental consultant reasonably acceptable to the Lessee a report describing the Environmental Violation and the actions taken by Lessor (or its agents) in response to such Environmental Violation, along with a statement by Lessor that the Environmental Violation has been remedied to the satisfaction of the Governmental Authority exercising jurisdiction, or in compliance in all material respects with applicable Environmental Law.

        18.3.    Notice of Environmental Claims.    Promptly, but in any event within thirty (30) days from the date Lessee has actual knowledge thereof, Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Violation or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, Lessee shall provide to the Lessor, within thirty (30) days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with any Leased Asset. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Lessor. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Violation or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee.

ARTICLE XIX

TERMINATION OF LEASE

        19.1.    Mandatory Termination upon Certain Events.    If, with respect to any Property, any of:

          (a)  a Significant Condemnation occurs; or

          (b)  a Casualty occurs which, in the reasonable judgment of the Lessor, is greater than the Threshold Amount and (a) pursuant to Section 18.1 the insurance proceeds are applied in reduction of the Lease Balance for the affected Leased Asset and the Lessee shall fail to elect by written notice to the Lessor within 60 days after the occurrence of such event of Casualty to restore or reconstruct the affected Property using its own funds notwithstanding the application of such proceeds in reduction of the Lease Balance for such Property or (b) the Lessee shall fail to cause such Property to be reconstructed or restored as required under Section 18.1 hereof; or

          (c)  an Environmental Violation occurs or is discovered the cost of remediation of which, as determined by the Lessor and the Majority Lenders, would exceed the greater of (i) 10% of the Lease Balance for the affected Property and (ii) $2,000,000, when aggregated with any other Environmental Violation occurring with respect to the Property described in Lease Supplement No. 1 and Lease Supplement No. 2, in each case as of the date of such Environmental Violation;

and the Lessor shall have given written notice to the Lessee that this Lease as to the affected Leased Asset is to be terminated as a consequence of the occurrence of such an event (a "Termination Notice") then, subject to Section 19.3 below, the Lessee shall be obligated to purchase the Lessor's interest in such Property on the next Scheduled Payment Date occurring after the earlier to occur of (i) 90 days after the date of the Lessee's receipt of the Termination Notice or (ii) the date on which Lessee collects the proceeds of any applicable insurance coverage or receives any compensation or award from any Governmental Authority, by paying the Lessor an amount equal to the Lease Balance therefor on such date of payment; provided, however, that the Lessor shall not give such notice with respect to any Environmental Violation if such Lessee (x) promptly submits an approved corrective action plan for the remediation of such Environmental Violation to the Lessor, (y) provides reasonable security to the Lessor for the cost of the such remediation and (z) diligently pursues such remediation in accordance with such plan; provided, further that if the Lessor delivers a Termination Notice with respect to any Leased Asset described in Lease Supplement No. 1 or Lease Supplement No. 2, then such Termination shall be deemed to terminate this Lease with respect to each Leased Asset described in Lease Supplement No. 1 and Lease Supplement No. 2.

        19.2.    Termination Procedures.    Subject to Section 19.3, on the date of the payment by the Lessee of the Lease Balance for the affected Property in accordance with the Termination Notice in accordance with Section 19.1, this Lease and the Lessor Commitment shall terminate with respect to such Property and the provisions of Section 25.1 shall be applicable.

        19.3.    Construction Properties.    If a Casualty or Condemnation shall affect any Construction Property for which the Lease Term has not commenced, the terms of the Construction Agency Agreement shall apply.

ARTICLE XX

EVENTS OF DEFAULT; REMEDIES

        20.1.    Events of Default.    The occurrence of any one or more of the following events (whether such event shall be voluntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute "Event of Default":

          (a)  the Lessee shall fail to make any payment of the Purchase Option Price, Lease Balance or any other payment pursuant to Section 19.1, 22.1, 22.2 or Article XXIV on the date when due;

          (b)  the Lessee shall fail to make payment of any Base Rent, Supplemental Rent or any other amount payable by Lessee hereunder or under the other Operative Documents (other than those described in Section 20.1(a)) within five (5) days after the due date therefore;

          (c)  the Lessee shall fail to maintain insurance as required by Article XVII or to observe or perform any term, covenant or condition set forth in Section 32.1(f), 32.5 or 32.6;

          (d)  the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease or the other Operative Documents to which it is party (other than those described in Sections 20.1(a), (b) or (c) or the failure to achieve Substantial Completion for any Construction Property on or prior to the Outside Completion Date for such Construction Property or the failure to cause the progress of Construction for any Construction Property to proceed during the Construction Period for such Construction Property without interruption or cessation for a period in excess of 75 days), and, in each such case, such failure shall have continued for thirty (30) days after delivery to the Lessee of written notice thereof from the Lessor;

          (e)  any representation or warranty made by the Lessee in any of the Operative Documents to which it is a party or in any certificate or other document furnished pursuant thereto shall prove to have been inaccurate in any material respect at the time made or shall be breached;

          (f)    the Lessee or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g)  an involuntary case or other proceeding shall be commenced against the Lessee or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Lessee or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (h)  the Lessee or any Subsidiary shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $5,000,000 and such default shall continue beyond any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (i)    a Construction Agency Agreement Event of Default shall occur, or an Event of Default (as defined therein) shall occur under any other Operative Document (other than a Loan Event of Default under the Loan Agreement or an Event of Default under any Mortgage made by the Lessor);

          (j)    (i) one or more judgments, orders, decrees or arbitration awards requiring the Lessee or any Subsidiary to pay an aggregate amount of $5,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Lessee) shall be rendered against the Lessee or any Subsidiary in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of sixty (60) consecutive days; or (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of the Lessee or any Subsidiary and the same shall not be released, stayed, vacated, or otherwise dismissed within sixty (60) days after issue or levy;

          (k)  the Lessee shall directly or indirectly contest the validity of any Operative Document in any manner in any court of competent jurisdiction or any lien granted by any Operative Document, or shall repudiate, or purport to discontinue or terminate, any Operative Document to which it is a party or any such Operative Document shall cease to be legal, valid and binding obligation or shall cease to be in full force and effect for any reason (other than in connection with the expiration thereof in accordance with its express terms); or

          (l)    a Change of Control shall occur.

        20.2.    Remedies.

          (a)  Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, the Lessor may with respect to each Leased Asset (other than a Construction Property for which the Lease Term has not commenced), do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Event of Default (including the obligation of the Lessee to purchase the Leased Assets as set forth in Section 22.2) and without limiting Lessee's option to purchase the Leased Assets after the occurrence and during the continuance of an Event of Default under Section 22.1:

              (i)  The Lessor may, by notice to the Lessee, terminate this Lease as of the date specified in such notice; provided, however, (A) no reletting, reentry or taking of possession of any Leased Asset or all of the Leased Assets (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (B) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (C) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Asset shall be valid unless the same be made in writing and executed by the Lessor;

            (ii)  The Lessor may (A) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return any Leased Asset promptly to the Lessor in the manner and condition required by Section 13.1 as if the Leased Asset were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (B) without prejudice to any other remedy which the Lessor may have for possession of any Leased Asset, and to the extent and in the manner permitted by Applicable Law, enter upon such Leased Asset and take immediate possession of (to the exclusion of the Lessee) such Leased Asset or any part thereof and expel or remove the Lessee and any other Person who may be occupying such Leased Asset, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting, including without limitation, reasonable brokers' fees and all reasonable costs of any alterations or repairs made by the Lessor;

            (iii)  This Lease may also be terminated by a judgment specifically providing for termination. Any termination of this Lease under this Section 20.2 shall not release Lessee from the payment of any sum then due Lessor or from any claim for damages or rent previously accrued or then accruing against Lessee. In no event shall any one or more of the following actions by Lessor constitute a termination of this Lease: (A) maintenance and preservation of the Leased Assets, (B) efforts to relet the Leased Assets, (C) appointment of a receiver in order to protect Lessor's interest hereunder, (D) consent to any subletting of one or more Leased Assets or assignment of this Lease by Lessee, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or (E) any other action by Lessor or Lessor's agents intended to mitigate the adverse effects from any breach of this Lease by Lessee. In the event this Lease is terminated pursuant to this Section 20.2 or otherwise, Lessor shall be entitled to damages in the following sums: (1) the worth at the time of award of the unpaid Rent which has been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (4) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, reasonable expenses for cleaning, repairing or restoring the Leased Assets to the condition required under Article XIII, all real estate broker's fees, advertising costs and other expenses of reletting any of the Leased Assets which are reasonably incurred by Lessor and applicable to the period after termination of this Lease, all costs of carrying the Leased Assets such as taxes and insurance premiums thereon, utilities and security precautions not otherwise included in Supplemental Rent, all expenses in retaking possession of the Leased Assets, and all attorneys' fees and court costs. As used herein, the "worth at the time of award" of the amounts referred to in above is computed by allowing interest at the Overdue Rate. Without limiting the right of the Lessee to purchase the Leased Assets after the occurrence and during the continuance of an Event of Default under Section 22.1, Lessee hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure;

            (iv)  The Lessor may, at its option, elect not to terminate this Lease and continue to collect all Base Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Leased Asset by the Lessee, the Lessor may enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by the Lessee hereunder and the other Operative Documents;

            (v)  Unless all of the Leased Assets have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (ii), (iii) or (iv) of this Section 20.2 with respect to the Leased Assets or portions thereof, demand, by written notice to the Lessee specifying a date not earlier than ten (10) Business Days after the date of such notice, that the Lessee purchase, on such date, all unsold Leased Assets (or the remaining portion thereof) in accordance with the provisions of Article 22.2; provided, however, that no such written notice shall be required upon the occurrence of any Event of Default in clause (f) or (g) of Section 20.1, in which event the Lessee shall immediately and automatically be obligated to purchase all such Leased Assets in accordance with Section 22.2; and

            (vi)  The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such right to suit until after the expiration of the Lease Term, in which event such right to suit shall be deemed not to have accrued until the expiration of the Lease Term.

          (b)  To the maximum extent permitted by Applicable Law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Leased Asset or any interest therein.

          (c)  The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver on to all or any part of the Leased Assets), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          (d)  An action of mortgage foreclosure as now provided or hereafter prescribed by law, may forthwith be commenced and prosecuted to judgment, execution and sale, for the collection of the whole amount of such Lease Balance secured thereby, together with all fees, costs and expenses of such proceedings, including a reasonable attorney's fees. And all errors in such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any Applicable Law now in force, or which may be enacted hereafter, are hereby forever waived and released.

          (e)  If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 20.2, the Lease Balance for all Leased Assets plus all other amounts due and owing from the Lessee under this Lease and the other Operative Documents shall have been paid in full, the Lessor shall remit to the Lessee any excess amounts received by the Lessor.

        20.3.    Operative Document Remedies.    In addition to any other rights and remedies herein, Lessor and/or the Collateral Agent shall upon the occurrence of any Event of Default have the option to exercise any of their respective rights and remedies under each Mortgage, the Security Agreement and each other Operative Document. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, in connection with the Lessor's exercise of remedies following the occurrence of an Event of Default, the Lessor agrees that with respect to any Leased Asset, the Lessor will either (i) foreclose upon, or cause the exercise of the non-judicial power of sale with respect to, such Leased Asset within five (5) years after the date of such Event of Default or (ii) through the exercise of commercially reasonable efforts (including the listing with a real estate broker) cause the sale of such Leased Asset to an unaffiliated third party within five (5) years after the date on which the Lessee's rights to occupy such Leased Asset have been terminated, the Lessee (and any sublessee or other party claiming by, through or under Lessee) has vacated and surrendered possession of such Leased Asset and the Lessee has executed and delivered a written release of its rights and interests (other than its right to receive a portion of the Gross Proceeds from the sale of such Leased Asset to the extent provided in the Operative Documents) to, and confirmation of its surrender of possession of, such Leased Asset.

        20.4.    Waiver of Certain Rights.

          (a)  If this Lease shall be terminated pursuant to Section 20.2, the Lessee waives, to the fullest extent permitted by law, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (iv) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XX.

          (b)  Without limiting the generality of the foregoing, the Lessee waives Section 1950.7 of the California Civil Code and any other Applicable Law that otherwise would require the return of any security deposit or other form of security prior to the satisfaction of all of the Obligations.

        20.5.    Initial Leased Assets.    The Lessor agrees that if it elects to exercise remedies pursuant to Section 20.2 or 20.3 against any Leased Asset described in Lease Supplement No. 1 or Lease Supplement No. 2 then, to the extent practicable, it will exercise such remedies against all of the Leased Assets described in Lease Supplement No. 1 and Lease Supplement No. 2.

ARTICLE XXI

ASSIGNMENT

          21.1.    Assignment.    The Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person without the consent of the Lessor; which consent shall be given or withheld in its sole discretion. The Lessor may transfer or assign (by way of an assignment or rent purchase arrangement) all or any portion of its rights and interests in any Leased Asset and the Operative Documents related thereto (i) as specifically provided in the Operative Documents, (ii) in connection with the exercise of any of its rights or remedies thereunder and (iii) to any Approved Substitute Lessor; provided, that any assignment or transfer of an interest in any Leased Asset to any Substitute Lessor shall be accompanied by an assignment or transfer of a ratable interest in all of the rights and obligations of the Lessor hereunder and under the other Operative Documents in respect of such Leased Asset; provided, further that (x) Lessor shall provide not less than thirty (30) days' notice of such assignment and transfer to Lessee and (y) if Lessor assigns or transfers an interest in any Leased Asset described in Lease Supplement No. 1 or Lease Supplement No. 2, then Lessor shall assign or transfer its interest in each Leased Asset described in Lease Supplement No. 1 and Lease Supplement No. 2. The Lessor shall maintain a registry in accordance with United States Treasury Regulation Section 5f.103-1(c), in respect of Lessee's obligation to make payments under this Lease which, for federal income tax purposes, constitute principal and interest payments. A transfer or assignment by the Lessor of the right to receive any such payments under this Lease pursuant to this Section 21.1 shall be transferable only through an appropriate entry in such registry.

ARTICLE XXII

PURCHASE PROVISIONS

        22.1.    Purchase Option.    The Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) at any time (including during the existence of a Default or Event of Default or after the commencement of exercising remedies against the Lessee, but in no event after the date which occurs 120 days after the date on which the Lessor or the Collateral Agent sends a notice of default and demand for sale pursuant to the Lease or the Mortgage made by the Lessee) to purchase all of the Leased Assets under any Lease Supplement (unless provisions with respect to joinder of purchase options for the Leased Assets under more than one Lease Supplement are set forth in a Lease Supplement, in which case such exercise must comply with such provisions) on the Business Day specified in such Purchase Notice at a price equal to the Lease Balance for such Leased Assets (the "Purchase Option Price"). The Lessee shall deliver the Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase; provided that if the Lessee shall have previously delivered a notice of its election of the Termination Option with respect to a Leased Asset, any Purchase Notice for such Leased Asset thereafter delivered to the Lessor during the thirty-day period prior to the Expiration Date for such Leased Asset shall be delivered to the Lessor as far in advance as possible and, in any event, shall specify such Expiration Date as the date for such purchase and sale. If the Lessee exercises its option to purchase one or more Leased Assets pursuant to this Section 22.1 (the "Purchase Option"), the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the applicable Leased Assets as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price in accordance with Section 25.1. If the Lessee shall have previously delivered notice of its election to exercise the Termination Option or if the Lessor or the Collateral Agent shall have commenced the exercise of remedies against the Lessee or the applicable Leased Asset from and after the occurrence of an Event of Default, the Lessee shall pay to the Lessor on the date set forth in the Purchase Notice in addition to the Purchase Option Price, all costs, fees and other expenses incurred by the Lessor or the Collateral Agent, as the case may be, in connection with the transactions and obligations contemplated by the Termination Option set forth in Article XXIV, or the exercise of remedies hereunder and under the other Operative Documents. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor the Purchase Option Price on the applicable Expiration Date. If with respect to any Leased Asset the Lessee shall (a) fail to exercise the Termination Option as set forth in Section 24.1 for such Leased Asset and (b) if a Renewal Option is then available for such Leased Asset, fail to exercise the Renewal Option (or fail to agree upon mutually acceptable terms with the Lessee regarding such Renewal Option), then the Lessee shall be deemed automatically and irrevocably to have exercised the Purchase Option under this Section 22.1, specifying as the purchase date the Expiration Date for such Leased Asset.

        22.2.    Acceleration of Purchase Obligation.

          (a)  The Lessee shall be obligated to purchase the Lessor's interest in all of the Leased Assets for an amount equal to the sum of the Lease Balances for all of the Leased Assets (i) automatically and without notice upon the occurrence of any Event of Default specified in clause (f) or (g) of Section 20.1 (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 22.1) and (ii) as provided for in Section 20.2(a)(v) within ten (10) Business Days after written demand of the Lessor upon the occurrence of any other Event of Default.

          (b)  The Lessee shall be obligated to purchase the Lessor's interest in any Leased Assets for an amount equal to the Lease Balance within ten (10) Business Days after written demand of the Lessor at any time during the term when (i) the Lessor ceases to have title to such Leased Assets as contemplated by Section 15.1 or (ii) any related Security Document to which the Lessee is a party shall cease to be in full force and effect, or shall cease to give the Lessor and/or the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby. The Lessee's obligations under clause (ii) of this Section 22.2(b) shall not apply to any Leased Asset for which the Base Date has not occurred unless the defect in the Security Document resulted from the Lessee's acts or failures to act in accordance with this Lease and the other Operative Documents to which it is a party.

          (c)  Any purchase under Section 22.1 or this Section 22.2 shall be in accordance with Section 25.1.

ARTICLE XXIII

RENEWAL TERMS

        23.1.    Renewal.

          (a)  Subject to the conditions set forth herein, and unless otherwise specified in the Lease Supplement applicable to any Leased Assets, the Lessee shall have the option (the "Renewal Option"), to extend the Lease Term for any Leased Asset (the "Renewal Term") with each such Renewal Term to commence on the first day following the Expiration Date for such Leased Asset then in effect. The Renewal Option with respect to each Leased Asset shall be subject to the satisfaction of each of the following conditions:

              (i)  the Lessor and each Lender shall have consented to the renewal of the Lease in respect of such Leased Asset after receipt of Lessee's request therefor delivered to the Lessor and the Agent not later than one hundred twenty (120) days prior to the Expiration Date for such Leased Asset, such consent to be given or withheld in their sole and absolute discretion,

            (ii)  (A)    no Event of Default under this Lease shall have occurred and be continuing, and (B) by exercise of such Renewal Option, the Lessee shall be deemed to represent to the Lessor as to the matters set forth in clause (A) of this condition (ii); and

            (iii)  the Lessee shall not have exercised the Termination Option or the Purchase Option for such Leased Asset under this Lease.

          (b)  Each extension of this Lease for a Renewal Term shall be subject to the terms of this Lease, together with such amendments and modifications, if any, required to reflect the mutually acceptable terms agreed to by the Lessee, the Lessor and each Lender in respect of such Renewal Term.

          (c)  In the event that the Lessor and each Lender have not agreed to extend this Lease in respect of a Leased Asset at least ninety (90) days prior to the Expiration Date for such Leased Asset, the Lessee's request for extension shall be deemed to have been rejected.

ARTICLE XXIV

TERMINATION OPTION

        24.1.    Option to Terminate.    Subject to the fulfillment of each of the conditions set forth in this Section 24.1, the Lessee shall have the option (the "Termination Option") to market and complete the sale of Lessor's interest in all of the Leased Assets under any Lease Supplement (unless provisions with respect to joinder of remarketing options for the Leased Assets under more than one Lease Supplement are set forth in a Lease Supplement, in which case such exercise must comply with such provisions) on the Expiration Date for such Leased Asset. The Lessee's effective exercise and consummation of the Termination Option shall be subject to the due and timely fulfillment of each of the following provisions as to such Leased Asset as of the dates set forth below.

          (a)  Not later than six (6) months prior to such Expiration Date for such Leased Asset, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Termination Option, which exercise shall not preclude Lessee's right to exercise thereafter the Purchase Option with respect to such Leased Asset (in which case the exercise of the Purchase Option shall prevail and be irrevocable). On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Termination Option, no Event of Default shall exist and, in the case of each Construction Property included in such Leased Assets, the Improvements on such Property shall have been constructed in accordance with the Plans and Specifications and all conditions to Substantial Completion for such Construction Property shall have been satisfied.

          (b)  Not later than one hundred twenty (120) days prior to such Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for each Property included in such Leased Assets. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessee and approved in advance by the Lessor and shall contain conclusions satisfactory to the Lessor as to the environmental status of such Property. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered a supplemental environmental assessment by such environmental consultant in form and substance satisfactory to the Lessor and dated prior to such Expiration Date showing the completion of the remediation of such exceptions in compliance with all Requirements of Law.

          (c)  On such Expiration Date, no Event of Default or Default shall exist and none of such Leased Assets shall be subject to a Permitted Contest.

          (d)  On such Expiration Date, the Lessee shall have completed all Modifications, restoration and rebuilding of such Leased Assets pursuant to Section 14.1 and 18.1 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to such Expiration Date. The Lessee shall not have been excused pursuant to Section 16.1 from complying with any Requirements of Law that involved the extension of the ultimate imposition of such Requirements of Law beyond such Expiration Date.

          (e)  During the Marketing Period, the Lessee shall use best efforts to sell the Lessor's interest in such Leased Assets and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value of such Leased Assets. The Lessee will be responsible for hiring brokers and making such Leased Assets available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of such Leased Assets and any maintenance records relating to such Leased Assets by any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of such Leased Assets to any purchaser. All such marketing of such Leased Assets shall be at the Lessee's sole expense. The Lessee's agency under this clause shall, for the first three (3) months of the Marketing Period, be on an exclusive basis. In the event the Lessee is unable to procure during such period a bona fide bid from a non-Affiliated Person with demonstrable financial capacity to consummate such bid for such Leased Asset, from and after such third month, the agency hereunder shall be on a non-exclusive basis.

          (f)    The Lessee shall submit all offers to purchase such Leased Assets to the Lessor and the Lessor will have the right to review the same and the right to submit one or more of its own offers. All offers shall be on an all-cash basis unless the Lessor shall otherwise agree in its sole discretion. No purchaser shall be the Lessee or an Affiliate of the Lessee. Each offer must specify such Expiration Date as the closing date unless the Lessor shall otherwise agree in its sole discretion.

          (g)  In connection with any such sale of Lessor's interest in any Leased Assets, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding absence of Liens (except Lessor Liens) and the condition of such Leased Assets, including, without limitation, an environmental indemnity for any Property, to the extent the same are required by the purchaser. The Lessee shall have obtained, at its cost and expense, all required Governmental Actions and shall have made all filings as required by all Requirements of Law in order to carry out and complete the transfer of such Leased Assets. As to the Lessor, any such sale of Lessor's interest in any Leased Assets shall be made on an "as is, with all faults" and quitclaim basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

          (h)  The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of Lessor's interest in such Leased Assets, whether incurred by the Lessor or the Lessee, including the cost of all title insurance, surveys, environmental reports, appraisals, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary, transfer, recording and other taxes.

          (i)    The Lessee shall pay to the Lessor on or prior to such Expiration Date (or to such other Person as the Lessor shall notify the Lessee in writing) an amount equal to the Guaranteed Residual Value for such Leased Assets, plus all Base Rent, Supplemental Rent and all other amounts hereunder which have accrued or will accrue with respect thereto prior to or as of such Expiration Date plus the amount, if any, by which the Fair Market Sales Value of such Leased Asset has been reduced by excess wear and tear of any Leased Asset.

          (j)    (i)    If the Lessee complies with all of the conditions and all of its obligations under clauses (a) through (i) above and arranges for the sale of such Leased Assets, then, subject to the terms of Section 24.1(l), the purchase of Lessor's interest in such Leased Assets shall be consummated on the Expiration Date and the Gross Proceeds of the sale of such Leased Assets shall be paid directly to the Lessor. If the Gross Proceeds received by Lessor exceeds the Lease Balance for such Leased Assets plus all other costs, fees, expenses and other payments outstanding hereunder as of such date, then such excess together with the amount of the Guaranteed Residual Value shall be paid to the Lessee on the Expiration Date. If the Gross Proceeds received by the Lessor are less than the Lease Balance for such Leased Assets, then the Gross Proceeds shall be paid and applied as follows on the Expiration Date: first, to the Lessor in an amount equal to the difference between the Permitted Lease Balance and the Guaranteed Residual Value for such Leased Assets; second, to the Lessee in an amount equal to the Guaranteed Residual Value for such Leased Assets; third, to the Lessor in an amount equal to the difference between the Lease Balance and the Permitted Lease Balance for such Leased Asset; and fourth, to the Lessee to the extent the remaining Gross Proceeds, if any, are in excess of the Lease Balance for such Leased Assets and all carrying charges and selling costs.

            (ii)  If the Lessee complies with all of the conditions and all of its obligations under clauses (a) through (i) above but does not arrange for the sale of such Leased Assets or the Lessor refuses to consummate the sale pursuant to Section 24.1(l) below, then the Lessee shall surrender all of its rights in the Leased Assets to the Lessor on such Expiration Date as required by Sections 13.2 and 25.2.

            (iii)  If the Lessee does not comply with any of the conditions or any of its obligations under clauses (a) through (i) above with respect to such Leased Assets, then the Lessor shall declare by written notice to the Lessee the Termination Option with respect to such Leased Assets to be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee's rights under this Section 24.1 shall immediately terminate and the Lessee shall be obligated to purchase Lessor's interest in such Leased Assets as if it had exercised its option under Section 22.1 on the Expiration Date.

          (k)  In the event that the sale of all of such Leased Assets is not consummated on such Expiration Date, but such sale is consummated any time thereafter, the Lessor shall pay and apply the Gross Proceeds, promptly after the consummation of the sale of such Leased Assets, in the manner specified in the third sentence of Section 24.1(j)(i) above. Notwithstanding anything to the contrary set forth in this Section 24.1, Lessor shall not itself lease such Leased Assets or occupy such Leased Assets for use in its own business after such Expiration Date, shall use commercially reasonable efforts to sell such Leased Assets (including listing such Leased Assets with a real estate broker) to one or more unaffiliated third parties and shall in all events sell such Leased Assets no later than five (5) years after obtaining possession of such Leased Assets and shall disburse the proceeds of such sale as set forth above.

          (l)    Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of Lessor's interest in any Leased Asset. The Lessor shall have the right, but shall be under no duty, to solicit offers, to inquire into the efforts of the Lessee to obtain offers or otherwise to take action in connection with any such sale of Lessor's interest in such Leased Assets, other than as expressly provided in this Section 24.1. Notwithstanding anything herein to the contrary, Lessor shall not be obligated to sell any Leased Asset or consummate any sale arranged under this Section 24.1 if the Gross Proceeds plus the Guaranteed Residual Value paid to Lessor is less than the Lease Balance for such Leased Asset plus the other costs, fees, expenses and other payments outstanding hereunder.

        24.2.    Certain Obligations Continue.    During the Marketing Period for any Leased Assets, the obligation of the Lessee to pay Rent shall continue undiminished until payment in full to the Lessor of the Guaranteed Residual Value and all other amounts due to the Lessor with respect to such Leased Assets under the Operative Documents to which the Lessee is a party.

        24.3.    Late Payment.    If Lessor does not receive all payments due under this Lease and any other Operative Document (including all payments required hereunder on such Expiration Date), Lessee may nonetheless tender to Lessor the full Purchase Option Price and all amounts then due under this Lease, together with interest on the total Purchase Option Price computed at the Overdue Rate from such Expiration Date to the date of tender and all other costs, fees and expenses incurred by the Lessor, the Collateral Agent and any Lender in connection with such Event of Default and their respective rights and remedies under this Lease and the other Operative Documents, and if presented with such a tender within thirty (30) days after such Expiration Date, Lessor must accept the tender and promptly thereafter deliver any escrowed proceeds, and all other documents as set forth in Section 25.1 hereof.

ARTICLE XXV

PROCEDURES RELATING TO PURCHASE OPTION OR TERMINATION OPTION

        25.1.    Conveyance Upon Purchase by the Lessee.    In connection with the Lessee's purchase of the Leased Assets under any Lease Supplement pursuant to Section 22.1 or 22.2, or in connection with a purchase of Lessor's interest in any Leased Asset under Article XIX or under the Construction Agency Agreement:

            (i)  the Lessee shall pay the amounts set forth in Section 22.1, Section 22.2, Article XIX or the Construction Agency Agreement, as applicable, together with all accrued Rent relating to such Leased Assets and any other amount then due and payable by the Lessee to the Lessor under this Lease or the other Operative Documents;

          (ii)  the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a special warranty deed with respect to the Improvements, a special warranty deed, release, assignment or termination of Ground Lease (as specified by Lessee in writing) with respect to the Land and an assignment of the Lessor's entire interest in the Leased Assets being sold which shall include an assignment of all of the Lessor's right, title and interest in and to any Gross Proceeds then held by or on behalf of the Lessor, in each case in recordable form and otherwise in conformity with local custom and warranting solely that the Lessor's interest therein is being conveyed free and clear of the Lien of each Mortgage and any Lessor Liens attributable to the Lessor;

          (iii)  the Leased Assets being sold shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in their then present physical condition; and

          (iv)  subject to the terms of Section 33.10 hereof, nothing in this Lease, nor the performance without objection by Lessee of its obligations hereunder, shall be construed as a waiver by Lessee of any right Lessee may have at law or in equity, following (A) any failure by Lessor to tender any escrowed proceeds or any of the required conveyance documents with respect to a Leased Asset as required by paragraph (ii) of this Section 25.1 upon the payment by Lessee of all amounts required to be paid hereunder in respect of such Leased Asset, or (B) any failure by Lessor to remove all Lessor Liens and the Lien evidenced by any Mortgage and encumbering such Leased Asset before conveying such Leased Asset to Lessee pursuant to this Section 25.1, including the right (i) to recover monetary damages proximately caused by such failure of Lessor if Lessor does not cure the failure within thirty (30) days after receipt by Lessor of a written demand to cure such specified failures or (ii) to obtain a decree compelling specific performance of Lessor's obligations hereunder; provided that in no event shall Lessor be liable in any manner for any special, indirect, consequential or punitive damages.

        25.2.    Conveyance Upon Termination by the Lessee.    If the Lessee properly exercises the Termination Option with respect to the Leased Assets under any Lease Supplement, then the Lessee shall, on the Expiration Date applicable thereto, and at its own cost, surrender possession of such Leased Assets to the independent purchaser(s) thereof or the Lessor, as the case may be, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, and transferring all of its rights, title and interest in such Leased Assets free and clear of all Liens other than Lessor Liens, in the condition required under and in accordance with Sections 13.2 and 24.1. The Lessor agrees to transfer all of its rights, title and interest in and to such Leased Assets to the independent purchaser thereof on the date set for such purchase and sale, all on the terms and subject to the conditions set forth in Section 24.1 (including the execution and delivery, in recordable form, of a quitclaim deed, assignment of the Ground Lease, if any, and other conveyance documents, if required by local custom). The Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date, cooperate reasonably with the Lessor and/or the independent purchaser(s) in order to facilitate the purchase by such purchaser(s) of such Leased Assets, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date applicable thereto or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of such Leased Assets and all data and technical and all other information relating thereto, granting or assigning all licenses (to the extent such licenses are assignable under Applicable Law) necessary for the operation and maintenance of such Leased Assets and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

        25.3.    Closing Costs.    In connection with any sale or purchase of any Leased Asset on the terms described in Sections 25.1 or 25.2 above, the Lessee shall pay or cause to be paid in addition to the purchase price therefor, all transfer taxes, recording charges, mortgage taxes, filing fees and all similar taxes, fees, expenses and closing costs in connection with such conveyance.

ARTICLE XXVI

INDEMNIFICATION

        26.1.    General Indemnification.    The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

          (a)  any of the Operative Documents or any of the transactions contemplated thereby;

          (b)  the Leased Assets or any part thereof or interest therein;

          (c)  the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to any provision hereof), return or other disposition of all or any part or any interest in any Leased Asset or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of a Governmental

  Rule or Claims in tort (strict liability or otherwise) arising out of or in connection with any accident, injury or death of any person or loss or damage to any property, (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Asset, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to this Lease which are in effect at any time with respect to any Leased Asset or any part thereof, (5) any Claim for patent, trademark or copyright infringement, (6) Claims which would otherwise be covered by insurance policies of the Lessee, as required by Article XVII, and (7) Claims arising from any public improvements with respect to any Property resulting in any charge or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to any Property, or any Claim for utility "tap-in" fees;

          (d)  the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or in any certificate delivered pursuant to any Operative Document;

          (e)  the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with the transactions contemplated hereby; or

          (f)    the existence of any Lien on or with respect to any Leased Asset, any Base Rent or Supplemental Rent, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Asset or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personal property or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lessor;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim to the extent attributable to acts or events occurring after the expiration or termination of the Lease Term and the return or remarketing of any Leased Asset so long as the Lessor is not exercising remedies against the Lessee in respect of the Operative Documents, or (3) any Claim arising from a breach or alleged breach by an Indemnitee of any agreement entered into in connection with the assignment or participation of Rent. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document. Without limiting the express rights of any Indemnitee hereunder, this Section 26.1 shall be construed as an indemnity only and not a guaranty of residual value of any Leased Asset.

        26.2.    Environmental Indemnity.    Without limitation of the other provisions of this Article XXVI, the Lessee hereby agrees to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims, including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Agency, that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

          (a)  the presence on or under any Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Property for which any Indemnitee or Lessee may be legally liable,

          (b)  any activity for which any Indemnitee or Lessee may be legally liable, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

          (c)  loss of or damage to any property or the environment (including, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws for which any Indemnitee or Lessee may be legally liable,

          (d)  any claim concerning any Indemnitee's or Lessee's lack of compliance with Environmental Laws in respect of a Leased Asset, or any act or omission by any Indemnitee, the Lessee or any of their agents, employees or contractors causing an environmental condition on or about such Leased Asset that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

          (e)  any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances for which any Indemnitee or Lessee may be legally liable;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.2 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or any of their agents, representatives or invitees (other than the Construction Agent), or (2) any Claim to the extent attributable to acts or events occurring after the expiration of the Lease Term and the return or remarketing of the Properties so long as the Lessor is not exercising remedies against the Lessee in respect of the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document.

        26.3.    Tax Indemnity.

          (a)  The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After Tax Basis, from and against, any and all Impositions that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Impositions by any other Person and whether or not such Impositions arises or accrues prior to the Closing Date or after the Expiration Date applicable to any Leased Asset.

          (b)  Any Imposition indemnifiable under this Section 26.3 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to this Section 26.3 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 26.3 directly to the Indemnitee entitled thereto shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address. Upon the request of any Indemnitee with respect to an Imposition that the Lessee is required to pay, the Lessee shall furnish such Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Indemnitee.

          (c)  Except in the case of a payment to any Lender, at the Lessee's request, the amount of any indemnity payment by the Lessee pursuant to this Section 26.3 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The Indemnitee shall provide such independent public accounting firm, on a confidential basis, the requisite financial information. The costs of such verification shall be borne by the Lessee unless such verification shall result in an adjustment in the Lessee's favor in an amount not less than $10,000, in which case such fee shall be paid by the Indemnitee. In no event shall the Lessee have the right to review the Indemnitee's tax returns or receive any other confidential information from the Indemnitee in connection with such verification. Any information provided to such independent public accounting firm by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the independent public accounting firm will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the independent public accounting firm shall be entitled thereto and all such materials shall be returned to such Person. Such independent public accounting firm shall be requested to make its determination within thirty (30) days of the Lessee's request for verification and the computations of the independent public accounting firm shall be final, binding and conclusive upon the Lessee and the Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Lease and that matters of interpretation of this Lease are not within the scope of the independent public accounting firm's responsibilities.

          (d)  The Lessor represents and warrants that it will not, prior to the termination of this Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Leased Assets for any income tax purposes, it being understood that the Lessee is and will remain the owner of the Leased Assets for such income tax purposes until the termination of this Lease.

        26.4.    Proceedings in Respect of Claims.    In case any action, suit or proceeding shall be brought against any Indemnitee in respect of any Claim for which such Indemnitee is entitled to be indemnified hereunder, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of material civil liability on such Indemnitee beyond that for which the Indemnitee is jointly and severally liable with the Lessor or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Asset or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a conflict of interest on the part of the Lessee, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 26.1, 26.2 or 26.3 without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee; provided, however, that in the event that such Indemnitee withholds consent to any settlement or other compromise, the Lessee shall not be required to indemnify such Indemnitee under Section 26.1, 26.2 or 26.3 to the extent that the applicable Claim (x) is for legal fees and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

        Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee and in the possession of such Indemnitee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 26.4. Unless an Event of Default shall have occurred and be continuing under Section 20.1(a), (f) or (g), no Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which it is entitled to be indemnified under Section 26.1, 26.2 or 26.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 26.1, 26.2 or 26.3 with respect to such Claim.

        The Lessee shall forthwith upon demand reimburse any Indemnitee for any sum or sums expended by it and for which it is indemnified pursuant to Section 26.1, 26.2 or 26.3 or, upon request of any Indemnitee, will pay such amounts directly. Upon reimbursement of payment in full of any Claim by the Lessee pursuant to Section 26.1, 26.2 or 26.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (including claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

ARTICLE XXVII

ESTOPPEL CERTIFICATES

        27.1.    Estoppel Certificates.    At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Base Rent and Supplemental Rent have been paid; to the actual knowledge of the Certifying Party, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and

such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

ARTICLE XXVIII

ACCEPTANCE OF SURRENDER

        28.1.    Acceptance of Surrender.    No surrender to the Lessor of this Lease or of all or any portion of any Leased Asset or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor, and no act by the Lessor or any representative or agent of the Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE XXIX

NO MERGER OF TITLE

        29.1.    No Merger of Title.    There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (ii) the fee or ground leasehold estate in any Leased Asset, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (iii) a beneficial interest in the Lessor.

ARTICLE XXX

INTENT OF THE PARTIES

        30.1.    Ownership of the Leased Assets.

          (a)  It is the intent of the parties hereto that: (i) this Lease constitutes an operating lease from the Lessor to the Lessee for the purposes of the Lessee's financial reporting, (ii) the Lease and other transactions contemplated hereby shall be treated as a financing arrangement, and Lessee shall be treated as the owner of each Leased Asset for Federal, State and local and other income and property tax and bankruptcy purposes and (iii) the obligations of the Lessee to pay Base Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal, State, local and other income tax and bankruptcy purposes and the Lessee alone shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. The Lessee has granted a mortgage lien on and security interest in all of its right, title and interest in and to each Leased Asset to, or for the benefit of, the Lessor, pursuant to each Mortgage made by Lessee, to secure the payment and performance by the Lessee of all of its obligations under the Lease and the other Operative Documents that are attributable or allocable to the Lessor Contribution of the Advances comprising the Lease Balance for such Leased Assets. Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action, including any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 30.1.

          (b)  Specifically, without limiting the generality of clause (a) of this Section 30.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor, any other Person or any collective actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor to the Lessee.

          (c)  Accordingly, and notwithstanding any other provision of this Lease to the contrary, Lessor and the Lessee agree and declare that (i) the transactions contemplated hereby are intended to have a dual, rather than single, form and (ii) all references in this Lease to the "Lease" of any Leased Asset which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Lessor and the Lessee as to the true form of such arrangements.

          (d)  The Lessee acknowledges and agrees that it has retained accounting, tax and legal advisors to assist it in structuring the transactions contemplated by this Lease and the other Operative Documents, and Lessee is not relying on any representations of Lessor regarding the proper treatment of such transactions for accounting, tax or any other purposes, although it is understood that the Lessor will report such transactions consistently with Section 30.1(a).

ARTICLE XXXI

PAYMENT OF EXPENSES; YIELD PROTECTION

        31.1.    Transaction Expenses.

          (a)  The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions taking place on the Closing Date and on each Funding Date on such respective date; provided, however, that, if the Lessee has not received written invoices therefor two (2) days prior to such date, such Transaction Expenses shall be paid on the date thirty-five (35) days after the Lessee has received written invoices therefor.

          (b)  The Lessee shall pay or cause to be paid (i) all reasonable Transaction Expenses from time to time incurred by the Lessor, the Collateral Agent, and the Agent in entering into any future amendments or supplements with respect to any of the Operative Documents, or giving or withholding of waivers of consents hereto or thereto (whether or not such amendments, supplements, consents or waivers are ultimately entered into or granted), in each case which have been requested or approved by the Lessee, (ii) all reasonable Transaction Expenses incurred by the Lessor, the Collateral Agent and the Agent in connection with any purchase of any Leased Asset by the Lessee or other Person pursuant to this Lease and (iii) all Transaction Expenses incurred by the Lessor, the Collateral Agent, the Agent and each Lender in respect of enforcement of any of their rights or remedies against the Lessee in respect of the Operative Documents.

        31.2.    Brokers' Fees and Stamp Taxes.    The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer, recording and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Lease and the other Operative Documents. The Lessor and the Lessee each represent to the other that it has not employed any brokers in connection with the transactions contemplated by the Operative Documents.

        31.3.    Funding Losses.    If (i) any payment of Base Rent or any portion of a Lease Balance is made on any day other than a Payment Date, (ii) any Advance is not accepted by Lessee on the date specified therefor in the related Funding Request or the Lessee revokes such Funding Request or (iii) the Reserve Adjusted LIBOR applicable to any Advance is converted to the Base Rate pursuant to Section 31.4 or 31.5 on any day other than the last day of an Interest Period, then the Lessee shall reimburse the Lessor within fifteen (15) days after demand for any resulting loss or expense incurred by the Lessor and each Lender as a result thereof, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that the Lessor or such Lender, as the case may be, shall have delivered to the Lessee a certificate in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

        31.4.    Basis for Determining Reserve Adjusted LIBOR Inadequate or Unfair.    If on or prior to the first day of any Interest Period:

          (a)  deposits in dollars (in the applicable amounts) are not being offered to Lessor or any Lender in the relevant market for such Interest Period, or

          (b)  the Lessor or any Lender advises the Lessee that Reserve Adjusted LIBOR will not adequately and fairly reflect the cost to the Lessor or such Lender of funding Advances or Loans, as the case may be, for such Interest Period, the Lessor or such Lender shall forthwith give notice thereof to the Lessee, whereupon until the Lessor or such Lender notifies the Lessee that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lessor or such Lender to make Advances or Loans, as the case may be, based on the Reserve Adjusted LIBOR shall be suspended and all future Advances and Loans shall be made on the basis of the Base Rate and (ii) each outstanding Advance and Loan shall begin to bear interest based upon the Base Rate on the last day of the then current Interest Period applicable thereto.

        31.5.    Illegality.    If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lessor or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lessor or such Lender to make, maintain or fund its Advances or Loans, as the case may be, based on the Reserve Adjusted LIBOR and the Lessor or such Lender shall so notify the Lessee, then until the Lessor or such Lender notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of the Lessor to make Advances or of such Lender to make Loans, as the case may be, based on the Reserve Adjusted LIBOR shall be suspended and all future Advances by the Lessor or Loans by such Lender, as the case may be, shall be made on the basis of the Base Rate. If such notice is given each Advance by the Lessor and each Loan by such Lender shall begin to bear interest based upon the Alternate Base Rate either (A) on the last day of the then current Interest Period applicable thereto or (B) immediately, if the Lessor or such Lender shall determine that it may not lawfully continue to maintain and fund such Advance or Loan, as the case may be, to such day.

        31.6.    Increased Cost and Reduced Return.

          (a)  In the event that the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lessor or any Lender with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency (except for any adoption or change formally adopted and publicly announced prior to the date hereof but with an effective date on or after the date hereof):

              (i)  does or shall subject the Lessor or any Lender to any additional tax of any kind whatsoever with respect to the Operative Documents or any Advance or Loan made by it, or change the basis or the applicable rate of taxation of payments to the Lessor or such Lender of principal, interest or any other amount payable hereunder or under any other Operative

    Document (except for the imposition of or change in any tax on or measured by the overall net income of the Lessor or such Lender);

            (ii)  does or shall impose, modify or hold applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, the Lessor or such Lender which are not otherwise included in determination of the rate of interest on Advances or Loans hereunder; or

            (iii)  does or shall impose on the Lessor or such Lender any other condition;

  and the result of any of the foregoing is to increase the cost to the Lessor or such Lender of making or maintaining Advances or Loans, or to reduce any amount receivable hereunder, then in any such case, the Lessee shall promptly pay to the Lessor or such Lender, upon demand, any additional amounts necessary to compensate the Lessor or such Lender for such increased cost or reduced amount receivable.

          (b)  If Lessor or any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except for any adoption or change formally adopted and publicly announced prior to the date hereof but with an effective date on or after the date hereof), or if the Lessor or such Lender shall have determined that a change in the risk weighting of its Lessor Commitment or Lender Commitment, as the case may be, is necessary, and any of the foregoing has or would have the effect of reducing the rate of return on capital of the Lessor or such Lender (or any entity directly or indirectly controlling any of such Persons) as a consequence of its obligations under the Operative Documents to a level below that which it could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by the Lessor or such Lender, the Lessee shall pay to the Lessor or such Lender such additional amount or amounts as will compensate the Lessor or such Lender (or its controlling entities) for such reduction.

          (c)  The Lessor and each Lender will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will require the Lessee to make payments pursuant to this Section; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Section 31.6 on account of any such increased costs relating to any Interest Period that ended more than six (6) months prior to such demand for payment or, if any increased costs or reduced amounts do not relate to a particular Interest Period, on account of any such increased costs or reduced amounts about which the demanding party first knew or should have known more than six (6) months prior to its first demand for payment. A certificate of the Person claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the affected Person may use any reasonable averaging and attribution methods.

          (d)  The Lessor agrees to exercise any rights available to it under Sections 3.01, 3.02 and 3.06 of the Loan Agreement upon request by the Lessee.

ARTICLE XXXII

OTHER COVENANTS AND AGREEMENTS OF LESSEE

        32.1.    Information.    The Lessee will deliver to the Lessor and the Collateral Agent:

          (a)  within fifty (50) days after the last day of each fiscal quarter of the Lessee, a copy of the unaudited Financial Statements of the Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief financial officer, treasurer or controller of the Lessee to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

          (b)  within one-hundred (100) days after the close of each fiscal year of the Lessee, (A) copies of the audited Financial Statements of the Lessee and its Subsidiaries (prepared on a consolidated and consolidating basis) for such year, audited by independent certified public accountants of recognized national standing and, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to the Lessor and the Collateral Agent) of such accountants;

          (c)  contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the chief financial officer, treasurer or controller of the Lessee in substantially the form of Exhibit D (a "Compliance Certificate"), which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action the Lessee proposes to take with respect thereto; and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Section 32.6;

          (d)  as soon as available and in no event later than five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by the Lessee or any of its Subsidiaries with the United States Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-K reports); and (B) all reports, proxy statements and financial statements sent or made available by the Lessee or any of its Subsidiaries to its security holders;

          (e)  as soon as available and in no event later than five (5) Business Days after the Lessee changes its legal name or the address of its chief executive office, written notice setting forth the Lessee's new legal name and/or new address;

          (f)    within five (5) days after a Responsible Employee of the Lessee of the Lessee obtains knowledge of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of an authorized officer setting forth details of such Default or Event of Default and the action that the Lessee proposes to take with respect thereto;

          (g)  promptly upon any change of the Lessee's independent public accountants, notification thereof;

          (h)  from time to time such additional information regarding the business, properties, financial condition, operations or prospects of the Lessee and its Subsidiaries, or regarding the Leased Assets or the status of any construction thereon, as the Lessor may reasonably request, to the extent the delivery or distribution of such additional information is not prohibited by Applicable Law or written confidentiality arrangements binding upon the Lessee.

        32.2.    Other Covenants.    If any covenants are set forth in any Lease Supplement, then the Lessee will observe and perform such covenants according to the terms thereof with the same force and effect as if set forth in full herein.

        32.3.    Consents.    The Lessee consents and acknowledges to, and agrees with, the Lessor for the benefit of the Lessor, the Collateral Agent and the Lenders as follows:

          (a)    Receipts of Agreements.    The Lessee has received a copy of (i) the Security Agreement, (ii) each Mortgage, (iii) the Loan Agreement and other Operative Documents as it has required in connection herewith.

          (b)    Consent.    The Lessee consents to the execution, delivery and performance of the Security Documents, to the assignment, pledge, transfer and grant to the Collateral Agent of a continuing security interest in, and a lien upon, the Collateral (including the rights of the Lessor under this Lease) in the manner and for the purposes of the Security Documents, to all of the terms and provisions of the Security Documents and to the exercise by the Collateral Agent of any right, remedy, power or privilege granted to the Collateral Agent under the Security Documents in accordance with the terms thereof and Applicable Law as now or at any time hereafter in effect. The Lessee further consents to the execution, delivery and performance of the Lessor Fee Letter and to the terms and provisions thereof.

          (c)    Payment of Assigned Amounts.    The Lessor hereby irrevocably instructs the Lessee to pay all amounts payable to the Lessor under this Lease and the other Operative Documents directly to the Collateral Account. The Lessee hereby agrees to pay all such amounts in accordance with such instructions free and clear of any setoff, counterclaim or defense whatsoever that the Lessee may have with respect thereto; provided, however, that no payment by the Lessor to the Collateral Agent shall be deemed a waiver of any rights the Lessee may have against the Lessor, the Collateral Agent or any other Person.

          (d)    Enforceability of Obligations.    By reason of the Security Documents, all of the obligations of the Lessee under this Lease and the other Operative Documents, together with all of the rights and remedies of the Lessor thereunder, shall be enforceable by the Collateral Agent directly against the Lessee in accordance with the respective terms thereof. Lessee acknowledges that each Indemnitee is an express third-party beneficiary of Article XXVI of this Lease.

          (e)    Assignments by the Collateral Agent.    The Collateral Agent may, in realizing upon the Collateral, assign all or any part of the Lessor's rights and interests in this Lease or the other Operative Documents to any other Person without the Lessee's consent. Upon any such assignment, the assignee shall agree to assume all duties of the Lessor under this Lease and the other Operative Documents directly related to the rights and interests assigned.

          (f)    No Waiver; Cumulative Remedies.    No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies hereunder are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

          (g)    Legal Opinions.    The Lessor and the Lessee each hereby consent to and authorize and direct each of their respective counsel to deliver legal opinions to the Collateral Agent and the Lenders in connection with the transactions contemplated by the Loan Agreement.

        32.4.    Ground Lease.

          (a)  The Lessee covenants and agrees that while this Lease remains in effect with respect to each Leased Asset subject to a Ground Lease, if any, and at all times prior to the date on which the Lessee's right to occupy such Leased Asset has been terminated by the Lessor, the Lessee (and any sublessee or other party claiming by, through or under Lessee) has actually vacated such Leased Asset and the Lessee has executed and delivered to Lessor a written release of its rights and interests (other than its right to receive a portion of the Gross Proceeds from the sale of such Leased Asset) to, and confirmation of its surrender of possession in respect of, the Leased Asset, (i) Lessee will perform and observe all of the terms, covenants, provisions, conditions and agreements of the Ground Lease for each Leased Asset on the Lessor's part as lessee thereunder to be performed and observed (including, without limitation, payment of all rent, additional rent and other amounts payable by the Lessor as lessee thereunder) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Lessor as lessee thereunder, except to the extent such performance is solely under the control of the Lessor and (ii) the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of any Ground Lease, each of which shall be provided, made or effected by the Lessee hereunder. The Lessor and the Lessee mutually agree to cooperate fully with each other to enforce the Lessor's rights as the lessee under each Ground Lease as against the lessor under such Ground Lease. The obligations of the Lessee under this Section 32 shall survive the termination of this Lease and the rights of the Lessee hereunder but shall not, for any Leased Asset, extend beyond the date after the termination of this Lease that Lessor shall have completed a sale or lease of such Leased Asset to an unaffiliated third party.

          (b)  The Lessee covenants and agrees pursuant to Section 26.1 hereof to indemnify and hold harmless each Indemnitee from and against any and all Claims by reason of the Lessee's failure to comply with the provisions of this Section 32.4, other than to the extent arising from the gross negligence or willful misconduct of any such Indemnitee.

        32.5.    Pari Passu Ranking.    The Lessee shall take, or cause to be taken, all actions necessary to ensure that the obligations of Lessee hereunder and under the Operative Documents to which it is a party are and continue to rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Lessee.

        32.6.    Financial Covenants.    Until the expiration or sooner termination of this Lease:

          (a)    Quick Ratio.    The Lessee shall maintain a ratio, as of the last day of each fiscal quarter, of (i) Quick Assets to (ii) Current Liabilities, of not less than 1.50 to 1.00.

          (b)    Tangible Net Worth.    The Lessee shall maintain a Consolidated Tangible Net Worth, as of the last day of each fiscal quarter, of not less than the sum of $500,000,000, plus an amount equal to the sum of (a) 75% of Consolidated Net Income, on an after-tax basis (without subtracting any net losses), (b) the aggregate net proceeds received by the Lessee from any issuance or sale of its Equity Securities (including pursuant to any employee stock option, stock purchase, stock incentive or similar plan) and (c) the amount of any increase in stockholders' equity of the Lessee resulting from any conversion of outstanding Indebtedness of the Lessee into Equity Securities of the Lessee, in each case determined on a cumulative basis for each fiscal quarter ending after September 28, 2001.

          (c)    Ratio of Total Indebtedness to Tangible Net Worth.    The Lessee shall not permit the ratio of (i) aggregate consolidated Indebtedness of the Lessee and the Subsidiaries (determined in accordance with GAAP) to (ii) Consolidated Tangible Net Worth to exceed 0.5 to 1.0 as of the last day of each fiscal quarter.

          (d)    Net Operating Losses; Net After Tax Loss.    The Lessee shall not permit Consolidated Net Income both before and after taxes:

              (i)  to be less than zero for more than one fiscal quarter in any fiscal year;

            (ii)  to be less than zero for any two consecutive fiscal quarters; and

            (iii)  to be less than zero for any fiscal quarter by a positive amount that exceeds 5% of Consolidated Tangible Net Worth as of the last day of the preceding fiscal quarter.

          (e)    Cash Balances.    The Lessee shall at all times hold (a) unencumbered cash on hand held in the United States or on deposit in commercial banks operating in the United States, (b) unencumbered certificates of deposit or banker's acceptances maturing within one year of such date and issued by commercial banks operating in the United States having capital and surplus in excess of $500,000,000 and/or (c) shares of money market, mutual or similar funds located in the United States which invest exclusively in assets satisfying one or both of clause (a) and (b) above, in an aggregate collective amount of not less than $50,000,000.

          (f)    Leverage Ratio.    The Lessee shall maintain a ratio, as of the last day of each fiscal quarter, of (i) aggregate consolidated Indebtedness of the Lessee and the Subsidiaries (determined in accordance with GAAP) to (ii) EBITDA for the four fiscal quarter period ending on such date of less than or equal to 1.75 to 1.0.

          (g)    Liens.    Without limitation of the provisions of Article XV, the Lessee shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired; other than:

              (i)  any Lien existing on any asset of any Person existing at the time such Person becomes a Subsidiary and not created in contemplation of such event;

            (ii)  any Lien in favor of the Lessee or any Subsidiary;

            (iii)  any Lien in favor of any governmental body created to secure progress, advance or other payments pursuant to any contract or provision of any statute;

            (iv)  any Lien existing on any asset at the time of acquisition thereof by the Lessee or a Subsidiary and not created in contemplation of such acquisition;

            (v)  any Lien on any asset created to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such asset by the Lessee or a Subsidiary for the purpose of financing all or any part of the purchase price thereof;

            (vi)  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (v) ; provided that such extension, renewal or replacement Lien shall not secure any additional Indebtedness and shall not encumber any additional asset (or any greater portion of any asset) than the Lien extended, renewed or replaced;

          (vii)  Permitted Liens;

          (viii)  Liens for taxes that either are not yet payable or overdue or are being contested in good faith by appropriate proceedings; provided that adequate reserves have been established with respect thereto in accordance with GAAP and steps are not being taken to actively enforce any such;

            (ix)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens arising in the ordinary course of business for amounts that either are not past due or are being contested in good faith by appropriate proceedings; provided that adequate reserves have been established with respect thereto in accordance with GAAP and steps are not being taken to actively enforce any such Liens;

            (x)  Liens of any of the types referred to in clause (ix) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has (or have) effectively stayed any execution or enforcement of such Liens;

            (xi)  easements, rights of way and other encumbrances on title to real property incurred in the ordinary course of business; provided that such easements, rights of way and other encumbrances do not, in the aggregate, cause any property to fail to comply with any Requirement of Law or materially affect the value or utility of any property;

          (xii)  Liens created by the Lessee with the consent of the Lessor;

          (xiii)  Liens existing on the date hereof and listed on Schedule II and any renewals or extensions thereof, provided that the property covered thereby is not increased and the Lien secures Indebtedness which is not greater in amount and has no material terms less favorable to the Lessor and the Lenders than the Indebtedness secured by the existing Lien;

          (xiv)  Liens arising in respect of deposits to secure the performance of bids, trade contracts, contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not representing an obligation for borrowed money;

          (xv)  any Lien securing judgments against the Lessee or any Subsidiary to the extent that such Lien does not constitute an Event of Default;

          (xvi)  Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Lessee or the Subsidiaries in excess of those set forth by the regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Lessee or any Subsidiary to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Lessee or such Subsidiary to such depository institution;

        (xvii)  Leases or subleases (other than "synthetic" leases or subleases) and licenses or sublicenses granted to other Persons in the ordinary course of business which do not in the aggregate materially detract from the value of any asset or interfere in any material respect with the business operations of the Lessee and the Subsidiaries;

        (xviii)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (xix)  Liens on insurance proceeds securing the payment of financed insurance premiums;

          (xx)  customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness of the Lessee or any Subsidiary is created; and

          (xxi)  Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount not to exceed $50,000,000.

ARTICLE XXXIII

MISCELLANEOUS

        33.1.    Survival; Severability; Etc.    If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Lease.

        33.2.    Amendments and Modifications.    Neither this Lease nor any provision hereof may be amended, modified, supplemented, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Lessee, with the consent of the Agent on behalf of the Lenders.

        33.3.    No Waiver.    No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

        33.4.    Notices.    All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by United States certified mail, postage prepaid, or overnight courier or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule I hereto or at such other address or facsimile number as shall be designated by such party in a notice to the other parties hereto as herein provided. No notice or other communication declaring or otherwise asserting a default or breach by any party hereunder or required in connection with the exercise of remedies arising therefrom shall be made by facsimile transmission. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three Business Days after having been deposited in the United States mail, postage prepaid, (iii) if sent by overnight courier, one Business Day after having been sent, and (iv) if transmitted by facsimile during business hours on a Business Day, when sent, receipt confirmed by telephone or electronic means (and if sent after hours or on a day other than a Business Day, on the next Business Day).

        33.5.    Successors and Assigns.    All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        33.6.    Headings and Table of Contents.    The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        33.7.    Counterparts.    This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

        33.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a)  THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          (b)  THE LESSEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY IN ANY ACTION, SUIT OR PROCEEDING AGAINST THE LESSEE RELATING IN ANY WAY TO THIS LEASE OR THE OTHER OPERATIVE DOCUMENTS AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, OR A FORM OF MAIL SUBSTANTIALLY EQUIVALENT THERETO, ADDRESSED TO IT AT ITS ADDRESS AS PROVIDED FOR NOTICES HEREUNDER. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE LESSEE IN ANY OTHER JURISDICTION. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN THE FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        33.9.    Original Lease.    The single executed original of this Lease containing the receipt of the Lessor therefor on or following the signature page thereof shall be the original executed counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

        33.10.    Limitations on Recourse.    The obligations of Lessor and Lessee under this Lease and the other Operative Documents shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director, officer or employee of Lessor or Lessee. Except for the gross negligence or willful misconduct of Lessor, or for breach of Lessor's obligation to fund the portion of any Advance allocable to the Lessor Contribution, Lessor's liability to the Lessee hereunder and under the other Operating Documents shall be limited to its interest in the Leased Assets only; provided that during the Construction Period for any Leased Asset, the liability of Lessor hereunder in respect of such Leased Asset shall instead be limited to the Lessor's Commitment for such Leased Asset. In no circumstance shall Lessor be liable for any indirect, consequential or punitive damages.

        33.11.    WAIVER OF JURY TRIAL.    THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LEASE AND EACH SUCH OTHER OPERATIVE DOCUMENTS.

        33.12.    Confidentiality.    The Lessor agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care (in a manner at least consistent with the standards Lessor uses to protect its own confidential information) to maintain the confidentiality of all information identified as "confidential" or "secret" by the Lessee and provided to it by the Lessee or any Subsidiary under this Lease or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Lease and the other Operative Documents or in connection with other business now or hereafter existing or contemplated with the Lessee or any Subsidiary; except that Lessor and its Affiliates shall not be required to maintain the confidentiality of information provided hereunder or under any other Operative Document to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lessor or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Lessee, provided that such source is not bound by a confidentiality agreement with the Lessee known to the Lessor or any of its Affiliates; provided, however, that the Lessor may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lessor is subject or in connection with an examination of the Lessor by any such authority (in which case Lessor will give notice thereof to the Lessee); (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document; (E) to the Lessor's independent auditors and other professional advisors; and (F) to any Lender, Loan Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lessor hereunder.

[signatures begin on the following page]

        IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

SMBC LEASING AND FINANCE, INC., as Lessor
By:

Name:
Title:
COHERENT, INC., as Lessee
By:

Name:
Title:

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

        Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

SMBC LEASING AND FINANCE, INC. as Lessor
By:

Name:
Title:

SCHEDULE I
TO MASTER LEASE AND SECURITY AGREEMENT

Notice Information

SMBC Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attention: Chief Credit Officer
Telecopy: (212) 224-5222
Telephone: (212) 224-5210

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Attention: Chief Financial Officer
Telephone: (408) 764-4000
Fax: (408) 970-9998

with a copy to:

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Attention: Treasurer
Telephone: (408) 764-4000
Fax: (408) 970-9998

and a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attn: Susan P. Reinstra
Telephone: 650-493-9300
Fax: 650-493-6811

Sch 1-1

SCHEDULE II
TO MASTER LEASE AND SECURITY AGREEMENT

Existing Liens

1.
Coherent (UK) Holdings Limited has entered into a real estate mortgage in the approximate amount of £1.4 million on the real property located at Greycaine Road, Watford, Herts, England.

2.
Between May 1999 and December 1999 Coherent entered into five-year equipment leasing agreements with Mellon Bank as follows:

Assets	Original Amount
VoiceMail System	$500,373
Optical Coater	$1,181,831
European Telecom System	$277,525
3.
Coherent Tutcore OY, a majority-owned subsidiary, has entered into an equipment lease agreement for the financing of certain manufacturing equipment at its facility in Tampere, Finland in the approximate amount of $800,000.

Sch 1-2

ANNEX 1
TO MASTER LEASE AND SECURITY AGREEMENT

Description of
Initial Leased Assets

Asset
1.	Land and Improvements located at 2400 Condesa Street, Santa Clara, California 95054

Annex 1-1

EXHIBIT A
TO MASTER LEASE AND SECURITY AGREEMENT

[Form of Funding Request]

FUNDING REQUEST

TO:    SMBC Leasing and Finance, Inc., as Lessor

        This Funding Request is delivered to you pursuant to Section 3.2 of the Master Lease and Security Agreement, dated as of February 15, 2002, (together with any amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "Lease"), between Coherent, Inc. (the "Lessee"), as Lessee, and SMBC Leasing and Finance, Inc. (the "Lessor"), as Lessor. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix 1 to the Lease, and the rules of interpretation set forth in Appendix 1 to the Lease shall apply to this Funding Request.

        The Lessee hereby notifies the Lessor that:

          (i)  the Lessee requests the making of an Advance on                         ,              (the "Funding Date");

        (ii)  the amount of such Advance is $                        .

        (iii)  the proposed Funding Date [will] [will not] also be an Acquisition Date;

        (iv)  the Lessee requests that such Advance bear interest at a rate determined by reference to [Reserve Adjusted LIBOR with an Interest Period of              months] [Base Rate];

        (v)  the Advance described herein is requested to be made in respect of the Leased Assets described on Lease Supplement No.             , dated as of                         , between Lessor and Lessee, and such Advance is attributable to, and will be allocated to the costs and expenses set forth on Schedule A hereto;

        (1)[(vi)with respect to each acquisition of a Leased Asset, the following information is set forth on Schedule B hereto: (A) a description of the Leased Asset to be acquired, (B) the transferor of the Leased Asset and (C) if such Leased Asset is a Construction Property, whether the Land is to be owned by the Lessor in fee simple or leased to the Lessor pursuant to a Ground Lease and the Estimated Improvement Costs for such Construction Property.]

(1)
Include paragraph if the Lessee is requesting an Advance in connection with the acquisition of a Leased Asset.

        In connection with such Advance, the Lessee hereby represents and warrants to you as follows:

          (a)  On the Funding Date, both immediately before and after giving effect to the making of the requested Advance and the application of the proceeds thereof, the statements made by the Lessee in Section 6.3 of the Lease are true and correct except as may be expressly waived by the Lessor, which waiver is attached hereto as Schedule B for purposes of this Funding Request.

          (b)  After giving effect to the Advance requested hereby, the aggregate outstanding amounts of the Advances with respect to the relevant Leased Asset do not exceed the Commitment of the Lessor for such Leased Asset set forth in the Lease Supplement described in clause (iv) above.

          (c)  All of the conditions precedent set forth in Article IV of the Lease applicable to the Advance requested hereby have been satisfied or waived.

Ex A-1

        Lessor is hereby requested to pay all amounts of the Advance requested under this Funding Request in accordance with the following instructions:

[Add Payment Instructions]

        The Lessee has caused this Funding Request to be executed and delivered by its duly authorized Responsible Employee as of this                          day of                         ,             .

COHERENT, INC.
By:

Name:
Title:

Ex A-2

SCHEDULE A TO FUNDING REQUEST

ALLOCATION OF ADVANCE

Leased Asset Description	Lease Supp. No.	Lessor Contribution	Debt Contribution	Property Acquisition Cost	Land Acquisition Cost (Current Advance only)	Property Improvement Cost (Current Advance only)	Transaction Expenses
1.	No.			$	$	$	$
2.	No.			$	$	$	$
3.	No.			$	$	$	$

Sch A-1

SCHEDULE B TO THE FUNDING REQUEST

INFORMATION REQUIRED
FOR FUNDING ACQUISITION OF LEASED ASSET

        1.    Description of the Leased Asset:                                                  .

        2.    The transferor of the Leased Asset is:                                                  .

        [3.    The Leased Asset is a Construction Property which is to be [owned by the Lessor in fee simple] [leased to the Lessor pursuant to a Ground Lease]].

        [4.    Seller/Ground Lessor of the Leased Asset:                         ].

        [5.    Estimated Improvement Costs Property: $                        .]

        [6.    Estimated Improvements Costs and Drawing Schedule for the Leased Asset is attached as Annex I to this Schedule B.]

Sch B-1

EXHIBIT B
TO MASTER LEASE AND SECURITY AGREEMENT

[Form of Lessee's Responsible Employee's Certificate]

RESPONSIBLE EMPLOYEE'S CERTIFICATE

        The undersigned hereby certifies that [s]he is [the] [an] [a]                         of Coherent, Inc., a Delaware corporation (the "Lessee"), and that, as such [s]he is authorized to execute and deliver this Certificate pursuant to the Master Lease and Security Agreement, dated as of February 15, 2002, (together with any amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "Lease"), between the Lessee, as Lessee, and SMBC Leasing and Finance, Inc., as Lessor. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix 1 to the Lease, and the rules of the interpretation set forth in Appendix 1 to the Lease shall apply to this Certificate.

        The undersigned further certifies as follows:

        1.    To the knowledge of the undersigned officer, each and every representation and warranty of the Lessee contained in the Lease or any other Operative Document to which it is party is true and correct in all material respects on and as of the date hereof except for such representations and warranties that relate to a prior date, which representations and warranties are true and correct in all material respects and as of such date.

        2.    To the knowledge of the undersigned officer, no Default or Event of Default has occurred and is continuing.

        3.    To the knowledge of the undersigned officer, each Operative Document to which the Lessee is a party is in full force and effect with respect to the Lessee.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this                        day of                        ,            .

By:

Name:
Title:

Ex B-1

EXHIBIT C-1
TO MASTER LEASE AND SECURITY AGREEMENT

[Form of Lease Supplement for Property (other than Construction Property)]

LEASE SUPPLEMENT NO.

        This Lease Supplement No.    dated                        ,        , (this "Lease Supplement") is delivered pursuant to the Master Lease and Security Agreement dated as of February 15, 2002 (the "Lease"), between Coherent, Inc., as the Lessee, and SMBC Leasing and Finance, Inc., as the Lessor. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 to the Lease.

1.
The Property to which this Lease Supplement relates is described on Attachment 1 hereto.

2.
The Acquisition Date is                        .

3.
The Base Date for this Property shall occur on the Acquisition Date.

4.
The Expiration Date for this Property is the [            ] anniversary of the Base Date.

5.
The Base Term for this Property shall commence on the Base Date and end on the Expiration Date, unless the Base Term is earlier terminated as provided in the Lease. The Lessor shall have no option to extend the Lease Term for this Property pursuant to Section 23.1 except pursuant to mutually acceptable terms and conditions to be established and consented and agreed to by Lessee, Lessor and each Lender, each in their sole and absolute discretion.

6.
The Guaranteed Residual Value for this Property will be determined by the Lessor as of the Base Date and will be equal to that amount which will cause the present value (discounted using the Lease Rate for such Property) of the minimum Rent payments with respect to this Property, determined according to FASB No. 13, to be approximately equal to, but not to exceed, 89.9% of the lesser of the fair value of this Property on the Base Date and the Lease Balance of this Property on the Base Date. For this Property, the Guaranteed Residual Value is equal to $                        .

7.
The Relevant Percentage for Advances made to fund this Property is [85]%.

8.
The Title Company for this Property is                        .

9.
The use restrictions for this Property are, in addition to those set forth in Section 12.2 of the Lease, described in Attachment 2 hereto.

10.
Other Covenants:

11.
The Debt Rate shall mean the weighted average of the rate applicable to all Base Rate Tranches and the rate applicable to all Eurodollar Tranches outstanding under the Loan Agreement.

12.
The Lessor Rate shall mean a rate equal to Reserve Adjusted LIBOR plus the Lessor Applicable Margin for the Lessor Contribution.

13.
The Lease Rate is the weighted average of the Lessor Rate and the Debt Rate.

14.
The Monthly Amortization for this Property is set forth on Attachment 4 hereto; provided, however, that if the circumstances described in Section 17.2(b) exist in respect of the Property described in this Lease Supplement, then (a) the Monthly Amortization set forth in Attachment 3 hereto shall be automatically amended to require the payment of Monthly Amortization (as a component of Base Rent) on each Scheduled Payment Date in the twelve consecutive calendar months next occurring after the effective date of the reduced amount of property damage and hazard insurance coverage but in no event prior to the Base Date for such Property in twelve equal installments, each in an amount equal to the quotient yielded by dividing (i) the difference between the then

Ex C-1-1

  Lease Balance for such Property and the amount of the replacement coverage obtained by the Lessee for such Property, by (ii) 12, and (b) the Guaranteed Residual Value shall be reduced by the amount of such Monthly Amortization.

15.
Base Rent for this Property shall be calculated in accordance with Attachment 4 hereto.

16.
The Lessor Commitment Fee is set forth on Attachment 4 hereto.

17.
The Lender Commitment Fee is set forth on Attachment 4 hereto.

18.
The Threshold Amount for this Property is $1,000,000.

19.
Lessee may not exercise its option to purchase or remarket the Property described on Attachment 1 hereto pursuant to Sections 22.1 or 24.1 of the Lease unless Lessee also exercises the identical right pursuant to Sections 22.1 or 24.1, as the case may be, of the Lease with respect to the Property described on Attachment 1 of that certain Lease Supplement No. 2 executed by Lessee and Lessor with respect to the Lease.

        The undersigned Lessee hereby agrees to perform all the obligations of Lessee under, and to be bound in all respects by the terms of, the Lease and the other Operative Documents.

        The undersigned hereby certifies that the representations and warranties of the Lessee contained in the Lease are true and correct on and as of the date hereof, and will be true and correct on and as of the effective date of this Lease Supplement, with the same effect as if made on and as of such effective date. The undersigned acknowledges and consents to the assignment of the Lease (including this Lease Supplement) by the Lessor to the Collateral Agent pursuant to the terms of the Security Agreement.

        The undersigned confirms that it has received a copy of the Lease and the other Operative Documents together with such other documents and agreements as it has required in connection therewith.

Ex C-1-2

        Dated as of this            day of            ,            .

LESSOR
Lessor Commitment: [ ]	SMBC LEASING AND FINANCE, INC.
By:

Name:
Title:
LESSEE
COHERENT, INC.
By:

Name:
Title:

Ex C-1-3

Attachment 1 to Asset
Supplement No.

[Legal Description of Property]

Ex C-1-4

Attachment 2 to Asset
Supplement No.

[Use Restriction]

Ex C-1-5

Attachment 3 to Asset
Supplement No.

Monthly Amortization

Ex C-1-6

Attachment 4 to Asset
Supplement No.

Calculation of Base Rent

        Base Rent payable on each Payment Date with respect to the Interest Period then ending shall be payable monthly in arrears and equal to the sum of the following for the Leased Asset subject to this Lease Supplement:

          (A)  with respect to the Debt Contribution,

      (I)
      if any Base Rate Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Base Rate Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Base Rate Tranche was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lender Applicable Margin and (z) 1/365, plus

      (II)
      if any Eurodollar Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Eurodollar Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Eurodollar Tranche was outstanding, (y) the sum of (i) the Reserve Adjusted LIBOR applicable to such Eurodollar Tranche and (ii) the Lender Applicable Margin and (z) 1/360; plus

          (B)  with respect to the Lessor Contribution,

      (I)
      if any portion of the Lessor Contribution bears interest based upon the Base Rate during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lessor Applicable Margin and (z) 1/365, plus

      (II)
      if any portion of the Lessor Contribution bears interest based upon Reserve Adjusted LIBOR during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) Reserve Adjusted LIBOR applicable to such portion of the Lessor Contribution plus (ii) the Lessor Applicable Margin and (z) 1/360; plus

          (C)  the Monthly Amortization, if any, for such Leased Asset for such Scheduled Payment Date.

        All calculations of Base Rent shall be performed by the Lessor and shall be submitted to the Lessee no later than 11:00 a.m., New York City time, on the fifth Business Day prior to the relevant Scheduled Payment Date, together with reasonable detail supporting the calculations made. Such calculations shall be deemed final unless the Lessee can demonstrate to the Lessor that inaccuracies exist in the calculations made. If such inaccuracies have been established by the Lessee and confirmed by the Lessor, the Lessee shall nevertheless make the Base Rent payment in accordance with the Lessor's calculations but the subsequent Base Rent payment shall be adjusted.

Ex C-1-7

Determination of Upfront Fee

        The Lessee shall pay to the Lessor an upfront fee (the "Upfront Fee") in respect of the Leased Asset subject to this Lease Supplement on the Acquisition Date for such Leased Asset in an amount equal to $                        .

Ex C-1-8

EXHIBIT C-2
TO MASTER LEASE AND SECURITY AGREEMENT

[Form of Lease Supplement for Construction Property]

LEASE SUPPLEMENT NO.

        This Lease Supplement No.    dated                        ,             , (this "Lease Supplement") is delivered pursuant to the Master Lease and Security Agreement dated as of February 15, 2002 (the "Lease"), between Coherent, Inc., as the Lessee, and SMBC Leasing and Finance, Inc., as the Lessor. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 to the Lease.

1.
The Construction Property to which this Lease Supplement relates is described on Attachment 1 hereto.

2.
The Acquisition Date is                        .

3.
The Base Date for this Construction Property shall occur on the earlier of (x) the Scheduled Payment Date next following the date of Substantial Completion and (y) the Outside Completion Date.*

*
The Base Date must be a Scheduled Payment Date.

4.
The Expiration Date for this Construction Property is the [            ] anniversary of the Base Date.

5.
The Base Term for this Construction Property shall commence on the Base Date and end on the Expiration Date, unless the Base Term is earlier terminated as provided in the Lease. The Lessor shall have no option to extend the Lease Term for this Construction Property pursuant to Section 23.1 except pursuant to mutually acceptable terms and conditions to be established and consented and agreed to by Lessee, Lessor and each Lender, each in their sole and absolute discretion.

6.
The Construction Period for this Construction Property is the period commencing on the Acquisition Date and ending on the Base Date.

7.
The Outside Completion Date for this Construction Property is                        , as such date may be extended from time to time by reason of a Force Majeure Event.

8.
The Guaranteed Residual Value for this Construction Property will be determined by the Lessor as of the Base Date and will be equal to that amount which will cause the present value (discounted using the Lease Rate for such Construction Property) of the minimum Rent payments with respect to this Construction Property, determined according to FASB No. 13, to be approximately equal to, but not to exceed, 89.9% of the Property Improvement Costs of this Construction Property on the Base Date.

9.
The Relevant Percentage for Advances made to fund this Construction Property is            %.

10.
The Title Company for this Construction Property is                        .

11.
The use restrictions for this Construction Property are, in addition to those set forth in Section 12.2 of the Agreement, described in Attachment 2 hereto.

12.
Other Covenants:

13.
The Estimated Improvement Costs and the Draw Schedule for this Construction Property are set forth on Attachment 3 hereto.

14.
The Debt Rate shall mean the weighted average of the rate applicable to all Base Rate Tranches and the rate applicable to all Eurodollar Tranches outstanding under the Loan Agreement.

Ex C-2-1

15.
The Lessor Rate shall mean a rate equal to Reserve Adjusted LIBOR plus the Lessor Applicable Margin for the Lessor Contribution.

16.
The Lease Rate is the weighted average of the Lessor Rate and the Debt Rate.

17.
The Monthly Amortization for this Construction Property is set forth on Attachment 4 hereto; provided, however, that if the circumstances described in Section 17.2(b) exist in respect of the Construction Property described in this Lease Supplement, then (a) the Monthly Amortization set forth in Attachment 3 hereto shall be automatically amended to require the payment of Monthly Amortization (as a component of Base Rent) on each Scheduled Payment Date in the twelve consecutive calendar months next occurring after the effective date of the reduced amount of property damage and hazard insurance coverage but in no event prior to the Base Date for such Property in twelve equal installments, each in an amount equal to the quotient yielded by dividing (i) the difference between the then Lease Balance for such Construction Property and the amount of the replacement coverage obtained by the Lessee for such Construction Property, by (ii) 12, and (b) the Guaranteed Residual Value shall be reduced by the amount of such Monthly Amortization.

18.
Base Rent for this Construction Property shall be calculated in accordance with Attachment 5 hereto.

19.
The Lessor Commitment Fee is set forth on Attachment 5 hereto.

20.
The Lender Commitment Fee is set forth on Attachment 5 hereto.

21.
The Threshold Amount for this Construction Property is $1,000,000.

22.
Lessee may not exercise its option to purchase or remarket the Property described on Attachment 1 hereto pursuant to Sections 22.1 or 24.1 of the Lease unless Lessee also exercises the identical right pursuant to Sections 22.1 or 24.1, as the case may be, of the Lease with respect to the Property described on Attachment 1 of that certain Lease Supplement No. 2 executed by Lessee and Lessor with respect to the Lease.

        The undersigned Lessee hereby agrees to perform all the obligations of Lessee under, and to be bound in all respects by the terms of, the Lease and the other Operative Documents.

        The undersigned hereby certifies that the representations and warranties of the Lessee contained in the Lease are true and correct on and as of the date hereof, and will be true and correct on and as of the effective date of this Lease Supplement, with the same effect as if made on and as of such effective date. The undersigned acknowledges and consents to the assignment of the Lease (including this Lease Supplement) by the Lessor to the Collateral Agent pursuant to the terms of the Security Agreement.

        The undersigned confirms that it has received a copy of the Lease and the other Operative Documents together with such other documents and agreements as it has required in connection therewith.

Ex C-2-2

        This Lease Supplement shall be effective as to the undersigned upon satisfaction of the conditions precedent set forth in Section 4.2 of the Lease. This Lease Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

Dated as of this            day of            ,            .

LESSOR
Lessor Commitment: $	SMBC LEASING AND FINANCE, INC.
By:

Name:
Title:
LESSEE
COHERENT, INC.
By:

Name:
Title:

Ex C-2-3

Attachment 1 to Asset
Supplement No.

[Legal Description of Construction Property]

Ex C-2-4

Attachment 2 to Asset
Supplement No.

[Use Restriction]

Ex C-2-5

Attachment 3 to Asset
Supplement No.

Estimated Improvement Costs and Draw Schedule

Ex C-2-6

Attachment 4 to Asset
Supplement No.

Monthly Amortization

Ex C-2-7

Attachment 5 to Asset
Supplement No.

Calculation of Base Rent

        Base Rent payable on each Payment Date with respect to the Interest Period then ending shall be payable monthly in arrears and equal to the sum of the following for the Leased Asset subject to this Lease Supplement:

        (A)  with respect to the Debt Contribution,

    (I)
    if any Base Rate Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Base Rate Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Base Rate Tranche was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lender Applicable Margin and (z) 1/365, plus

    (II)
    if any Eurodollar Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Eurodollar Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Eurodollar Tranche was outstanding, (y) the sum of (i) the Reserve Adjusted LIBOR applicable to such Eurodollar Tranche and (ii) the Lender Applicable Margin and (z) 1/360; plus

        (B)  with respect to the Lessor Contribution,

    (I)
    if any portion of the Lessor Contribution bears interest based upon the Base Rate during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lessor Applicable Margin and (z) 1/365, plus

    (II)
    if any portion of the Lessor Contribution bears interest based upon Reserve Adjusted LIBOR during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) Reserve Adjusted LIBOR applicable to such portion of the Lessor Contribution plus (ii) the Lessor Applicable Margin and (z) 1/360; plus

        (C)  the Monthly Amortization, if any, for such Leased Asset for such Scheduled Payment Date.

        All calculations of Base Rent shall be performed by the Lessor and shall be submitted to the Lessee no later than 11:00 a.m., New York City time, on the fifth Business Day prior to the relevant Scheduled Payment Date, together with reasonable detail supporting the calculations made. Such calculations shall be deemed final unless the Lessee can demonstrate to the Lessor that inaccuracies exist in the calculations made. If such inaccuracies have been established by the Lessee and confirmed by the Lessor, the Lessee shall nevertheless make the Base Rent payment in accordance with the Lessor's calculations but the subsequent Base Rent payment shall be adjusted.

Determination of Lessor Commitment Fee

        The Lessee shall pay to the Lessor a commitment fee (the "Lessor Commitment Fee") in respect of the Leased Asset subject to this Lease Supplement on the daily average unused Lessor Commitment for such Leased Asset for the period from the Acquisition Date for such Leased Asset to the earlier of the Base Date for such Leased Asset and the date of termination of such Lessor Commitment at a rate

Ex C-2-8

per annum equal to    %. All of such Lessor Commitment Fee shall be capitalized pursuant to Section 3.2(e). The Lessor Commitment Fee shall be computed on the basis of the actual number of days occurring during the period for which such fee is payable over a year of 360 days.

Determination of Lender Commitment Fee

        The Lessee shall pay to the Lessor a commitment fee (the "Lender Commitment Fee") in respect of the Leased Asset subject to this Lease Supplement on the daily average unused Total Lender Commitment for the period from the Acquisition Date for such Leased Asset to the earlier of the Expiration Date for such Leased Asset and the date of termination of such Total Lender Commitment at a rate per annum equal to    %. Except for any portion of such Lender Commitment Fee capitalized pursuant to Section 3.2(e) , such accrued Lender Commitment Fee shall be payable as Supplemental Rent on each Payment Date. The Lender Commitment Fee shall be computed on the basis of the actual number of days occurring during the period for which such fee is payable over a year of 360 days.

Ex C-2-9

EXHIBIT D
TO MASTER LEASE AND SECURITY AGREEMENT

[Form of Lessee's Compliance Certificate]

COMPLIANCE CERTIFICATE

        The undersigned hereby certifies that [s]he is the [Chief Financial Officer] [Treasurer] [Controller] of Coherent, Inc., a Delaware corporation (the "Lessee"), and that, as such [s]he is authorized to execute and deliver this Certificate pursuant to the Master Lease and Security Agreement, dated as of February 15, 2002 (together with any amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "Lease"), between the Lessee, as Lessee, and SMBC Leasing and Finance, Inc., as Lessor. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix 1 to the Lease, and the rules of the interpretation set forth in Appendix 1 to the Lease shall apply to this Certificate.

        The undersigned further certifies as follows:

        1.    To the knowledge of the undersigned officer, no Default has occurred and is continuing. [If any such Default has occurred and is continuing, state that a Default has occurred and is continuing and include a statement as to the nature of such Default and what action the Lessee proposes to take with respect to such Default.]

        2.    As of    , 200            [insert last day of most recently ended fiscal quarter], the calculation of the financial ratios and tests set forth in Section 32.6 of the Lease is as follows:

    (a)
    Quick Ratio.

    (i)
    The amount of Quick Assets* is equal to $            .

    (ii)
    The amount of Current Liabilities* is equal to $            .

    (iii)
    The ratio of (i) above to (ii) above is            to            . [Refer to Section 32.6(a) of the Lease to determine compliance.]

    (b)
    Tangible Net Worth. Consolidated Tangible Net Worth* is $            . [Refer to Section 32.6(b) of the Lease to determine compliance.]

    (c)
    Ratio of Total Indebtedness to Tangible Net Worth

    (i)
    The aggregate consolidated Indebtedness* of the Lessee and its Subsidiaries (determined in accordance with GAAP) is $            .

    (ii)
    Consolidated Tangible Net Worth* is $            .

    (iii)
    The ratio of (i) above to (ii) above is            to            . [Refer to Section 32.6(c) of the Lease to determine compliance.]

*
Refer to the definition of this term in Appendix 1 to the Lease.

Ex D-1

    (d)
    Net Operating Loss; Net After Tax Loss.

    (i)
    Consolidated Net Income* before taxes is $            . [Refer to Section 32.6(d) of the Lease to determine compliance.]

    (ii)
    Consolidated Net Income* after taxes is $            . [Refer to Section 32.6(d) of the Lease to determine compliance.]

    (e)
    Cash Balances. The Lessee held (i) unencumbered cash on hand held in the United States or on deposit in commercial banks operating in the United States, (ii) unencumbered certificates of deposit or banker's acceptances maturing within one year of such date and issued by commercial banks operating in the United States having capital and surplus in excess of $500,000,000 and/or (iii) shares of money market, mutual or similar funds located in the United States which invest exclusively in assets satisfying one or both of clause (a) and (b) above (collectively, "Unencumbered Cash") in an amount equal to $            . The Lessee has held Unencumbered Cash in an aggregate collective amount of not less than $50,000,000 at all times.

    (f)
    Leverage Ratio.

    (i)
    Aggregate consolidated Indebtedness* of the Lessee and the Subsidiaries (determined in accordance with GAAP) is equal to $            .

    (ii)
    EBIDTA* for the four fiscal quarter period ending on such date is equal to $            .

    (iii)
    The ratio of (i) to (ii) above is            to            . [Refer to Section 32.6(f) of the Lease to determine compliance.]

    (g)
    Liens. The Lessee is, and at all times has been, in compliance with Section 32.6(g) of the Lease.

        3.    Determination of Lender Applicable Margin.

        [The Lender Applicable Margin is equal to 162.5 basis points] [Use for all periods prior to June 30, 2002.]

        [Based on the Leverage Ratio of    [insert ratio from Section 2(f)(iii) above], the Lender Applicable Margin, as determined by the table in the definition of "Lender Applicable Margin" in Appendix 1 to the Lease, is    basis points.] [Use on and after June 30, 2002.]

        4.    Determination of Lessor Applicable Margin.

        [The Lessor Applicable Margin is equal to 200.0 basis points.] [Use for all periods prior to June 30, 2002.]

        [Based on the Leverage Ratio of    [insert ratio from Section 2(f)(iii) above], the Lessor Applicable Margin, as determined by the table in Schedule A to the Lessor Fee Letter*, is            basis points.] [Use on and after June 30, 2002.]

Ex D-2

APPENDIX 1
TO MASTER LEASE AND SECURITY AGREEMENT

DEFINITIONS AND INTERPRETATION

        A.    Interpretation.    In each Operative Document, unless a clear contrary intention appears:

            (i)  the singular number includes the plural number and vice versa;

          (ii)  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and, unless otherwise provided or the context otherwise requires, reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)  reference to any gender includes each other gender;

          (iv)  reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v)  reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi)  reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

        (vii)  "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

        (viii)  "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

          (ix)  relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

        B.    Accounting Terms.    In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with United States GAAP.

        C.    Conflict in Operative Documents.    If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Lease shall prevail and control.

        D.    Legal Representation of the Parties.    The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

        E.    Defined Terms.    Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

Ex D-3

        "Acquisition Date" means with respect to each Leased Asset, the Acquisition Date set forth in the Lease Supplement for such Leased Asset.

        "Acquisition Documents" means the documents set forth on Schedule III to the Loan Agreement.

        "Additional Payment Date" means (i) the last day of each Interest Period which does not end on a Scheduled Payment Date and (ii) with respect to each Leased Asset, the Base Date and the Expiration Date therefor and each other date specified in the Lease Supplement therefor.

        "Advance" means an advance of funds by the Lessor pursuant to Article III of the Lease.

        "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

        "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient for the taxable period during which such payment is received with respect to the receipt by the recipient of such payment, such payment (as so reduced) is equal to the payment otherwise required to be made, provided that the taxes required to be paid shall be determined on a net basis (taking into account, for example, tax benefits resulting from any loss which relates to or causes the right to receive such payment).

        "Agent" shall mean SMBC Leasing and Finance, Inc., in its capacity as agent for the Lenders under the Loan Agreement, and its permitted successors and assigns.

        "Agent-Related Persons" shall mean SMBC Leasing and Finance, Inc., and any successor agent arising under Section 10.09 of the Loan Agreement or successor collateral agent arising under Section 5.8 of the Security Agreement, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Applicable Law" means all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including Environmental Laws) and those pertaining to the construction, use or occupancy of each Leased Asset) and any restrictive covenant or deed restriction or easement of record affecting any Property.

        "Appraisal" means, with respect to any Property or any portion thereof, an appraisal, prepared by a reputable appraiser selected by the Lessor and the Collateral Agent, of such Property or such portion which complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law and, in the case of the Appraisal delivered on or prior to the Acquisition Date for such Property, will appraise the Fair Market Sales Value of such Property (i) as built in accordance with the Plans and Specifications as of Substantial Completion for such Property (in the case of a Construction Property) and (ii) as of the Expiration Date for such Leased Asset.

        "Approved Substitute Lessor" shall mean, on any date of determination, any financial institution that has a minimum capital and surplus of not less than $50,000,000 on such date and that satisfies all accounting criteria to permit the Lessee to account for the Lease under GAAP as an operating lease.

        "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to any Land or the related Improvements, if applicable, including, if applicable, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

Ex D-4

        "Architect" means with respect to each Construction Property, an independent architect, engineer or other design professional employed by Lessee in connection with the construction of Improvements to be located thereon and the use and occupancy thereof.

        "Assignee" shall have the meaning set forth in Section 11.01(a) of the Loan Agreement.

        "Assignment Agreement" shall mean an assignment agreement entered into by a Lender and an assignee, in accordance with Section 11.01 of the Loan Agreement, and in substantially the form of Exhibit E to the Loan Agreement.

        "Attorney Costs" shall mean and include, without duplication, all reasonable fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

        "Available Lessor Commitment" means, at any time with respect to a Leased Asset, an amount equal to the excess, if any, of (a) the amount of the Lessor Commitment for such Leased Asset over (b) the aggregate original principal amount of all Advances made under the Lease in respect of such Leased Asset prior to such time.

        "Base Date" means, with respect to each Leased Asset, the date designated as such in the Lease Supplement for such Leased Asset.

        "Base Rate" shall mean, for any day, a rate of interest equal to 0.50% per annum above the Effective Fed Funds Rate.

        "Base Rate Loan" shall mean a Loan which bears interest based upon the Base Rate.

        "Base Rate Tranche" means a portion of a Lease Balance funded by a Debt Contribution which bears interest at a fluctuating rate based upon the Base Rate.

        "Base Rent" means with respect to each Leased Asset, the amount determined in the Lease Supplement for such Leased Asset.

        "Base Term" with respect to each Leased Asset, the term set forth the Lease Supplement for such Leased Asset. The Base Term is subject to extension as provided in Section 23.1 of the Lease.

        "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Borrowing" shall mean the aggregate amount of Loans to be made by the Lenders to the Lessor pursuant to any one Notice of Borrowing.

        "Budget" means, with respect to each Construction Property, the detailed budget of all costs and expenses to be incurred in connection with the Construction of the Improvements and maintenance and insurance of the Land during the Construction Period including all carrying charges, Capitalized Interest, Impositions and premiums for insurance.

        "Business Day" shall mean a day on which banks are not required or authorized by law or executive order to close in San Francisco, California, New York City and, if the applicable Business Day relates to any LIBOR Loan or the Interest Period therefor, on which dealings are carried on in the London interbank market.

        "Capital Adequacy Regulation" means any guideline, request, directive, law, rule or regulation of any central bank or other Governmental Authority, whether or not having the force of law, in each case, regarding capital adequacy of any lender or of any corporation controlling a lender.

        "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

Ex D-5

        "Capitalized Fees" means, with respect to any Construction Property prior to the Base Date therefor, an amount equal to the sum of the accrued and unpaid Commitment Fees and the fees payable by the Lessee under the Lessor Fee Letter, in each case with respect to such Construction Property.

        "Capitalized Interest" means, with respect to any Construction Property after the Acquisition Date therefor but prior to the Base Date therefor, an amount for each Interest Period equal to the Base Rent payable under the Lease for such Interest Period with respect to such Construction Property.

        "Casualty" means any damage or destruction of all or any portion of a Leased Asset as a result of a fire, collapse, flood, theft, vandalism or other casualty.

        "Certifying Party" is defined in Section 27.1 of the Lease.

        "Change of Control" shall mean, with respect to the Lessee the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of fifty-one percent (51%) or more of the outstanding Equity Securities of the Lessee entitled to vote for members of the board of directors or (B) all or substantially all of the assets of the Lessee.

        "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, fees, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever.

        "Closing Date" is defined in Section 4.1 of the Lease.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

        "Collateral" shall mean the collective reference to each Leased Asset (and all products and proceeds thereof) and all other assets or properties now or hereafter encumbered by the lien and security interest created under any of the Security Documents.

        "Collateral Account" shall have the meaning set forth in Section 4.06(a) of the Loan Agreement.

        "Collateral Agent" shall mean Sumitomo Mitsui Banking Corporation, in its capacity as collateral agent under the Security Agreement, the Mortgage from Lessor and the other Security Documents.

        "Commitment Fee" for each Leased Asset means the Lessor Commitment Fee and the Lender Commitment Fee for such Leased Asset, as set forth in the Lease Supplement for such Leased Asset.

        "Commitment Percentage" shall mean, with respect to any Lender, the percentage which such Lender's Lender Commitment represents of the Total Lender Commitment.

        "Commitment Termination Date" shall mean with respect to each Leased Asset, the Base Date for such Leased Asset.

        "Company Material Adverse Effect" is defined in Section 6.02 of the Loan Agreement.

        "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to any Leased Asset or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in

Ex D-6

lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Lessee and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with GAAP.

        "Consolidated Tangible Net Worth" means, as of any date of determination, in respect of the Lessee and its Subsidiaries on a consolidated basis in accordance with GAAP, the excess of consolidated total assets on such date over consolidated total liabilities on such date; provided, however, that (i) the amount of any direct or indirect advance, loan or other extension of credit (including by way of any Guaranty Obligation) by the Lessee or any Subsidiary to any employee, director, officer, shareholder or other Affiliate of the Lessee or any Subsidiary or to any Subsidiary other than any wholly-owned Subsidiary, in each case made after the date of the Lease and outstanding on such date, and (ii) the amount of Intangible Assets on such date, shall be excluded from any determination of consolidated total assets on such date.

        "Construction" means, with respect to each Construction Property, the construction, equipping and installation of all Improvements on such Construction Property contemplated by the Plans and Specifications for such Construction Property.

        "Construction Agency Agreement" means a master construction agency agreement, in form and substance satisfactory to the Agent, between the Lessor and the Construction Agent.

        "Construction Agency Agreement Event of Default" is defined in the Construction Agency Agreement.

        "Construction Agency Agreement Supplement" means, with respect to each Construction Property, a supplement to the Construction Agency Agreement substantially in the form of Exhibit A to the Construction Agency Agreement duly completed as to such Construction Property.

        "Construction Agent" means Coherent, Inc., a Delaware corporation, as construction agent under the Construction Agency Agreement.

        "Construction Documents" is defined in the Construction Agency Agreement.

        "Construction Documents Assignment" means, with respect to each Construction Property, the Construction Documents Assignment executed by the Construction Agent and the Lessor substantially in the form of Annex I to the Construction Agency Agreement.

        "Construction Guaranty Amount" shall mean, on any date of determination with respect to each Construction Property, the sum of (a) 89.9% of the Property Improvement Costs and 100% of the Land Acquisition Costs on such date for such Construction Property, less (b) the sum of any payments made by Construction Agent in respect of the Construction of Improvements for such Construction Property on or before such date of determination for which no Advance has been made by the Lessor, future valued to such date at the Lease Rate, less (c) the present discounted value of all future payments in respect of such Construction of Improvements that the Lessee is, as of such date of determination, obligated to make, discounted to such date of determination at the Lease Rate, less (d) all Transaction Expenses not permitted to be included in such Construction Guarantee Amount in accordance with EITF 97-10.

        "Construction Period" means, with respect to each Construction Property, the period set forth in the Lease Supplement therefor.

        "Construction Property" means any Property the Lessor and the Lessee elect to make subject to the Construction Agency Agreement, as evidenced by the execution and delivery of a Construction Agency Agreement Supplement.

Ex D-7

        "Contingent Obligation" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments or (ii) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(ii) of this definition be marked to market on a current basis.

        "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

        "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, through the ownership of voting securities.

        "Current Liabilities" means, as of any date of determination, in respect of the Lessee and its Subsidiaries on a consolidated basis in accordance with GAAP, all liabilities treated as current liabilities in accordance with GAAP, other than the obligations under Articles XXII, XXIII, XXIV and XXV of the Lease, but including without limitation (a) all obligations payable on demand or within one year after such date and (b) installment and sinking fund payments required to be made within one year after such date, but excluding all such liabilities or obligations which are renewable or extendable at the option of the obligor thereof to a date more than one year after such date.

        "Debt Contribution" means, with respect to any Leased Asset, that amount of outstanding Advances made by the Lessor for such Leased Asset funded by the borrowing of Loans under the Loan Agreement.

        "Debt Rate" means, with respect to each Leased Asset, the rate designated as such in the Lease Supplement for such Leased Asset.

        "Deed" means each special warranty deed with respect to Land, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such Land to the Lessor subject only to Permitted Exceptions.

        "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

        "Dollars" and "$" mean dollars in lawful currency of the United States of America.

        "Draw Schedule" means, with respect to any Leased Asset, the schedule, if any, of projected drawings of Advances to be made under the Lease with respect to such Leased Asset set forth in the Lease Supplement applicable thereto.

        "EBITDA" means, for any period, Consolidated Net Income; plus the following, to the extent deducted in calculating Consolidated Net Income: (i) interest expense, (ii) taxes, (iii) depreciation expense, (iv) amortization expense, (v) non-cash charges and (vi) the amount of rent payments made with respect to "synthetic" leases; and minus, to the extent added in calculating Consolidated Net Income, non-cash gains.

        "Effective Fed Funds Rate" shall mean, with respect to any day, the interest rate per annum equal to the weighted average of the rates on effective federal funds transactions with members of the

Ex D-8

Federal Reserve System arranged by federal funds brokers, as published in the weekly statistical release designated H.15(519) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

        "Employee Benefit Plan" shall mean, with respect to any party, any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by such party, any Subsidiary or any ERISA Affiliate, other than a Multiemployer Plan.

        "Environmental Audit" means, with respect to any Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

        "Environmental Law" means, whenever enacted or promulgated, any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, enforceable guideline or criteria, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

          (x)  relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

          (y)  concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

        in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed.

        "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law in any material respect. For purposes of this definition, an Environmental Violation which is not reasonably likely to cause or result in fines, penalties, costs or damages in excess of $25,000 shall not be deemed material.

        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Federal statute.

        "ERISA Affiliate" shall mean any Person which is treated as a single employer with the Lessee or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code.

        "Escrow Agent" is defined in Section 18.1(a) of the Lease.

Ex D-9

        "Estimated Improvement Costs" means, with respect to any Construction Property as of any date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Substantial Completion with respect to Improvements to be constructed on such Property (including (i) Capitalized Interest and Capitalized Fees and (ii) Transactions Expenses in each case allocated with respect to such Property during its Construction Period).

        "Eurodollar Reserve Percentage" shall have the meaning given to such term in the definition of "Reserve Adjusted LIBOR" in this Appendix I.

        "Eurodollar Tranche" means a portion of a Lease Balance funded by a Debt Contribution made with reference to Reserve Adjusted LIBOR.

        "Event of Default" is defined in Section 20.1 of the Lease.

        "Event of Construction Agency Termination" is defined in the Construction Agency Agreement.

        "Excess Proceeds" means, with respect to any Leased Asset, the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the sum of the Lease Balance paid by the Lessee pursuant to Articles XVIII and XIX of the Lease with respect to such Casualty or Condemnation and all proceeds received by the Lessor in connection with any sale of such Leased Asset pursuant to the Lessor's exercise of remedies under Section 20.2 of the Lease or the Lessee's exercise of the Termination Option under Article XXIV of the Lease.

        "Expiration Date" means, with respect to each Leased Asset, the later of the date (x) set forth in the Lease Supplement for such Leased Asset, or (y) the scheduled expiration of the then current Renewal Term, if any; provided, however, that if such Leased Asset is purchased pursuant to Section 22 of the Lease or the Lease Balance therefor is paid pursuant to Section 20.2 of the Lease, then the Expiration Date shall be the date of such purchase or payment, as the case may be.

        "Fair Market Sales Value" means, with respect to any Leased Asset, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Leased Asset. The Fair Market Sales Value of the Leased Assets shall be determined based on the assumption that, except for purposes of Article XX of the Lease, the Leased Assets are in the condition and state of repair required under Section 13.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents.

        "Final Date" means February 15, 2007, or, if extended pursuant to Section 4.08 of the Loan Agreement, then the date as so extended.

        "Financial Statements" means, with respect to any accounting period for any Person, consolidated statements of income, shareholders' equity and cash flows of such Person and its subsidiaries for such period, and a consolidated balance sheet of such Person and its subsidiaries as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

        "Financing Arrangement" means each credit agreement, loan agreement, note purchase agreement, security agreement, indenture, mortgage, deed of trust, and each other agreement or arrangement (including the Loan Agreement) between the Lessor and a lender or lenders to the Lessor or other Person or Persons providing credit to or equity investments in the Lessor or to debt issued by or on behalf of the Lessor related to the financing or refinancing of Property or other Leased Assets, as any of the same may be amended, restated, modified or supplemented from time to time.

Ex D-10

        "Financing Costs" means all interests costs (including, without limitation, interest at a default rate), other costs, fees, expenses and other payments incurred by Lessor under the Loan Agreement or such other Financing Arrangement entered into with the consent of the Lessee excluding, however, any such costs, expenses or payments arising out of the occurrence of a Loan Event of Default not caused by an Event of Default under the Lease.

        "Fixtures" means all fixtures relating to any Improvements, including all components thereof, located in or on such Improvements, together with all replacements, modifications, alterations and additions thereto.

        "Force Majeure Costs" means, in respect of any Construction Property, the excess, if any, of (i) the aggregate amount of all funds advanced, and all costs or other fees incurred, by Lessor in respect of such Construction Property from and after the occurrence of any one or more Force Majeure Events affecting such Construction Property (whether such costs are incurred to effect and finance the Construction of Improvements on such Construction Property, to remediate, cure or terminate any such Force Majeure Event, to pay carrying charges, Taxes or other expenses in connection with the ownership or operation of such Construction Property, the payment of insurance premiums or deductibles, or otherwise) and before the Base Date for such Construction Property, over (ii) the aggregate amount of net insurance proceeds actually received by Lessor from claims arising out of the events or circumstances causing such Force Majeure Events.

        "Force Majeure Event" shall mean any event (the existence of which was not known and could not have been discovered through the exercise of due diligence by the Construction Agent prior to the relevant Acquisition Date) beyond the direct or indirect control of the Construction Agent (including any subcontractor acting as the Construction Agent's agent), including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

        "Funding Date" is defined in Section 3.2(a) of the Lease.

        "Funding Office" means the office of the Lessor identified on its signature page to the Lease as its Funding Office.

        "Funding Request" is defined in Section 3.2(a) of the Lease.

        "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

        "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental, construction and operating permits and licenses that are required for the full use, occupancy, zoning and construction of any Property.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (whether foreign or domestic).

        "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

Ex D-11

        "Gross Proceeds" means, with respect to any Leased Asset, all amounts paid in connection with any Casualty or Condemnation or any sale of such Leased Asset pursuant to Lessor's exercise of remedies under Section 20.2 of the Lease or the Lessee's exercise of the Termination Option under Article XXIV of the Lease, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor is entitled to be reimbursed pursuant to the Lease.

        "Ground Lease" means each mortgageable Ground Lease pursuant to which the Lessor acquires a ground leasehold interest in any Land in form and substance reasonably satisfactory to the Lessor.

        "Guaranteed Residual Value" means the guaranteed portion of the Lease Balance determined in accordance with the "90%" test set forth in FASB No. 13 which, with respect to each Leased Asset, is set forth in, or determined pursuant to, the Lease Supplement therefor.

        "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof or (ii) if the stated amount of the Guaranty Obligation is less than the amount of the primary obligation, the stated maximum amount of such Guaranty Obligation.

        "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

        "Hazardous Condition" means any condition that materially violates or threatens to materially violate, or that results in or threatens material noncompliance with, any Environmental Law.

        "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

        "Impositions" means any and all Claims for Taxes, which at any time may be levied, assessed or imposed upon or with respect to (a) any Indemnitee (as a result of the Operative Documents), any

Ex D-12

Leased Asset or any part thereof or interest therein, or the Lessee or any sublessee or user of any Leased Asset; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Leased Asset or any part thereof or interest therein; (c) indebtedness with respect to any Leased Asset or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Leased Asset or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Leased Asset or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or (h) otherwise in connection with the transactions contemplated by the Operative Documents.

        Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

            (i)  Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed under the Code or by any Governmental Authority and that are based upon or measured by gross or net income;

          (ii)  any Tax to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease and the return of the Leased Assets (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Leased Asset to which such Imposition relates);

          (iii)  any Tax for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 16.1 of the Lease, provided that the foregoing shall not limit the Lessee's obligation to advance to the relevant Indemnitee any expenses incurred by such Indemnitee in connection with such contest;

          (iv)  any Taxes imposed against or payable by an Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Indemnitee;

          (v)  Taxes imposed on or payable by an Indemnitee to the extent such Taxes would not have been imposed but for a breach by such Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

          (vi)  Taxes which are included in Property Acquisition Cost, Land Acquisition Cost or Property Improvements Cost or are otherwise expressly subject to reimbursement or repayment by Lessee under the Operative Documents other than as an Imposition;

        (vii)  Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents and Taxes imposed on or with respect to or payable as a result of activities of an Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

        (viii)  Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i) through (vii) above shall not apply to any Taxes or any increase in Taxes imposed on an Indemnitee, to the extent that such Taxes would not have been imposed or such tax increase would not have occurred if the Lessee were the owner of the Leased Assets for accounting purposes and the Lessor or the Lenders had financed the Leased Assets by making loans directly to the Lessee;

Ex D-13

          Impositions for any given year shall exclude assessment installments that are not due and payable during such tax year.

        "Improvements" means, with respect to each Property, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time (consisting of those constructed or purchased with (i) amounts advanced by the Lessor as Advances or amounts otherwise advanced by Lessor to effect Substantial Completion of Improvements, (ii) amounts disbursed for repair or restoration from proceeds of insurance or other awards or compensation or (iii) amounts funded by the Lessee to comply with terms of the Lease and the other Operative Documents) on or under the Land comprising a part of such Property (to the extent included in the applicable Lease Supplement), together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions thereto or changes therein at any time.

        "Imputed Equity Return" means, with respect to any Leased Asset, the cost to the Lessor of maintaining its investment in such Leased Asset after the Expiration Date applicable thereto determined by multiplying (i) the average daily Lease Balance of such Leased Asset outstanding, (ii) the number of days from and excluding the Expiration Date to and including the date of sale of such Leased Asset, (iii) the Overdue Rate and (iv) 1/360.

        "Indebtedness" of any Person shall mean, without duplication, the following (each, unless otherwise noted, calculated in accordance with GAAP):

          (a)  All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

          (b)  All obligations of such Person for the deferred purchase price of property or services other than accounts payable to suppliers incurred in the ordinary course of business and paid when due (including obligations under letters of credit and other credit facilities which secure or finance such purchase price, and the capitalized amount reported for income tax purposes with respect to obligations under "synthetic" leases);

          (c)  All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

          (d)  All obligations of such Person as lessee under or with respect to Capital Leases;

          (e)  All Contingent Obligations of such Person; provided that, for purposes of this clause (e), the term "Guaranty Obligation" contained in the definition of "Contingent Obligation" shall be limited to any direct or indirect liability with respect to indebtedness or other obligations of the type described in clauses (a) through (d) above and in clause (b) of the definition of "Contingent Obligation"; and

          (f)    All obligations of other Persons of the types described in clauses (a) through (e) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

        "Indemnified Liabilities" shall have the meaning given to such term in Section 11.04 of the Loan Agreement.

Ex D-14

        "Indemnitee" shall mean the Lessor, the Agent, the Collateral Agent, each Lender, and each of their respective successors, assigns, directors, shareholders, partners, members, officers, employees and agents; provided, however, that with respect to any Claim for any Construction Property arising during the Construction Period for such Property (i) except as provided in clause (ii) below, the term Indemnitee shall not include the Agent, the Collateral Agent or any Lender (or their respective successors, assigns, directors, shareholders, partners, members, officers, employees and agents) for purposes of Sections 26.1, 26.2 and 26.3 of the Lease but (ii) the term Indemnitee shall include such Persons for purposes of Section 26.2 of the Lease if such Claim arises from acts or omissions occurring, or circumstances or conditions created or existing, at any time on or before the Acquisition Date for such Property.

        "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

        "Intangible Assets" means as of any date of determination, in respect of the Lessee and its Subsidiaries on a consolidated basis in accordance with GAAP, the total amount of all assets that are properly classified as "intangible assets" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance and prepaid taxes and current deferred taxes which are classified on the Lessee's consolidated balance sheet as a current asset and with which classification Lessee's independent public accountants concur.

        "Interest Period" means, with respect to any Advance under the Lease or Loan under the Loan Agreement, (a) initially, with respect to each Leased Asset, the period commencing on the initial Funding Date for such Leased Asset and ending on the Monthly Date occurring in May 2002; and (b) thereafter, each period commencing on one Monthly Date and ending on the Monthly Date occurring one, two, three, six or nine months thereafter, as selected by Lessee; provided that the foregoing provisions relating to Interest Periods are subject to the following:

            (i)  any Interest Period with respect to an Advance that would otherwise extend beyond the Expiration Date for the Leased Asset funded by such Advance shall end on such Expiration Date;

          (ii)  any Interest Period with respect to a Loan that would otherwise extend beyond the Final Date shall end on the Final Date; and

          (iii)  during the Construction Period for a Construction Property, the Interest Period for each Advance and Loan related to such Construction Property shall be limited to one month.

        "Land" means each parcel of real property described on a Lease Supplement for a Property, together with all Appurtenant Rights attached thereto.

        "Land Acquisition Cost" means, with respect to any Construction Property, the amount of the Advance funded for the purpose of acquiring Lessor's fee or ground lease interest in the Land comprising a part of such Property and paying Transaction Expenses relating to such acquisition.

        "Lease" means the Master Lease and Security Agreement dated as of February 15, 2002 between Lessor and Lessee.

        "Lease Balance" means with respect to each Leased Asset, as of any date of determination, the sum of all Advances for such Leased Asset made under the Lease on or before such date, together with all amounts expended by Lessor to effect and complete the Substantial Completion of Improvements for such Leased Asset from and after the occurrence of an Event of Construction Agency Termination (net of all insurance proceeds and other compensation actually received by Lessor as a result of such Event of Construction Agency Termination) in accordance with the Construction

Ex D-15

Agency Agreement less the sum of (i) all Monthly Amortization paid by the Lessee with respect thereto on or before such date, (ii) all proceeds of any casualty or condemnation affecting such Leased Asset applied to reduce the Lease Balance pursuant to the Lease, (iii) all payments by Lessee of Purchase Option Price, Lease Balance, Guaranteed Residual Value, Construction Guarantee Amount and other amounts paid by Lessee under Articles XX, XXII, XXIV and XXV of the Lease or the provisions of the Construction Agency Agreement and applied in reduction of such Lease Balance in accordance with the terms thereof, (iv) the net sale (or rental) proceeds from any sale (or lease) of such Leased Asset in accordance with Article XX or Article XXV of the Lease and the provisions of the Construction Agency Agreement, and (v) the aggregate of all amounts received by the Lessor or the Collateral Agent in respect of the Lease or the Improvements or any related agreement that are not otherwise applied to reduce such Lease Balance and which constitute a repayment or reduction of the principal amounts placed at risk by the Lessor (whether through the realization upon Collateral or otherwise) excluding for purposes hereof all amounts paid as Rent (exclusive of Monthly Amortization) under the Lease, reimbursement expenses, indemnity payments, carrying charges, fees and similar items payable by the Lessee under the Operating Documents or payable out of Gross Proceeds.

        "Lease Rate" means, with respect to any Leased Asset, the rate designated as such in the Lease Supplement for such Leased Asset.

        "Lease Supplement" means, with respect to each Leased Asset, a lease supplement substantially in the form of Exhibit C-1 or C-2 to the Lease, duly completed as to such Leased Asset.

        "Lease Term" means, with respect to each Leased Asset, the period commencing on the Base Date for such Leased Asset and ending on the Expiration Date for such Leased Asset.

        "Leased Asset" shall mean any and all Land, Improvements and Fixtures described on any Lease Supplement.

        "Lender" shall mean each lender listed on the signature pages of the Loan Agreement under the caption "Lenders" and each other lender that has become a "Lender" thereunder as provided in Section 11.01(a) of the Loan Agreement.

        "Lender Applicable Margin" shall mean, on any day (i) prior to and including June 30, 2002, an amount equal to 162.5 basis points, and (ii) after June 30, 2002, the amount set forth in the table below corresponding to the ratio, as of the last day of the Lessee's most recently completed fiscal quarter ending prior to such day, of (i) aggregate consolidated Indebtedness of the Lessee and the Subsidiaries (determined in accordance with GAAP) to (ii) EBITDA for the four fiscal quarter period ending the last day of such recently completed fiscal quarter:

Ratio of Indebtedness to EBITDA (determined as provided above)	Lender Applicable Margin
(amount in basis points)
Less than 0.5 to 1.0	125
Greater than or equal to 0.5 to 1.0 but less than 0.8 to 1.0	137.5
Greater than or equal to 0.8 to 1.0 but less than 1.1 to 1.0	150
Greater than or equal to 1.1 to 1.0 but less than 1.3 to 1.0	162.5
Greater than or equal to 1.3 to 1.0 but less than 1.5 to 1.0	187.5
Greater than or equal to 1.5 to 1.0 but less than 1.75 to 1.0	200.0

        "Lender Commitment" shall mean, as to each Lender, the obligation of such Lender to make a Loan in an amount set forth on Schedule I to the Loan Agreement under the caption "Lender Commitment," or in an Assignment Agreement executed and delivered by such Lender pursuant to

Ex D-16

Section 11.01 of the Loan Agreement (as the same may be reduced pursuant to Sections 4.05 and 9.02 of the Loan Agreement).

        "Lender Commitment Fee" for each Leased Asset is set forth and determined pursuant to the Loan Agreement and the Lease Supplement for such Leased Asset.

        "Lending Office" shall mean (a) with respect to any Lender, the office specified below its name on the signature page of the Loan Agreement or in an Assignment Agreement executed and delivered by such Lender pursuant to Section 11.01 of the Loan Agreement or (b) subject to the provisions of Section 11.01(b) of the Loan Agreement, such other office or offices as any Lender may designate in writing to the Agent to be its lending office for purposes of the Loan Agreement.

        "Lessee" means Coherent, Inc., a Delaware corporation, as lessee under the Lease.

        "Lessor" means SMBC Leasing and Finance, Inc.

        "Lessor Applicable Margin" shall have the meaning given to such term in the Lessor Fee Letter.

        "Lessor Commitment" shall mean, with respect to each Leased Asset, the obligation of the Lessor to make Advances to the Lessee under the Lease in an aggregate principal amount up to the amount designated as such in the Lease Supplement for such Leased Asset.

        "Lessor Commitment Fee" for each Leased Asset is set forth and determined in the Lease Supplement for such Leased Asset.

        "Lessor Contribution" means, with respect to any Leased Asset, that amount of outstanding Advances for such Leased Asset made by the Lessor to the Lessee and funded by the Lessor otherwise than through the borrowing of Loans under the Loan Agreement.

        "Lessor Fee Letter" means the letter agreement dated as of February 15, 2002 between the Lessor and the Lessee executed and delivered in connection with the transactions occurring on the Closing Date.

        "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor pursuant to the Lease or (d) any claim against the Lessee arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in any Leased Asset or the Operative Documents other than the transfer of title to or possession of any Property by the Lessor pursuant to and in accordance with the Lease or pursuant to the exercise of the remedies set forth in Article XX of the Lease.

        "Lessor Rate" means, with respect to any Leased Asset, the rate designated as such in the Lease Supplement for such Leased Asset.

        "LIBOR" shall have the meaning given to such term in the definition of "Reserve Adjusted LIBOR" in this Appendix I.

        "LIBOR Loan" shall mean a Loan which bears interest at a rate based upon Reserve Adjusted LIBOR.

        "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or leased asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or

Ex D-17

continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

        "Loan" shall mean each loan made by any Lender to the Lessor pursuant to the Loan Agreement.

        "Loan Agreement" means the Loan Agreement, dated as of February 15, 2002, among Lessor, the lenders from time to time parties thereto, the Agent and the Collateral Agent.

        "Loan Event of Default" shall mean each of the events set forth in Section 9.01 of the Loan Agreement.

        "Loan Participants" shall have the meaning set forth in Section 11.01(c) of the Loan Agreement.

        "Majority Lenders" shall mean Lenders having Lender Commitments comprising more than 66 2/3% of the Total Lender Commitment or, if the Lender Commitments have been terminated or cancelled in full, Lenders owed more than 66 2/3% of the outstanding Loans.

        "Marketing Period" means the period commencing on the date six (6) months prior to the Expiration Date and ending on the Expiration Date.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Lessee and its Subsidiaries, taken as a whole; (b) the ability of the Lessee to pay or perform its Obligations in accordance with the terms of the Lease and the other Operative Documents; (c) the rights and remedies of the Lessor, the Agent, the Collateral Agent or any Lender under the Lease or the other Operative Documents; or (d) the value of the Collateral, the Agent's, the Collateral Agent's or any Lender's security interest in the Collateral or the perfection or priority of such security interests.

        "Modifications" is defined in Section 14.1 of the Lease.

        "Monthly Amortization" shall mean, with respect to any Payment Date during the Base Term of any Leased Asset, the amount of amortization specified for such Payment Date in the Lease Supplement for such Leased Asset.

        "Monthly Date" means the 15th day of each calendar month (unless such date is not a Business Day, in which case the Monthly Date shall mean the next succeeding Business Day).

        "Mortgage" shall mean, with respect to any Property or Ground Lease, a mortgage, a deed of trust or other security document appropriate for recording in the jurisdiction in which such Property or Ground Lease is located and reasonably satisfactory to the Agent, sufficient to create a Lien on such Property or Ground Lease.

        "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by the Lessee, any Subsidiary or any ERISA Affiliate.

Ex D-18

        "Note" shall means a promissory note substantially in the form of Exhibit A to the Loan Agreement.

        "Note Register" shall have the meaning given to such term in Section 2.09 of the Loan Agreement.

        "Notice of Borrowing" shall mean an irrevocable notice, substantially in the form of Exhibit B-1 to the Loan Agreement, given to the Agent by the Lessor pursuant to Section 2.03 of the Loan Agreement.

        "Notice of Conversion" shall mean an irrevocable notice substantially in the form of Exhibit B-2 to the Loan Agreement, given to the Agent by the Lessor pursuant to Section 2.03 of the Loan Agreement.

        "Obligations" shall mean any and all of the debts, obligations and liabilities of the Lessee provided for or arising under the Operative Documents to which the Lessee is a party (including, without limitation, the obligation to repay Advances and to pay interest thereon), whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not from time to time decreased or extinguished and later increased, created or incurred.

        "Operative Documents" means the following:

    (a)
    the Lease;

    (b)
    the Construction Agency Agreement;

    (c)
    each Lease Supplement;

    (d)
    each Construction Agency Agreement Supplement;

    (e)
    each Deed, if any;

    (f)
    each Ground Lease, if any;

    (g)
    each Mortgage given by the Lessee to the Lessor, and each Mortgage given by the Lessor to the Collateral Agent;

    (h)
    the Loan Agreement;

    (i)
    each Construction Documents Assignment;

    (j)
    each Note;

    (k)
    the Security Agreement;

    (l)
    the Lessor Fee Letter; and

    (m)
    each Funding Request.

        "Other Taxes" shall mean any stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Lessor under the Loan Agreement or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to any Operative Documents.

        "Outstanding" shall mean all Loans made by the Lenders pursuant to the Loan Agreement and not repaid by the Lessor, except Loans to be repaid or prepaid from new Loans being made on the date such Loans are repaid or prepaid.

        "Outside Completion Date" means, with respect to each Construction Property, the date designated as such in the Lease Supplement for such Property.

Ex D-19

        "Overdue Rate" means in respect of any amount due for any Leased Asset, (a) during the Base Term for such Leased Asset, the Lease Rate plus 2.00% per annum and (b) after the Expiration Date for such Leased Asset, the Reserve Adjusted LIBOR plus the Lessor Applicable Margin plus 2.00% per annum.

        "Participant" means each Lender and the Lessor.

        "Payment Date" means each Scheduled Payment Date and each Additional Payment Date.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permitted Assets" shall mean the collective reference to the leased assets described on Schedule II to the Loan Agreement that the Lessor is permitted to acquire pursuant to the terms of the Loan Agreement.

        "Permitted Investments" shall have the meaning set forth in Section 8.01 of the Loan Agreement.

        "Permitted Lease Balance" means, in respect of any Construction Property, the Lease Balance for such Construction Property less all Force Majeure Costs for such Construction Property.

        "Permitted Liens" means, with respect to any Leased Asset:

          (iv)  the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

          (v)  the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

          (vi)  Liens for Taxes that either are not yet payable or overdue or are being contested in accordance with the provisions of Section 16.1 of the Lease.

        (vii)  Liens arising by operation of law, Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the Construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not past due or are being contested in accordance with the provisions of Section 16.1 of the Lease;

        (viii)  Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has (or have) effectively stayed any execution or enforcement of such Liens;

          (ix)  Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 16.1 of the Lease;

          (x)  easements, rights of way and other encumbrances on title to real property pursuant to Section 15.2 of the Lease;

          (xi)  Lessor Liens;

        (xii)  Liens created by the Lessee with the consent of the Lessor; and

Ex D-20

        (xiii)  Liens described on each title insurance policy delivered pursuant to the Lease.

        "Person" shall mean any individual, corporation, natural person, joint venture, partnership, limited liability company, trust, limited liability company, unincorporated association or organization or any Governmental Authority.

        "Plans and Specifications" means, with respect to any Construction Property, the plans and specifications for the Construction of the Improvements to such Property, as more particularly described in Schedule 2 to the Construction Agency Agreement Supplement for such Property, as such plans and specifications may be amended from time to time in accordance with the Construction Agency Agreement.

        "Potential Loan Default" shall mean an event which, with notice or lapse of time or both, would constitute a Loan Event of Default.

        "Potential Payment Default" shall mean a Potential Loan Default arising from a failure of the Lessor or the Lessee to pay any amount owing by it under the Operative Documents to which it is a party, which Potential Loan Default has not yet become a Loan Event of Default due to the effect of a grace period applicable thereto.

        "Prime Construction Contract" means, with respect to each Construction Property, each construction, design-build or other contract between the Construction Agent and the Prime Contractor for such Construction Property, as it may be amended from time to time in accordance with the Construction Agency Agreement, providing for the construction and installation of all Improvements shown on the Plans and Specifications for such Construction Property on or before the Outside Completion Date for such Construction Property for a fixed or guaranteed maximum price not to exceed the Estimated Improvement Costs for such Construction Property.

        "Prime Contractor" means, with respect to each Construction Property, the construction contractor, design-builder designated as such in each Prime Construction Contract for such Construction Property or such other Person who shall, with the prior consent of the Lessor, have been designated by the Lessee to act as the general contractor for purposes of the Construction of the Improvements to such Construction Property.

        "Property" means any (i) Land and/or (ii) Improvements at any time located on or under land as the Lessor and Lessee may elect to make subject to the Lease, as evidenced by the execution and delivery of a Lease Supplement relating thereto.

        "Property Acquisition Costs" means, with respect to any Property other than a Construction Property, the amount of the Advance with respect to such Property for the purpose of acquiring title to such Property or refinancing such Property, in the case of the assets listed on Annex 1, to the Lease, and paying Transaction Expenses relating to such acquisition or refinancing.

        "Property Improvement Costs" means, with respect to any Construction Property, the aggregate amount of (i) Advances funded to the Construction Agent for such Construction Property for the purpose of designing and constructing Improvements on such Construction Property (including all site development and preparation costs) and paying the Transaction Expenses relating to such funding and construction and (ii) Advances made for Capitalized Interest, Capitalized Fees and accrued and unpaid real estate taxes relating to such Construction Property during the Construction Period for such Construction Property.

        "Pro Rata Basis" means, with respect to any Participant, the ratio, expressed as a percentage, of (i) such Participant's outstanding Loans, in the case of a Lender, or outstanding Lessor Contribution, in the case of the Lessor, to (ii) the sum of all outstanding Advances.

        "Purchase Notice" is defined in Section 22.1 of the Lease.

Ex D-21

        "Purchase Option" is defined in Section 22.1 of the Lease.

        "Purchase Option Price" is defined in Section 22.1 of the Lease.

        "Quick Assets" means as of any date of determination, in respect of the Lessee and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum (without duplication of any item) of:

(xiv)	unencumbered cash on hand or on deposit in banks;
(xv)
unencumbered securities maturing within one year of such date and issued by the United States or any agency thereof and fully guaranteed by the United States, or unencumbered corporate notes and bonds issued by any Person rated A or the equivalent thereof by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, or A2 or the equivalent thereof by Moody's Investor Service, Inc., or unencumbered commercial paper issued by any Person rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, or P-2 or the equivalent thereof by Moody's Investor Service, Inc.;
(xvi)
unencumbered certificates of deposit or banker's acceptances maturing within one year of such date and issued by commercial banks operating in the United States having (or the holding company of which has) capital and surplus in excess of $500,000,000;
(xvii)	unencumbered accounts receivable (determined net of reserves for uncollectible amounts in accordance with GAAP);
(xviii)
securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth, territory, political subdivision or taxing authority, rated at least A or the equivalent thereof by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, or A by Moody's Investor Service, Inc.; and
(xix)	shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of one or more of clauses (i) through (v) of this definition.

Assets described in clauses (ii), (iii) or (v) that have a maturity in excess of one year from the date of a determination of Quick Assets will be included in Quick Assets only to the extent that they are both (1) readily marketable and (2) reported, for purposes of this definition, in an amount not in excess of their fair market value, regardless of whether GAAP would permit reporting at a higher historical costs. (In contrast, any assets described in the preceding clauses (ii), (iii) or (v) with a maturity of less than one year from the date of a determination of Quick Assets will be included in Quick Assets, for purposes of this definition, as reported by Lessee on its books and records in accordance with GAAP, regardless of whether GAAP requires reporting at cost or market value).

        "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, currency exchange rates or commodity prices.

        "Reference Lender" means Sumitomo Mitsui Banking Corporation.

        "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

        "Release Date" is defined in Section 2.3 of the Security Agreement.

Ex D-22

        "Relevant Percentage" means, with respect to any Advance, the percentage of such Advance to be funded by the borrowing of Loans under the Loan Agreement, as designated in the Lease Supplement for the Leased Asset to which such Advance relates.

        "Renewal Option" is defined in Section 23.1 of the Lease.

        "Renewal Term" has the meaning set forth in Section 23.1 of the Lease.

        "Rent" means, collectively, Capitalized Interest, Capitalized Fees, the Base Rent and the Supplemental Rent, in each case payable under the Lease.

        "Requesting Party" is defined in Section 27.1 of the Lease.

        "Required Payment" shall have the meaning set forth in Section 4.07 of the Loan Agreement.

        "Required Modification" is defined in Section 14.1 of the Lease.

        "Requirement of Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions applicable to any Leased Asset or the demolition, construction, use, occupancy, operation or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to such Leased Asset or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 15.2 of the Lease.

        "Reserve Adjusted LIBOR" shall mean, for any Interest Period, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

                  LIBOR
1.00—Eurodollar Reserve Percentage

Where,

    "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and

    "LIBOR" means (i) with respect to the first Interest Period applicable to the Advances and the Loans, the rate equal to LIBOR (Reference Lender) for such Interest Period and (ii) with respect to each other Interest Period, the average of the rates at which Dollar deposits are offered to the major commercial banks listed on the Reuters Screen LIBO Page (or any successor page) (rounded upward, if necessary, to the nearest multiple of one-sixteenth of one percent), in each case at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein or, if such rates are not available, the rate for deposits in Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two (2) Business Days preceding the first day of such Interest Period; and

Ex D-23

    "LIBOR (Reference Lender)" means, with respect to any Interest Period, the rate determined by the Agent on the basis of the rates at which deposits in Dollars are offered by the Reference Lender at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period and in the approximate amount of the amount of the LIBOR Loan to be made, continued as, or converted to, a LIBOR Loan by such Reference Lender. The Agent will request the principal London office of the Reference Lender to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of that Interest Period will be the arithmetic mean of the quotations.

        "Responsible Employee" means, with respect to any Person, the Chairman, the President, the Chief Financial Officer, any Vice President, the Controller or the Treasurer of such Person.

        "Responsible Employee's Certificate" means, with respect to any Person, a certificate signed by any Responsible Employee of such Person, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

        "Scheduled Payment Date" means with respect to each Interest Period, the Monthly Date occurring at the end of such Interest Period and, if such Interest Period has a duration of six or nine months, the Monthly Date occurring on three month intervals after the commencement of such Interest Period.

        "Secured Obligations" is defined in Section 2.2 of the Security Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

        "Security" means any mortgage, lien, pledge, charge, security interest or other encumbrance.

        "Security Agreement" means the Intercreditor and Security Agreement, dated as of February 15, 2002, among the Lessee, the Lessor, the Agent and the Collateral Agent.

        "Security Documents" means the collective reference to the Security Agreement, each Mortgage and all other security documents now or hereafter delivered to the Lessor and to the Collateral Agent granting a Lien on any leased asset or leased assets of any Person to secure the obligations and liabilities of the Lessee under the Lease and the other Operative Documents and/or of the Lessor under the Loan Agreement and the other Operative Documents.

        "Significant Condemnation" means (a) a Condemnation that involves a taking of all or substantially all of Lessor's interest in any Leased Asset or (b) a Condemnation that in the reasonable judgment of the Lessor either (i) renders any Leased Asset unsuitable for use as property of the type contemplated by the Lease or (ii) is such that (A) in the case of any Leased Asset for which the Lease Term has commenced, restoration of such Leased Asset (other than Land) to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible to effect on or before the Expiration Date for such Leased Asset or (B) in the case of any Construction Property during the Construction Period applicable thereto, completion of Construction of such Construction Property for an amount not exceeding the relevant Lessor Commitment would be impracticable or impossible to effect on or before the relevant Outside Completion Date..

        "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the total amount of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such

Ex D-24

debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person's property would constitute unreasonably small capital.

        "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Lessee.

        "Substantial Completion" means, with respect to any Property, such time as the conditions set forth in Article V of the Lease are satisfied for such Property.

        "Supplemental Rent" means all amounts required to be paid by Lessee under the Operative Documents (other than Base Rent) and amounts necessary to reimburse Lessor for its obligations, costs and expenses (not previously included in Base Rent) expressly provided for in the Operative Documents and incurred in acquiring, financing and leasing Leased Assets (including all Financing Costs).

        "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "Taxes" means all U.S. federal, state, local or foreign taxes or other like levies, fees, imposts, duties, charges, assessments or withholdings of any nature whatsoever including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Leased Asset, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed prior to the relevant Expiration Date, and in each case all interest, additions to tax and penalties thereon.

        "Termination Notice" is defined in Section 19.1 of the Lease.

        "Termination Option" is defined in Section 24.1 of the Lease.

        "Threshold Amount" means, with respect to each Leased Asset, the amount set forth in the Lease Supplement for such Leased Asset.

        "Title Company" means, with respect to each Property, the Person designated in the Lease Supplement therefor.

        "Total Lender Commitment" shall mean, at any time, an amount equal to the aggregate amount of the Lender Commitments of all the Lenders at such time.

        "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including:

  (a)
  the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor and the Lessee in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents subject to the limit agreed to by Lessee and Lessor;

Ex D-25

  (b)
  the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel, and all disbursements of internal counsel of the Lessor, the Collateral Agent and each Lender in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

  (c)
  any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

  (d)
  any survey fees, title fees, premiums, brokerage commissions and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

  (e)
  all expenses relating to all Environmental Audits;

  (f)
  all expenses relating to all Appraisals; and

  (g)
  the financial advisory fee to be paid to Lund Financial Corp.

        "UCC Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

        "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

Ex D-26

LEASE SUPPLEMENT NO. 1

        This Lease Supplement No. 1 dated February 15, 2002 (this "Lease Supplement") is delivered pursuant to the Master Lease and Security Agreement dated as of February 15, 2002 (the "Lease"), between Coherent, Inc., as the Lessee, and SMBC Leasing and Finance, Inc., as the Lessor. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 to the Lease.

        2.    1.    The Property to which this Lease Supplement relates is described on Attachment 1 hereto.

        3.    2.    The Acquisition Date is February 15, 2002.

        4.    3.    The Base Date for this Property shall occur on the Acquisition Date.

        5.    4.    The Expiration Date for this Property is the fifth (5th) anniversary of the Base Date.

        6.    5.    The Base Term for this Property shall commence on the Base Date and end on the Expiration Date, unless the Base Term is earlier terminated as provided in the Lease. The Lessor shall have no option to extend the Lease Term for this Property pursuant to Section 23.1 except pursuant to mutually acceptable terms and conditions to be established and consented and agreed to by Lessee, Lessor and each Lender, each in their sole and absolute discretion.

        7.    6.    The Guaranteed Residual Value for this Property will be determined by the Lessor as of the Base Date and will be equal to that amount which will cause the present value (discounted using the Lease Rate for such Property) of the minimum Rent payments with respect to this Property, determined according to FASB No. 13, to be approximately equal to, but not to exceed, 89.9% of the lesser of the fair value of this Property on the Base Date and the Lease Balance of this Property on the Base Date. For this Property, the Guaranteed Residual Value is equal to $14,630,000.00.

        8.    7.    The Relevant Percentage for Advances made to fund this Property is 89.21%.

        9.    8.    The Title Company for this Property is First American Title Guaranty Company.

        10.  9.    The Debt Rate shall mean the weighted average of the rate applicable to all Base Rate Tranches and the rate applicable to all Eurodollar Tranches outstanding under the Loan Agreement.

        11.  10.    The Lessor Rate shall mean a rate equal to Reserve Adjusted LIBOR plus the Lessor Applicable Margin for the Lessor Contribution.

        12.  11.    The Lease Rate is the weighted average of the Lessor Rate and the Debt Rate.

        13.  12.    The Monthly Amortization for this Property is set forth on Attachment 2 hereto; provided, however, that if the circumstances described in Section 17.2(b) exist in respect of the Property described in this Lease Supplement, then (a) the Monthly Amortization set forth in Attachment 2 hereto shall be automatically amended to require the payment of Monthly Amortization (as a component of Base Rent) on each Scheduled Payment Date in the twelve consecutive calendar months next occurring after the effective date of the reduced amount of property damage and hazard insurance coverage but in no event prior to the Base Date for such Property in twelve equal installments, each in an amount equal to the quotient yielded by dividing (i) the difference between the then Lease Balance for such Property and the amount of the replacement coverage obtained by the Lessee for such Property, by (ii) 12, and (b) the Guaranteed Residual Value shall be reduced by the amount of such Monthly Amortization.

        14.  13.    Base Rent for this Property shall be calculated in accordance with Attachment 3 hereto.

        15.  14.    The Lessor Commitment Fee is set forth on Attachment 4 hereto.

        16.  15.    The Lender Commitment Fee is set forth on Attachment 4 hereto.

        17.  16.    The Threshold Amount for this Property is $1,000,000.

Ex D-27

        18.  17.    Lessee may not exercise its option to purchase or remarket the Property described on Attachment 1 hereto pursuant to Sections 22.1 or 24.1 of the Lease unless Lessee also exercises the identical right pursuant to Sections 22.1 or 24.1, as the case may be, of the Lease with respect to the Property described on Attachment 1 of that certain Lease Supplement No. 2 executed by Lessee and Lessor with respect to the Lease.

        The undersigned Lessee hereby agrees to perform all the obligations of Lessee under, and to be bound in all respects by the terms of, the Lease and the other Operative Documents.

        The undersigned hereby certifies that the representations and warranties of the Lessee contained in the Lease are true and correct on and as of the date hereof, and will be true and correct on and as of the effective date of this Lease Supplement, with the same effect as if made on and as of such effective date. The undersigned acknowledges and consents to the assignment of the Lease (including this Lease Supplement) by the Lessor to the Collateral Agent pursuant to the terms of the Security Agreement.

        The undersigned confirms that it has received a copy of the Lease and the other Operative Documents together with such other documents and agreements as it has required in connection therewith.

[NO FURTHER TEXT ON THIS PAGE]

Ex D-28

Dated as of this 15th day of February 2002.

Lessor Commitment: $16,400,000.00	LESSOR
SMBC LEASING AND FINANCE, INC.
By:

Name:
Title:
LESSEE
COHERENT, INC.
By:

Name:
Title:

Ex D-29

Attachment 1 to Asset
Supplement No. 1

Legal Description of Property

        Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

        All of Parcel T, as shown on that certain Map entitled, "Parcel Map Lands Formerly of Bracher Fruit Co.", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on January 2, 1973 in Book 314 of Maps, page 29.

        Excepting therefrom that portion of said land conveyed to the City of Santa Clara, a chartered municipal corporation in the Deed recorded November 4, 1997 as Instrument No. 13922600, Official Records being more particularly described as follows:

        Beginning at the Northeast corner of Parcel T as shown on that certain Parcel Map recorded in Book 314 of Maps, at page 29, Santa Clara County Records;

        Thence from said Point of Beginning, Westerly along the Northerly line of Parcel T, South 89° 15' 13" West, 8.54 feet;

        Thence, from a tangent bearing South 60° 25' 20" East, along the arc of a curve concave to the Southwest, having a radius of 20 feet, through a central angle of 53° 17' 23", and an arc length of 18.60 feet;

        Thence, from a tangent bearing North 7° 07' 57" West, along the arc of a curve concave to the East, having a radius of 70 feet, through a central angle of 7° 24' 00", and an arc length of 9.04 feet to a point of reverse curvature;

        Thence, from said point of reverse curvature, along a curve concave to the West, having a radius of 20 feet, through a central angle of 17° 27' 18", and an arc length of 6.09 feet to the Point of Beginning.

APN: 216-28-128
ARB: 216-28-49

Ex D-30

Attachment 2 to Asset
Supplement No. 1

Monthly Amortization

None.

Ex D-31

Attachment 3 to Asset
Supplement No. 1

Calculation of Base Rent

        Base Rent payable on each Payment Date with respect to the Interest Period then ending shall be payable monthly in arrears and equal to the sum of the following for the Leased Asset subject to this Lease Supplement:

        (A)  with respect to the Debt Contribution,

    (I)
    if any Base Rate Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Base Rate Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Base Rate Tranche was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lender Applicable Margin and (z) 1/365, plus

    (II)
    if any Eurodollar Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Eurodollar Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Eurodollar Tranche was outstanding, (y) the sum of (i) the Reserve Adjusted LIBOR applicable to such Eurodollar Tranche and (ii) the Lender Applicable Margin and (z) 1/360; plus

        (B)  with respect to the Lessor Contribution,

    (I)
    if any portion of the Lessor Contribution bears interest based upon the Base Rate during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lessor Applicable Margin and (z) 1/365, plus

    (II)
    if any portion of the Lessor Contribution bears interest based upon Reserve Adjusted LIBOR during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) Reserve Adjusted LIBOR applicable to such portion of the Lessor Contribution plus (ii) the Lessor Applicable Margin and (z) 1/360; plus

        (C)  the Monthly Amortization, if any, for such Leased Asset for such Scheduled Payment Date.

        All calculations of Base Rent shall be performed by the Lessor and shall be submitted to the Lessee no later than 11:00 a.m., New York City time, on the fifth Business Day prior to the relevant Scheduled Payment Date, together with reasonable detail supporting the calculations made. Such calculations shall be deemed final unless the Lessee can demonstrate to the Lessor that inaccuracies exist in the calculations made. If such inaccuracies have been established by the Lessee and confirmed by the Lessor, the Lessee shall nevertheless make the Base Rent payment in accordance with the Lessor's calculations but the subsequent Base Rent payment shall be adjusted.

Determination of Upfront Fee

        The Lessee shall pay to the Lessor an upfront fee (the "Upfront Fee") in respect of the Leased Asset subject to this Lease Supplement on the Acquisition Date for such Leased Asset in an amount equal to $36,575.00.

Ex D-32

Attachment 4 to Asset
Supplement No. 1

None.

Ex D-33

LEASE SUPPLEMENT NO. 2

        This Lease Supplement No. 2 dated February 15, 2002 (this "Lease Supplement") is delivered pursuant to the Master Lease and Security Agreement dated as of February 15, 2002 (the "Lease"), between Coherent, Inc., as the Lessee, and SMBC Leasing and Finance, Inc., as the Lessor. Capitalized terms not otherwise defined herein are used herein as defined in Appendix 1 to the Lease.

        19.  1.    The Property to which this Lease Supplement relates is described on Attachment 1 hereto.

        20.  2.    The Acquisition Date is February 15, 2002.

        21.  3.    The Base Date for this Property shall occur on the Acquisition Date.

        22.  4.    The Expiration Date for this Property is the fifth (5th) anniversary of the Base Date.

        23.  5.    The Base Term for this Property shall commence on the Base Date and end on the Expiration Date, unless the Base Term is earlier terminated as provided in the Lease. The Lessor shall have no option to extend the Lease Term for this Property pursuant to Section 23.1 except pursuant to mutually acceptable terms and conditions to be established and consented and agreed to by Lessee, Lessor and each Lender, each in their sole and absolute discretion.

        24.  6.    The Guaranteed Residual Value for this Property will be determined by the Lessor as of the Base Date and will be equal to that amount which will cause the present value (discounted using the Lease Rate for such Property) of the minimum Rent payments with respect to this Property, determined according to FASB No. 13, to be approximately equal to, but not to exceed, 89.9% of the lesser of the fair value of this Property on the Base Date and the Lease Balance of this Property on the Base Date. For this Property, the Guaranteed Residual Value is equal to $6,625,000.00.

        25.  7.    The Relevant Percentage for Advances made to fund this Property is 80.79%.

        26.  8.    The Title Company for this Property is First American Title Guaranty Company.

        27.  9.    The Debt Rate shall mean the weighted average of the rate applicable to all Base Rate Tranches and the rate applicable to all Eurodollar Tranches outstanding under the Loan Agreement.

        28.  10.    The Lessor Rate shall mean a rate equal to Reserve Adjusted LIBOR plus the Lessor Applicable Margin for the Lessor Contribution.

        29.  11.    The Lease Rate is the weighted average of the Lessor Rate and the Debt Rate.

        30.  12.    The Monthly Amortization for this Property is set forth on Attachment 2 hereto; provided, however, that if the circumstances described in Section 17.2(b) exist in respect of the Property described in this Lease Supplement, then (a) the Monthly Amortization set forth in Attachment 2 hereto shall be automatically amended to require the payment of Monthly Amortization (as a component of Base Rent) on each Scheduled Payment Date in the twelve consecutive calendar months next occurring after the effective date of the reduced amount of property damage and hazard insurance coverage but in no event prior to the Base Date for such Property in twelve equal installments, each in an amount equal to the quotient yielded by dividing (i) the difference between the then Lease Balance for such Property and the amount of the replacement coverage obtained by the Lessee for such Property, by (ii) 12, and (b) the Guaranteed Residual Value shall be reduced by the amount of such Monthly Amortization.

        31.  13.    Base Rent for this Property shall be calculated in accordance with Attachment 3 hereto.

        32.  14.    The Lessor Commitment Fee is set forth on Attachment 4 hereto.

        33.  15.    The Lender Commitment Fee is set forth on Attachment 4 hereto.

        34.  16.    The Threshold Amount for this Property is $1,000,000.

Ex D-34

              i)  17.    Lessee may not exercise its option to purchase or remarket the Property described on Attachment 1 hereto pursuant to Sections 22.1 or 24.1 of the Lease unless Lessee also exercises the identical right pursuant to Sections 22.1 or 24.1, as the case may be, of the Lease with respect to the Property described on Attachment 1 of that certain Lease Supplement No. 1 executed by Lessee and Lessor with respect to the Lease.

        The undersigned Lessee hereby agrees to perform all the obligations of Lessee under, and to be bound in all respects by the terms of, the Lease and the other Operative Documents.

        The undersigned hereby certifies that the representations and warranties of the Lessee contained in the Lease are true and correct on and as of the date hereof, and will be true and correct on and as of the effective date of this Lease Supplement, with the same effect as if made on and as of such effective date. The undersigned acknowledges and consents to the assignment of the Lease (including this Lease Supplement) by the Lessor to the Collateral Agent pursuant to the terms of the Security Agreement.

        The undersigned confirms that it has received a copy of the Lease and the other Operative Documents together with such other documents and agreements as it has required in connection therewith.

[NO FURTHER TEXT ON THIS PAGE]

Ex D-35

        Dated as of this 15th day of February, 2002.

Lessor Commitment: $8,200,000.00	LESSOR
SMBC LEASING AND FINANCE, INC.
By:

Name:
Title:
LESSEE
COHERENT, INC.
By:

Name:
Title:

Ex D-36

Attachment 1 to Asset
Supplement No. 2

Description of Property

        The Improvements located on the real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

        All of Parcel T, as shown on that certain Map entitled, "Parcel Map Lands Formerly of Bracher Fruit Co.", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on January 2, 1973 in Book 314 of Maps, page 29.

        Excepting therefrom that portion of said land conveyed to the City of Santa Clara, a chartered municipal corporation in the Deed recorded November 4, 1997 as Instrument No. 13922600, Official Records being more particularly described as follows:

        Beginning at the Northeast corner of Parcel T as shown on that certain Parcel Map recorded in Book 314 of Maps, at page 29, Santa Clara County Records;

        Thence from said Point of Beginning, Westerly along the Northerly line of Parcel T, South 89° 15' 13" West, 8.54 feet;

        Thence, from a tangent bearing South 60° 25' 20" East, along the arc of a curve concave to the Southwest, having a radius of 20 feet, through a central angle of 53° 17' 23", and an arc length of 18.60 feet;

        Thence, from a tangent bearing North 7° 07' 57" West, along the arc of a curve concave to the East, having a radius of 70 feet, through a central angle of 7° 24' 00", and an arc length of 9.04 feet to a point of reverse curvature;

        Thence, from said point of reverse curvature, along a curve concave to the West, having a radius of 20 feet, through a central angle of 17° 27' 18", and an arc length of 6.09 feet to the Point of Beginning.

APN: 216-28-128
ARB: 216-28-49

Ex D-37

Attachment 2 to Asset
Supplement No. 2

Monthly Amortization

None.

Ex D-38

Attachment 3 to Asset
Supplement No. 2

Calculation of Base Rent

        Base Rent payable on each Payment Date with respect to the Interest Period then ending shall be payable monthly in arrears and equal to the sum of the following for the Leased Asset subject to this Lease Supplement:

        (A)  with respect to the Debt Contribution,

    (I)
    if any Base Rate Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Base Rate Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Base Rate Tranche was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lender Applicable Margin and (z) 1/365, plus

    (II)
    if any Eurodollar Tranche is outstanding during such Interest Period pursuant to the Loan Agreement, the product of (w) the principal amount outstanding of such portion of such Eurodollar Tranche during such Interest Period, (x) the number of days in such Interest Period during which such portion of such Eurodollar Tranche was outstanding, (y) the sum of (i) the Reserve Adjusted LIBOR applicable to such Eurodollar Tranche and (ii) the Lender Applicable Margin and (z) 1/360; plus

        (B)  with respect to the Lessor Contribution,

    (I)
    if any portion of the Lessor Contribution bears interest based upon the Base Rate during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) the Base Rate and (ii) the Lessor Applicable Margin and (z) 1/365, plus

    (II)
    if any portion of the Lessor Contribution bears interest based upon Reserve Adjusted LIBOR during such Interest Period, the product of (w) the principal amount outstanding of such portion of the Lessor Contribution during such Interest Period, (x) the number of days in such Interest Period during which such portion of the Lessor Contribution was outstanding, (y) the sum of (i) Reserve Adjusted LIBOR applicable to such portion of the Lessor Contribution plus (ii) the Lessor Applicable Margin and (z) 1/360; plus

        (C)  the Monthly Amortization, if any, for such Leased Asset for such Scheduled Payment Date.

        All calculations of Base Rent shall be performed by the Lessor and shall be submitted to the Lessee no later than 11:00 a.m., New York City time, on the fifth Business Day prior to the relevant Scheduled Payment Date, together with reasonable detail supporting the calculations made. Such calculations shall be deemed final unless the Lessee can demonstrate to the Lessor that inaccuracies exist in the calculations made. If such inaccuracies have been established by the Lessee and confirmed by the Lessor, the Lessee shall nevertheless make the Base Rent payment in accordance with the Lessor's calculations but the subsequent Base Rent payment shall be adjusted.

Determination of Upfront Fee

        The Lessee shall pay to the Lessor an upfront fee (the "Upfront Fee") in respect of the Leased Asset subject to this Lease Supplement on the Acquisition Date for such Leased Asset in an amount equal to $16,562.50.

Ex D-39

Attachment 4 to Asset
Supplement No. 2

None.

Ex D-40

QuickLinks

  EXHIBIT 10.12
MASTER LEASE AND SECURITY AGREEMENT Dated as of February 15, 2002 between SMBC LEASING AND FINANCE, INC. as Lessor and COHERENT, INC. as Lessee
TABLE OF CONTENTS
MASTER LEASE AND SECURITY AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II PURCHASE AND LEASE
ARTICLE III FUNDING OF ADVANCES
ARTICLE IV CONDITIONS PRECEDENT TO CLOSING DATE, ACQUISITION DATES AND ADVANCES
ARTICLE V CONDITIONS TO SUBSTANTIAL COMPLETION
ARTICLE VI REPRESENTATIONS AND WARRANTIES
ARTICLE VII PAYMENT OF RENT; FEES
ARTICLE VIII QUIET ENJOYMENT; RIGHT TO INSPECT
ARTICLE IX NET LEASE
ARTICLE X SUBLEASES
ARTICLE XI LESSEE ACKNOWLEDGMENTS
ARTICLE XII POSSESSION AND USE
ARTICLE XIII MAINTENANCE AND REPAIR; RETURN
ARTICLE XIV MODIFICATIONS
ARTICLE XV WARRANT OF TITLE; EASEMENTS
ARTICLE XVI PERMITTED CONTESTS
ARTICLE XVII INSURANCE
ARTICLE XVIII CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS
ARTICLE XIX TERMINATION OF LEASE
ARTICLE XX EVENTS OF DEFAULT; REMEDIES
ARTICLE XXI ASSIGNMENT
ARTICLE XXII PURCHASE PROVISIONS
ARTICLE XXIII RENEWAL TERMS
ARTICLE XXIV TERMINATION OPTION
ARTICLE XXV PROCEDURES RELATING TO PURCHASE OPTION OR TERMINATION OPTION
ARTICLE XXVI INDEMNIFICATION
ARTICLE XXVII ESTOPPEL CERTIFICATES
ARTICLE XXVIII ACCEPTANCE OF SURRENDER
ARTICLE XXIX NO MERGER OF TITLE
ARTICLE XXX INTENT OF THE PARTIES
ARTICLE XXXI PAYMENT OF EXPENSES; YIELD PROTECTION
ARTICLE XXXII OTHER COVENANTS AND AGREEMENTS OF LESSEE
ARTICLE XXXIII MISCELLANEOUS
SCHEDULE I TO MASTER LEASE AND SECURITY AGREEMENT
Notice Information
SCHEDULE II TO MASTER LEASE AND SECURITY AGREEMENT
Existing Liens
ANNEX 1 TO MASTER LEASE AND SECURITY AGREEMENT
Description of Initial Leased Assets
EXHIBIT A TO MASTER LEASE AND SECURITY AGREEMENT
SCHEDULE A TO FUNDING REQUEST ALLOCATION OF ADVANCE
SCHEDULE B TO THE FUNDING REQUEST INFORMATION REQUIRED FOR FUNDING ACQUISITION OF LEASED ASSET
EXHIBIT B TO MASTER LEASE AND SECURITY AGREEMENT
RESPONSIBLE EMPLOYEE'S CERTIFICATE
EXHIBIT C-1 TO MASTER LEASE AND SECURITY AGREEMENT
LEASE SUPPLEMENT NO.
Attachment 1 to Asset Supplement No.
Attachment 2 to Asset Supplement No.
Attachment 3 to Asset Supplement No.
Attachment 4 to Asset Supplement No.
Calculation of Base Rent
Determination of Upfront Fee
EXHIBIT C-2 TO MASTER LEASE AND SECURITY AGREEMENT
Attachment 1 to Asset Supplement No.
Attachment 2 to Asset Supplement No.
Attachment 3 to Asset Supplement No.
Attachment 4 to Asset Supplement No.
Attachment 5 to Asset Supplement No.
Calculation of Base Rent
EXHIBIT D TO MASTER LEASE AND SECURITY AGREEMENT
COMPLIANCE CERTIFICATE
DEFINITIONS AND INTERPRETATION
LEASE SUPPLEMENT NO. 1
Attachment 1 to Asset Supplement No. 1
Legal Description of Property
Attachment 2 to Asset Supplement No. 1
Monthly Amortization
Attachment 3 to Asset Supplement No. 1
Calculation of Base Rent
Attachment 4 to Asset Supplement No. 1
LEASE SUPPLEMENT NO. 2
Attachment 1 to Asset Supplement No. 2
Description of Property
Attachment 2 to Asset Supplement No. 2
Monthly Amortization
Attachment 3 to Asset Supplement No. 2
Calculation of Base Rent
Attachment 4 to Asset Supplement No. 2